                                                                    EXHIBIT 4.12

                          REVOLVING CREDIT AGREEMENT

                                     AMONG

                          UNITED STATES LEATHER, INC.

                                      AND

                             A.R. CLARKE LIMITED,
                                 as Borrowers,

                                      AND

                      THE FIRST NATIONAL BANK OF BOSTON,

                                      AND

                         OTHER BANKS WHICH MAY BECOME
                          PARTIES TO THIS AGREEMENT,
                                   as Banks,

                                      AND

                      THE FIRST NATIONAL BANK OF BOSTON,
                                   as Agent


                         Dated as of October 31, 1996

                               TABLE OF CONTENTS

Section                            Title                           Page
-------                            -----                           ----

                            SECTION I - DEFINITIONS

1.1       Definitions.............................................. 1
1.2       Accounting Terms.........................................24
1.3       References to Dollar Amounts:  United
            States or Canadian Dollars.............................24

                    SECTION II - DESCRIPTION OF U.S. CREDIT

2.1       The U.S. Loans...........................................24
2.2       The U.S. Revolving Credit Notes..........................25
2.3       Overadvances.............................................25
2.4       U.S. Commitment Fee......................................26
2.5       Facility Fee.............................................27
2.6       Agent's Administrative Fee...............................27
2.7       Reduction of Aggregate U.S. Credit Commitments...........27
2.8       U.S. Cash Management.....................................28

                 SECTION IIA - DESCRIPTION OF CANADIAN CREDIT

2.A.1     The Canadian Loans.......................................29
2.A.2     The Canadian Revolving Credit Notes......................29
2.A.3     Canadian Commitment Fee..................................30
2.A.4     Reduction of Aggregate Canadian Credit Commitment........30
2.A.5     Canadian Cash Management.................................30

          SECTION IIB - PROVISIONS APPLICABLE TO ALL REVOLVING LOANS

2.B.1     Notice of Borrowing or Conversion........................31
2.B.2     Interest.................................................32
2.B.3     Duration of Interest Periods.............................34
2.B.4     Conversion of Borrowings; Renewals.......................34
2.B.5     Letters of Credit........................................36
2.B.6     Letters of Credit Fees...................................37
2.B.7     Changed Circumstances....................................37
2.B.8     Payments Not at End of Interest Period...................39
2.B.9     Computation of Interest..................................39

2.B.10    Changes in Laws, Etc..................................... 40
2.B.11    Capital Requirements..................................... 40
2.B.12    Payments and Prepayments of the Revolving Loans.......... 41
2.B.13    Indemnities.............................................. 42
2.B.14    Telephonic Notices....................................... 42
2.B.15    Maximum Interest......................................... 42
2.B.16    Procedures for Payment................................... 43

                  SECTION III - CONDITIONS OF REVOLVING LOAN

3.1       Conditions Precedent to Initial Revolving Loan........... 44
3.2       Conditions Precedent to Initial Canadian Loan............ 48
3.3       Conditions Precedent to all Revolving Loans.............. 48

                  SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1      Organization and Qualification............................ 49
4.2      Corporate Authority....................................... 49
4.3      Valid Obligations......................................... 49
4.4      Consents or Approvals..................................... 50
4.5      Title to Properties; Absence of Encumbrances.............. 50
4.6      Location of Records and Collateral;
            Name Change............................................ 50
4.7      Financial Statements...................................... 51
4.8      Changes................................................... 52
4.9      Defaults.................................................. 52
4.10      Taxes.................................................... 52
4.11      Litigation............................................... 52
4.12      Subsidiaries............................................. 52
4.13      Investment Company Act................................... 52
4.14      Compliance with ERISA and Employee
            Benefit Legislation.................................... 52
4.15      Environmental Matters.................................... 53
4.16      Disclosure............................................... 55
4.17      Solvency................................................. 55
4.18      Compliance with Statutes, etc............................ 55
4.19      Capitalization........................................... 55
4.20      Labor Relations.......................................... 56
4.21      Certain Transactions..................................... 56
4.22      Restrictions on the Borrower............................. 56
4.23      Capital Leases........................................... 56
4.24      Franchises, Patents, Copyrights, Etc..................... 57
4.25      Collateral............................................... 57

                       SECTION V - AFFIRMATIVE COVENANTS

5.1   Financial Statements and other Reporting Requirements............  57
5.2   Conduct of Business..............................................  60
5.3   Maintenance and Insurance........................................  61
5.4   Taxes............................................................  61
5.5   Inspection by the Agent..........................................  62
5.6   Maintenance of Books and Records.................................  62
5.7   Environmental Indemnification....................................  62
5.8   Use of Proceeds..................................................  63
5.9   Pension Plans....................................................  64
5.10  Fiscal Year......................................................  64
5.11  Further Assurances...............................................  65
5.12  Location of Records and Collateral; Name Change..................  65


                        SECTION VI - NEGATIVE COVENANTS

6.1   Indebtedness.....................................................  65
6.2   Contingent Liabilities...........................................  66
6.3   Leases...........................................................  66
6.4   Sale and Leaseback...............................................  66
6.5   Encumbrances.....................................................  66
6.6   Merger; Consolidation; Sale or Lease of Assets;
      Acquisitions.....................................................  68
6.7   EBITDA to Cash Interest Expense Ratio............................  68
6.8   Leverage Covenant................................................  69
6.9   Minimum EBITDA...................................................  69
6.10  Restricted Payments..............................................  70
6.11  Investments......................................................  70
6.12  ERISA and Employment Benefit Legislation.........................  70
6.13  Transactions with Affiliates.....................................  70
6.14  Loans............................................................  70
6.15  Borrowing Base...................................................  71
6.16  Minimum Excess Availability......................................  71
6.17  Capital Expenditures.............................................  71
6.18  No Amendments to Certain Documents...............................  71
6.19  Labor Union Agreements...........................................  71


                            SECTION VII - DEFAULTS

7.1  Events of Default.................................................  72
7.2  Remedies..........................................................  74

               SECTION VIII - CONCERNING THE AGENT AND THE BANKS

8.1   Appointment and Authorization....................................  75
8.2   Agent and Affiliates.............................................  75
8.3   Future Advances..................................................  75
8.4   Delinquent Bank..................................................  77
8.5   Payments.........................................................  78
8.6   Interest, Fees and Other Payments................................  79
8.7   Action by Agent..................................................  79
8.8   Notification of Defaults and Events of Default...................  80
8.9   Consultation with Experts........................................  80
8.10  Liability of Agent...............................................  80
8.11  Indemnification..................................................  81
8.12  Independent Credit Decision......................................  81
8.13  Consents of all Banks............................................  81
8.14  Successor Agent..................................................  82
8.15  Relationship among Banks Regarding U.S.
      Loans and Canadian Loans.........................................  82


                          SECTION IX - MISCELLANEOUS

9.1   Notices..........................................................  84
9.2   Expenses.........................................................  85
9.3   Indemnification..................................................  86
9.4   Set-Off..........................................................  86
9.5   Term of Agreement................................................  87
9.6   No Waivers.......................................................  87
9.7   Governing Law....................................................  87
9.8   Amendments, Waivers, Etc.........................................  87
9.9   Binding Effect of Agreement......................................  88
9.10  Successors and Assigns...........................................  89
9.11  Syndication of the Revolving Loans...............................  91
9.12  Counterparts.....................................................  91
9.13  Partial Invalidity...............................................  91
9.14  Captions.........................................................  92
9.15  Waiver of Jury Trial.............................................  92
9.16  Entire Agreement.................................................  92

                                   EXHIBITS

EXHIBIT A-1 - Form of U.S. Revolving Credit Note

EXHIBIT A-2 - Form of Canadian Revolving Credit Note

EXHIBIT B-1- Form of Notice of Borrowing or Conversion (U.S.)

EXHIBIT B-2- Form of Notice of Borrowing or Conversion (Canada)

EXHIBIT C - Indebtedness; Encumbrances; Guarantees

EXHIBIT D - Disclosures

EXHIBIT E - Subsidiaries

EXHIBIT F - Locations of Real Property

EXHIBIT G - Form of Borrowing Base Report

EXHIBIT H - Form of Report of Chief Financial Officer

EXHIBIT I - Form of Single Purpose Entity Provisions

EXHIBIT J - Form of Solvency Certificate

EXHIBIT K - Form of Opinion of Counsel to the Borrower


                                   SCHEDULES

SCHEDULE 1 - Revolving Credit Commitments and Commitment Percentages

                          REVOLVING CREDIT AGREEMENT

                         Dated as of October 31, 1996


     THIS REVOLVING CREDIT AGREEMENT is made as of October 31, 1996, among UNITED STATES LEATHER, INC. ("USL"), a Wisconsin corporation, having its chief executive office at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203; A.R. CLARKE LIMITED ("Clarke"; collectively with USL, the "Borrowers"), an Ontario corporation, having its chief executive office at 633 Eastern Avenue, Toronto, Ontario, Canada M4M 1E5; THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston"), a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110; the other lending institutions which may become parties hereto pursuant to Section 9.10 (individually a "U.S. Bank", or the "Canadian Bank", and collectively, the "U.S. Banks" and the "Banks"); and Bank of Boston, as agent for itself and each other Bank (the "Agent").


                                   SECTION I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1. Definitions.

     All capitalized terms used in this Agreement, in the Revolving Credit Notes or in any other Security Document, or any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the respective meanings assigned to them below:

     Accounts and Accounts Receivable. Individually and collectively, all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guaranties and security therefor, and all goods giving rise thereto and the rights pertaining to such goods, including the right of stoppage in transit, and all related insurance.

     Adjusted Eurodollar Rate. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula:

                             AER =  [    IOR    ]*
                                      ---------
                                    [ l.00 - RP ]

                             AER = Adjusted Eurodollar Rate
                             IOR = Interbank Offered Rate
                             RP  = Reserve Percentage

          *The amount in brackets shall be rounded upwards, if necessary, to the next higher l/l00 of l%.

Where:

          "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Agent by first-class banks in the interbank Eurodollar market in which it regularly participates ("Interbank Eurodollar Market") on or about 10:00 a.m. (Boston time) 2 Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

          "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Agent with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     Affected Loans.  See Section 2B.7.

     Affiliate. With reference to any Person, (i) any director, officer or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. Notwithstanding the foregoing, the term Affiliate shall not include First Plaza Group Trust or Mellon Bank, N.A. (in its capacity as trustee), so long as they do not hold more than 20% of the capital stock of Leather U.S.

     Agent. Bank of Boston in the capacity as Agent for the Banks under this Agreement and the other Loan Documents, and includes (where the context so admits) any other Person or Persons succeeding to the functions of the Agent under this Agreement.

     Agent's Fee. See Section 2.6.

     Agreement. This Revolving Credit Agreement, as the same may be supplemented or amended from time to time.

     Ancillary Documents. Collectively, (i) the Indenture Agreement, (ii) the Material Agreements and Contracts, and (iii) all other agreements, instruments and contracts which shall from time to time be identified by the Agent and the Borrowers as "Ancillary Documents" for purposes of this Agreement, as the foregoing may be amended from time to time in accordance with Section 6.18.

     Applicable Base Rate Margin. See Section 2B.2(f).

     Applicable Eurodollar Margin.  See Section 2B.2(f).

     Assignee.  See Section 9.10.

     Authorized Representative. Until USL's chief financial officer notifies the Agent that any of the following is no longer an Authorized Representative, each of Michael Amborn, Patricia Birdener, Mary Jakubowski or Robert Hale, or such other person(s) as USL's chief financial officer may identify to the Agent in writing.

     Availability. The sum of the U.S. Borrowing Base, plus the amount of any Overadvances then permitted to be borrowed under Section 2.3 hereof, minus the Canadian Deficiency.

     Bailee Waivers. Collectively, the separate Bailee Waivers which have been or are executed and delivered to the Agent, for the ratable benefit of the Banks and the Agent, by the bailee under any bailment, in form and substance reasonably acceptable to the Agent.

     Bank of Boston.  See Preamble.

     Bankers' Acceptance Loans. That portion of a Canadian Loan designated to bear interest based upon the Bankers' Acceptance Rate.

     Bankers' Acceptance Rate. For any Interest Period for a Bankers' Acceptance Loan, the rate of interest announced publicly by the Canadian Bank in Toronto, Ontario, Canada from time to time as its Bankers' Acceptance Rate for bankers' acceptances in Canadian dollars with a face amount comparable to the principle amount of such Bankers' Acceptance Loan requested by the Canadian Borrower for which the Bankers' Acceptance

Rate is being determined, with maturities comparable to the Interest Period for which such Bankers' Acceptance Rate will apply, as of approximately 10:00 a.m. (Toronto time) one Business Day prior to the commencement of such Interest Period, subject, however, to the provisions of Section 2B.3 hereof.

     Banks.  See Preamble.

     Base Account. An Account Receivable of any of the Borrowers as to which the Agent has a valid and perfected first-priority security interest and such Borrower has furnished to the Banks and the Agent information as required by
Section 5.1(d). If and when a Base Account exists by virtue of constituting proceeds of Base Inventory, the Inventory giving rise to the Base Account automatically loses its status as Base Inventory.

     Base Inventory. Inventory as to which any of the Borrowers has acquired title prior to, on or after the date hereof, the Agent has acquired a valid and perfected first-priority security interest, such Borrower has furnished the Agent information as required by Section 5.1(d), with respect to any Inventory located on premises leased by such Borrower, the Agent has received from the landlord at such premises a Landlord Waiver from the landlord at such premises in form and substance satisfactory to the Agent, and with respect to any Inventory located on premises owned by a third party in a bailment, the Agent has received from the operator at such premises a Bailee Waiver from the bailee at such premises in form and substance satisfactory to the Agent. Inventory immediately loses the status of Base Inventory if and when a Borrower sells it, otherwise transfers title thereto, consigns or consumes it or the Agent releases or transfers its security interest therein.

     Base Rate. The greater of (i) the rate of interest announced from time to time by the Bank of Boston at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     Base Rate Loan. Any U.S. Loan bearing interest calculated by reference to the Base Rate and any Canadian Loan bearing interest calculated by reference to the Reference Rate.

     Borrowers.  See Preamble.

     Borrowing Base. In relation to the Borrowers as at any particular date, an amount equal to the lesser of (i) the aggregate Revolving Credit Commitments as in effect on such date, and (ii) the sum, as determined by the Agent, as at such date, of (A) an amount equal to 55% of the Net Security Value of Base Inventory, plus 55% of Eligible Documentary Letters of Credit, but in no event more than $45,000,000, and (B) 85% of the Net Outstanding Amount of Base Accounts as at such date; provided that the Agent, subject to the consent of the Majority Banks or all of the Banks as required by Section 9.8 hereof, in the reasonable, good faith exercise of its discretion and based upon a determination that a material change in the Collateral has occurred, reserves the right to increase or decrease the foregoing percentages.

     Whenever the Borrowing Base is used as a measure of Revolving Loans, it shall be computed as of, and the Revolving Loans referred to shall be those reflected in the Loan Account at, the time in question.

     Borrowing Base Report.  See Section 5.1(d).

     Business Day. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts (and for purposes of Canadian Loans in Toronto, Ontario, Canada) are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day on which trading takes place between banks in United States or Canadian dollar deposits in the Interbank Eurodollar Market.

     Canadian Bank. Such Canadian lending institution as the Agent may designate from time to time to serve as the lender under the Canadian Loans, and such institution's Canadian successors and assigns.

     Canadian Base Account. Any Base Account to which title is held by, and in which a security interest is granted to the Agent on behalf of the Canadian Bank by, the Canadian Borrower.

     Canadian Base Inventory. Any Base Inventory to which title is held by, and in which a security interest is granted to the Agent on behalf of the Canadian Bank by, the Canadian Borrower.

     Canadian Borrower.  Clarke.

     Canadian Borrowing Base. The Borrowing Base solely in relation to the Canadian Borrower.

     Canadian Collateral. Collateral to which title is held by, and in which a security interest is granted to the Agent on behalf of the Canadian Bank by, the Canadian Borrower.

     Canadian Commitment Fee. The Commitment Fee payable by the Canadian Borrower to the Canadian Bank pursuant to Section 2A.3.

     Canadian Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Canadian Credit Commitments of all the Banks. Schedule 1 may be amended from time to time unilaterally by the Agent to reflect any changes to the Canadian Commitment Percentages occurring in accordance with the terms of this Agreement.

     Canadian Credit Commitment. In relation to the Canadian Bank, the maximum amount of Canadian Loans that such Bank shall be committed to make to the Canadian Borrower upon the terms and subject to the conditions contained in this Agreement. The amount of the Canadian Bank's Canadian Credit Commitment shall be equal to the product of the Canadian Maximum Amount times such Bank's Canadian Commitment Percentage as set forth on Schedule 1 hereto.

     Canadian Deficiency. The difference of (i) the aggregate outstanding amount of Canadian Loans plus the outstanding amount of Canadian Letters of Credit, minus (ii) the Canadian Borrowing Base; but in no event less than zero dollars ($0).

     Canadian Eurodollar Loan. Any Canadian Loan bearing interest at a rate determined with reference to the Canadian Eurodollar Rate.

     Canadian Eurodollar Rate. For any Interest Period for any Canadian Eurodollar Loan, an interest rate per annum (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered quotation to first-class banks in the Interbank Eurodollar Market by the Canadian Bank for Canadian dollar deposits of amounts and in funds comparable to the principal amount of such Canadian Eurodollar Loan requested by the Canadian Borrower for which the Canadian Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Canadian Eurodollar Rate will apply as of approximately 10:00 A.M. (Boston time) two Business Days prior to the commencement of such Interest Period, subject, however, to the provisions of
Section 2B.3 hereof.

     Canadian Letters of Credit. Letters of Credit at site or at time (including documentary bankers' acceptances), in form customarily issued by the Canadian Bank as stand by, documentary or commercial letters of credit, issued by the Canadian Bank at the request of the Canadian Borrower and for the account of the Canadian Borrower.

     Canadian Loan Account. The account or accounts on the books of the Canadian Bank in which will be recorded Canadian Loans and advances (including issued and outstanding Canadian Letters of Credit) made by the Canadian Bank to the Canadian Borrower pursuant to this Agreement, payments made on such Canadian Loans and other appropriate debits and credits as provided by this Agreement.

     Canadian Loans. Any and all loans, advances and commitments made to the Canadian Borrower by the Canadian Bank pursuant to Section IIA hereof, including Base Rate Loans, Eurodollar Loans and Bankers' Acceptance Loans.

     Canadian Maximum Amount. $7,500,000 less the dollar amount of any Mandatory Reduction pursuant to Section 2.7.

     Canadian Operating Account.  See Section 2A.5.

     Canadian Patent and Trademark Security Agreement. The Patent and Trademark Security Agreement dated as of the date hereof, executed and delivered by the Canadian Borrower to the Agent, for the benefit of the Canadian Bank, and to be filed with the appropriate governmental offices.

     Canadian Revolving Credit Note.  See Section 2A.2.

     Canadian Security Agreements. The Security Agreement and the General Security Agreement, each dated as of the date hereof and executed and delivered by the Canadian Borrower to the Agent, for the benefit of the Canadian Bank, to secure the Canadian Borrower's Obligations hereunder.

     Capital Expenditures. Any expenditure for fixed assets, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including
(i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the entire rental amount that would be capitalized on the balance sheet in accordance with GAAP, and (iii) expenditures in or from any construction-in-process account of a Borrower.

     Capital Lease.  See Section 4.23.

     Cash Interest Expense. For any period, total interest expense (minus interest income), whether paid or accrued (including the interest component of capitalized leases), but excluding interest expense, such as amortization of loan origination fees on the Senior Notes and this Agreement and amortization of discount, that is not payable in cash.

     Cash Management Agreements. Agency Agreements between the Borrowers' Depository Banks and the Agent.

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time.

     Clarke.  See Preamble.

     Clarke Common Stock.  The Equity Securities of Clarke.

     Closing Date.  The first date on which all of the conditions set forth in
Section 3.1 have been satisfied and the initial Revolving Loans are to be made hereunder.

     Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Collateral. Collectively, all of the agreements, instruments, contracts, tangible and intangible personal property, assets, accounts, Accounts Receivable, Inventory, Equipment, patents, trademarks, copyrights, other intellectual property and monies, and all of the income, proceeds and products of any thereof, under or in respect of which the Agent or any Bank or any of the nominees, agents or legal representatives of the Agent or any Bank shall have at the relevant time of reference to the term "Collateral," any rights or interest as security for the payment or performance of all or any part of the Obligations.

     Consolidated and Consolidating. With separate reference to the Borrowers and, to the extent consistent with USL's reporting practices, each of their divisions and Subsidiaries that are actively operating and have assets (excluding USL's foreign sales corporation PVL International, Inc., a Barbados corporation). Consolidating information shall be consistent with the internal reporting of USL and in detail as agreed to with the Agent.

     Controlled Group. All members of a controlled group of corporations, all trades or businesses (whether or not incorporated) under common control and all other organizations or entities that, together with any one (or more) of the Borrowers, are treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code or Section 400l of ERISA.

     Debt to Tangible Asset Ratio. The ratio of Funded Indebtedness to FIFO Tangible Assets.

     Default. An event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     Delinquent Bank.  See Section 8.4.

     Depository Bank. A bank or other federally insured institution listed on Exhibit D hereto at which the Borrower maintains a Revenue Depository Account and which enters into a Cash Management Agreement with the Agent.

     EBITDA. In relation to the Borrowers for any period (without duplication), an amount equal to Net Income, plus the following to the extent deducted in computing such Net Income: (i) Cash Interest Expense, (ii) taxes on income,
(iii) depreciation, (iv) amortization expense, including amortization of goodwill, deferred finance costs and other intangible assets, (v) charges and credits related to any change in the LIFO reserve, (vi) nonrecurring expenses of $9,344,000 recorded in the second quarter of 1996, (vii) other expense of $159,000 (transaction fees on the April, 1996 change in control) recorded in the second quarter of 1996, and (viii) until and including December 31, 1997, extraordinary losses determined on a pretax basis in accordance with GAAP up to $3,000,000 in the aggregate, including losses associated with the sale of assets other than the sale of Inventory in the ordinary course of business, minus (ix) extraordinary gains determined on a pretax basis in accordance with GAAP, including gains associated with the sale of assets other than the sale of Inventory in the ordinary course of business.

     EBITDA to Cash Interest Expense Ratio. The ratio of EBITDA to Cash Interest Expense. Cash Interest Expense and EBITDA shall be measured as at the last day of the fiscal period of the Borrowers, without duplication, for which such measurements are made.

     Eligible Documentary Letters of Credit. Documentary Letters of Credit issued by the Agent or the Canadian Bank solely to the extent that such Letters of Credit are issued for the importation or other purchase of Inventory that would otherwise constitute Base Inventory at such time as the Agent acquires a perfected first security interest therein and such Inventory is identified in a Borrowing Base or Weekly Borrowing Base Report, provided that such Inventory is not otherwise included in the Borrowing Base.

     Employee Benefit Legislation. Any pension benefit, tax, or other legislation, regulations, or other statements of administrative policy of any Governmental Body applicable to any Employee Benefit Plan, including, without limitation ERISA.

     Employee Benefit Plan. Any pension, retirement, bonus, profit-sharing, insurance, deferred compensation, or other similar plan, program, arrangement, or practice covering any or all of the past or present directors, officers, employees, or agents of any Borrower or any related Person.

     Encumbrances.  See Section 6.5.

     Environmental Laws. Any and all applicable Canadian (or other foreign) or domestic federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated and as they may be amended from time to time), of all Governmental Bodies which may now or hereafter have jurisdiction over any of the Borrowers, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, containment, remediation and removal of emissions, discharges, Releases or threatened Releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

     Equipment. Goods, machinery, furniture, fixtures, equipment and other tangible personal property (other than Inventory), now owned and/or hereafter acquired by any of the Borrowers.

     Equity Securities. As to any Person, any shares of any class of capital stock or other equity interests of such Person, voting or non-voting, or any options, warrants or similar rights with respect to any such shares.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Eurodollar Loan.  Any U.S. Eurodollar Loan or any Canadian Eurodollar Loan.

     Event of Default.  Any event described in Section 7.1.

     Excess Availability. The difference of (a) the lesser of (i) the Maximum Amount, or (ii) Availability, minus (b) the amount of U.S. Loans then outstanding (including outstanding U.S. Letters of Credit).

     Facility Fee.  See Section 2.5.

     Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from 3 federal funds brokers of recognized standing selected by the Agent.

     FIFO Tangible Assets. The lesser of the book value and the fair market value of the assets of the Person for whom FIFO Tangible Assets is being determined, with Inventory being measured on a "first-in-first-out" basis, minus the book value of intangible assets of such Person.

     First Chicago Credit Agreement. The Second Amended and Restated Credit Agreement, dated as of February 17, 1995, among the Borrowers, The First National Bank of Chicago, as agent, and the institutions from time to time party thereto as lenders, as the same may be amended, supplemented or modified from time to time.

     Funded Indebtedness.  As applied to the Borrowers on a consolidated basis,
(i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, the Obligations with respect to outstanding Revolving Loans and any and all fees and charges then due and payable, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes (including without limitation the Senior Notes), debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any of the Borrowers, and (iv) those portions of all obligations arising under capital leases that are required under GAAP to be capitalized on the consolidated balance sheet of the Borrowers.

     GAAP.  Generally accepted accounting principles, consistently applied.

     Gebhardt. The operating division of USL doing business under the name of Gebhardt.

     Gebhardt Reserve. As applied to Gebhardt (excluding Caldwell/Moser), an amount equal to $860,000 of the Base Accounts of Gebhardt. The Gebhardt Reserve shall remain in full force and effect until the Agent, in its reasonable discretion, determines that the Reserve is no longer necessary.

     Governmental Body. Any United States, Canadian or other foreign federal, state, local, provincial or other governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising any governmental regulatory authority thereunder and any person directly or indirectly owned by or subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     Guarantees. As applied to the Borrowers, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the Consolidated and Consolidating balance sheet of the Borrowers, including without limitation, any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

     Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation, containment or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substances" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA and its implementing regulations and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Body to the extent any of the foregoing has or had jurisdiction over any of the Borrowers or any of their Subsidiaries; or (iv) without limitation, which contains oil, gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs"). As used in this Agreement, the term "Release" shall mean and include, without limitation, any leaking, spilling, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment.

     Holdings.  United States Leather Holdings, Inc., a Delaware corporation.

     Holdings Stock Pledge. The Stock Pledge Agreement, dated as of the date hereof, between Holdings and the Agent, pursuant to which Holdings shall pledge to the Agent 100% of the USL Common Stock.

     Indebtedness. As applied to the Borrowers on a consolidated basis, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, the Obligations and unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrowers, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes (including without limitation the Senior Notes), debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any of the Borrowers, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the Consolidated balance sheet of the Borrowers, and (v) all Guarantees.

     Indenture Agreement. The Indenture, dated as of August 2, 1993, between USL and M&I First National Bank, as Indenture Trustee, as the same may be supplemented, amended or modified from time to time.

     Indenture Trustee. M&I First National Bank, or its successors or assigns, as Trustee named in the Indenture Agreement.

     Ineligible Account. An Account excluded from the definition of Net Outstanding Amount of Base Accounts under this Agreement.

     Ineligible Account Party. Any account debtor or consolidated group on a consolidated basis which has 35% or more of its aggregate Accounts owing to a Borrower excluded from the definition of "Net Outstanding Amount of Base Accounts" pursuant to any of the provisions of that definition; provided, that, amounts that are secured by a letter of credit shall be included in the Net Outstanding Amount of Base Accounts to the extent otherwise permitted in the definition thereof even if the account debtor would otherwise be ineligible.

     Initial Financial Statement.  See Section 4.7.

     Insolvent or Insolvency. The occurrence of one or more of the following events with respect to a Person: death; dissolution; termination of existence; insolvency within the meaning of the United States Bankruptcy Code or other applicable statutes of any Governmental Body; such Person's inability to pay its debts as they come due; appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed within 60 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

     Interbank Eurodollar Market.  See definition of Adjusted Eurodollar Rate.

     Interbank Offered Rate.  See definition of Adjusted Eurodollar Rate.

     Interest Payment Date. With respect to each Eurodollar Loan and Bankers' Acceptance Loan, the last day of the Interest Period for such Eurodollar Loan or Bankers' Acceptance Loan, as applicable; provided, however, that with respect to each Interest Period for any Eurodollar Loan of a duration of three or more months, the Interest Payment Date with respect thereto shall include, in addition to the last day of such Interest Period, each day which occurs every three months after the initial date of such Interest Period.

     Interest Period. With respect to each Eurodollar Loan and Bankers' Acceptance Loan, (A) until the earlier of (i) 60 days after the Closing Date, and (ii) the date on which Bank of Boston's Revolving Credit Commitment equals $25,000,000, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan or Bankers' Acceptance Loan and ending two weeks thereafter, and (B) after the expiration of the period referred to in the earlier of clauses (A)(i) and (ii), the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan or Bankers' Acceptance Loan and ending one, two or three months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

          (iv) except with respect to the two week Interest Periods referred to in clause (A) above, and notwithstanding clause (iii) above, no Interest

                Period shall have a duration of less than one month, and if any Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

     Inventory. Goods, merchandise and other personal property, now owned or hereafter acquired by any of the Borrowers, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Borrower's business.

     Investment. As applied to any of the Borrowers, the purchase or acquisition of any share of capital stock, partnership interest, limited liability company membership interest, evidence of indebtedness or other equity security of any other Person, any loan, advance or extension of credit to, or contribution to the capital of, any other Person, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

     Joint Venture/Investment. The proposed joint venture between USL and an unaffiliated third party to form an operating Person or any other Investment of debt or equity of USL in any unaffiliated third party.

     Labor Union Agreements. Collectively, the labor union agreements relating to each of the Borrowers and each of their Subsidiaries, as listed and described on Exhibit D hereto.

     Landlord Waivers. Collectively, the separate landlord waivers which have been or are executed and delivered to the Agent, for the ratable benefit of the Banks and the Agent, by the landlord under any Lease of real property, in form and substance reasonably acceptable to the Agent.

     Leases or Lease. Any agreement granting a Person the right to occupy space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property including, but not limited to, Equipment, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

     Leather U.S.  Leather U.S., Inc., a Delaware corporation.

     Letter of Credit Maximum Amount. $20,000,000 for the period commencing on the date hereof through thirty (30) days after the date hereof, $15,000,000 from the 31st day after the date hereof through the 90th day after the date hereof, and $10,000,000 from and after the 91st day after the date hereof through the Maturity Date.

     Letters of Credit.  Canadian Letters of Credit and U.S. Letters of Credit.

     Loan Account. The aggregate of the U.S. Loan Account and the Canadian Loan Account.

     Loan Documents. Collectively, this Agreement (including, without limitation, the agreements and other instruments listed or described in Section
III), the Revolving Credit Notes, the Landlord Waivers, the Bailee Waivers, the Cash Management Agreements, the Solvency Certificates, the Holdings Stock Pledge, the Letters of Credit, the Negative Pledges, and the Security Documents, together with all agreements and other instruments contemplated thereby and all schedules, exhibits and annexes thereto, as the same may from time to time be amended and in effect.

     Loftus Consulting Agreement. The agreement dated April 1, 1996, between USL and Claymore Partners Ltd.

     Majority Banks. Those Banks whose aggregate Total Commitment Percentages constitute at least fifty-one percent (51%) of the Total Commitment Percentages in effect at the relevant time of reference.

     Mandatory Reduction.  See Section 2.7.

     Material Agreements and Contracts. Those agreements and contracts of any of the Borrowers or their Subsidiaries, whether written or oral, listed and described on Exhibit D hereto, but including without limitation, in any event, the Labor Union Agreements, the Loftus Consulting Agreement and any contract pursuant to which payments made or received by a Borrower in any fiscal year exceed, in the aggregate, $150,000, but excluding any purchase order entered into in the ordinary course of business.

     Maturity Date. The fifth anniversary of the date hereof or such earlier date upon acceleration pursuant to Section 7.2 of this Agreement.

     Maximum Amount. $80,000,000 less the dollar amount of any Voluntary Reduction or Mandatory Reduction pursuant to Section 2.7 hereof.

     Maximum Permissible Rate.  See Section 2B.15.

     Minimum Availability.  Excess Availability of at least $20,000,000.

     Minimum EBITDA.  See Section 6.9.

     Multi-Employer Plans. Any multi-employer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

     Negative Pledges. Collectively, the Negative Pledges, dated as of the date hereof and delivered by each of the Borrowers to the Agent, for the ratable benefit of the Agent and the Banks.

     Net Income. The Consolidated gross revenues of the Borrowers and their Subsidiaries, if any, for the period in question, less taxes on income, all expenses and other proper charges, all determined in accordance with GAAP, but in any event, excluding from Net Income (without duplication): (i) any gain or loss arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Agent; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iii) the net earnings of any Person (other than a Subsidiary) in which a Borrower or any Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by such Borrower or such Subsidiary in the form of cash distributions; (iv) any gains or losses on the sale or other disposition of investments or fixed or capital assets in excess of $250,000 in any given fiscal year; (v) the proceeds of any life insurance policy; (vi) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; (vii) any reversal in excess of $250,000 in any given fiscal year of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period; (viii) all extraordinary gains of the Borrowers and their Subsidiaries, if any, as defined by GAAP, including, without limitation, gains arising out of the repurchase of Senior Notes; and
(ix) any taxes on income attributable to excluded gains or losses excluded pursuant to items (i) through (viii) of this paragraph.

     Net Outstanding Amount of Base Accounts. The net amount of Base Accounts outstanding after eliminating from the aggregate amount of outstanding Base Accounts the amount of the Gebhardt Reserve (until the Agent determines in its reasonable discretion that the Gebhardt Reserve is no longer necessary) and any Account which:

     (a) is unpaid more than 60 days after the due date set forth on the invoice, but in no event more than 120 days after the date of such invoice, or is unpaid more than 120 days after the date of the invoice provided such Account is secured by a letter of credit in form reasonably acceptable to the Agent;

     (b) did not arise in the ordinary course of the Borrowers' business as a result of services which have been performed for, or the sale of goods which have been shipped to, the account debtor;

     (c) is not the legal, valid and binding obligation of the account debtor thereunder, is not assignable, is not owned by any of the Borrowers free and clear of all Encumbrances (except in favor of the Agent) or is evidenced by a promissory note or other instrument;

     (d) has been reduced or against which a reduction is being sought, as against any Borrower or its agents, by any offset, counterclaim, adjustment, credit, allowance, contra account or other defense, or as to which there is any (or any basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments; provided, that, all amounts remaining in such Account, after accounting for any such reduction, return, offset, counterclaim, adjustment, credit, allowance, contra account, other defense, rejection, loss, damage or request for credit or adjustment, shall not be eliminated from the aggregate amount of Net Outstanding Amount of Base Accounts;

     (e) uncollectible in the ordinary course for any reason, including, without limitation, any bankruptcy, insolvency or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor (including as a consequence of a failure of a Borrower to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as determined by the Agent in its reasonable discretion;

     (f) is owing from any Affiliate, supplier or Ineligible Account Party to any Borrower;

     (g) is owing from an account debtor not located in one of the fifty United States, Canada (provided that the aggregate amount of Net Outstanding Amount of Base Accounts from account debtors in Canada shall not exceed $7,500,000) or the United Kingdom (provided that the aggregate Net Outstanding Amount of Base Accounts from account debtors in the United Kingdom shall not exceed $1,000,000) other than an Account secured by a letter of credit from a bank or other financial institution reasonably acceptable to the Agent in form reasonably acceptable to the Agent, or an Account in which the Agent's security interest is duly and properly perfected in the appropriate jurisdiction(s) subject to the Agent's sole and absolute discretion;

     (h) is owing from an account debtor which is the United States of America, the federal Government of Canada, the government of any Canadian province, or any department, agency or instrumentality of any of the foregoing, unless the Account has been properly assigned to the Agent in compliance with the federal Assignment of Claims Act, the Financial Administration Act (Canada) or any applicable Canadian provincial legislation; and

     (i) is owing from an account debtor where 35% or more of the Accounts due from such account debtor to the Borrower are excluded under subparagraph (a) of this definition.

     Net Outstanding Amount of Canadian Base Accounts. The Net Outstanding Amount of Base Accounts solely in relationship to Canadian Base Accounts.

     Net Outstanding Amount of U.S. Base Accounts. The Net Outstanding Amount of Base Accounts solely in relationship to U.S. Base Accounts.

     Net Proceeds. With respect to the sale, transfer, insured casualty loss or other disposition by a Borrower of any asset or group of assets (other than Inventory wholly in the ordinary course of business, but including, without limitation, any sale of Equity Securities), means the amount of cash (freely convertible into United States dollars) received by such Borrower, its agents or the Agent, from such sale or other disposition (including, without limitation, any tax refund), after, other than in the case of insurance proceeds (i) provision for all income or other taxes of such Borrower measured by or resulting from such sale or other disposition, (ii) payment of all reasonable third party brokerage commissions and other reasonable out-of-pocket fees and expenses to third parties related to such sale or other disposition, and (iii) deduction of appropriate amounts approved by the Agent to be provided by such Borrower as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by such Borrower after such sale or other disposition.

     Net Security Value of Base Inventory. For each type of Base Inventory, the net value of such Base Inventory, calculated at the lesser of fair market value or cost determined on the "first in, first out" basis, after subtracting (i) reserves, established in a manner consistent with USL's present practices, for the value of any such Base Inventory which is damaged, defective, used or otherwise not in first-class condition, obsolete or on consignment and after taking into account charges and liens, other than those of the Agent, of all kinds against such Base Inventory (including, without limitation, third-party processing liens), changes in the market value thereof, and transportation and other handling charges affecting the value thereof; and (ii) any such Base Inventory which has otherwise been designated by the Agent in its reasonable discretion as unacceptable because of any material change in the value of such Inventory by notice to USL; all as determined in good faith by the Agent consistent with customary practices in the banking industry, which determination shall be final and binding upon the Borrowers.

     Net Security Value of Canadian Base Inventory. The Net Security Value of Base Inventory solely in relation to Canadian Base Inventory.

     Net Security Value of U.S. Base Inventory. The Net Security Value of Base Inventory solely in relation to U.S. Base Inventory.

     Notice of Borrowing or Conversion.  See Section 2B.1.

     Obligations. Any and all obligations of the respective Borrowers to the Agent or any Bank, arising under any of the Loan Documents, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     Overadvances.  See Section 2.3.

     Overadvance Spread.  See Section 2B.2(d).

     Participant.  See Section 9.10.

     Patent and Trademark Office. The United States Department of Commerce Patent and Trademark Office, Washington, DC 20231 and the Canadian Intellectual Property Office, Ottawa, Canada..

     Patent and Trademark Security Agreement. The Patent and Trademark Security Agreement dated as of the date hereof, executed and delivered by USL to the Agent, for the ratable benefit of the Banks and the Agent, and to be filed with the United States Patent and Trademark Office.

     PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     PCBs.  See definition of Hazardous Material.

     Permitted Encumbrances.  See Section 6.5.

     Person. An individual, a company, a corporation, an association, a partnership, a limited liability company, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

     Plan. At any time, any employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 302 of ERISA or Section 412 of the Code and either (i) if such Plan is maintained by a Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group, or (ii) if such Plan is a Multi-Employer Plan or any other arrangement under which more than one employer makes contributions and to which (in either case) a Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions.

     Qualified Investments. As applied to the Borrowers, investments in (i) marketable notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of the Agent, any other Bank or any other financial institution executing and delivering with the Borrower and the Agent a Cash Management Agreement in form and substance reasonably satisfactory to the Agent, that has capital and surplus of at least $100,000,000; (iii) commercial paper of the Agent or any other U.S. Bank that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors; (iv) any repurchase agreement secured by any one or more of (i), (ii) or (iii); (v) shares of money market, mutual or similar funds of the Agent or any other U.S. Bank, provided, that such funds have assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc., or at least BBB by Standard & Poor's Corporation); and (vi) any one or more Joint Venture/Investment in an amount not to exceed, in the aggregate, $5,000,000 so long as (a) Excess Availability exceeds Minimum Availability after taking into account the investment in the Joint Venture/Investment, (b) such Joint Venture/Investment results in USL acquiring at least a 50% equity interest in any such Joint Venture/Investment, and (c) such Borrower, immediately upon acquiring the equity interest, pledges to the Agent, for the ratable benefit of the Banks (including U.S. Banks only to the extent such interest in such Joint Venture/Investment is held by the U.S. Borrower) and the Agent, a properly perfected security interest in all of such Borrower's right, title and interest in such Joint Venture/Investment.

     Rate Period. The period beginning on the day following delivery to the Agent of the quarterly financial statements required to be delivered pursuant to
Section 5.1(b) and ending on the day on which the next such quarterly financial statements are delivered.

     Real Property or Real Properties. Collectively, the several parcel(s) of land located at the addresses set forth on Exhibit F hereto, being all of the real property locations owned or leased, or otherwise occupied, by any of the Borrowers.

     Reference Rate. A fluctuating interest rate per annum (calculated on the basis of actual days elapsed over a 360 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by the Canadian Bank from time to time as its prime rate for Canadian dollar loans, such rate to change when and as such announced rate changes.

     Release.  See definition of Hazardous Material.

     Reportable Event.  See Section 5.1(i).

     Reserve Percentage.  See definition of Adjusted Eurodollar Rate.

     Responsible Party Sites.  See Section 4.15.

     Restricted Payment. (i) Any cash or property dividend, distribution or payment, direct or indirect, to any Person (other than a Borrower) who now or in the future may hold an equity interest in a Borrower, whether evidenced by a security or not, other than regular compensation and bonuses paid to employees of USL or Clarke in the ordinary course of business and consistent with past practices, and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of any capital stock of

USL or Clarke, or any other payment or distribution made in respect thereof, either directly or indirectly.

     Revenue Depository Account. Any checking or other depository account maintained for the receipt of proceeds from Accounts and other assets by a Borrower at a Depository Bank (excluding payroll and petty cash accounts maintained by any Borrower in the ordinary course of business).

     Revolving Credit Commitments. Collectively, the U.S. Credit Commitments and the Canadian Credit Commitments.

     Revolving Credit Notes. Collectively, the U.S. Revolving Credit Notes and the Canadian Revolving Credit Note.

     Revolving Loans. Collectively, the loans, including, without limitation, outstanding Base Rate Loans, Eurodollar Loans and Overadvances, made or to be made to the U.S. Borrower by the U.S. Banks pursuant to this Agreement (including Sections 2.1 and 2.3 hereof) and Base Rate Loans, Eurodollar Loans and Bankers' Acceptance Loans made or to be made to the Canadian Borrower by the Canadian Bank pursuant to this Agreement (including Section 2A.1 hereof); subject to the limitations contained herein.

     Security Documents. Collectively, the U.S. Security Agreement, the Patent and Trademark Security Agreement, the Canadian Security Agreements, the Canadian Patent and Trademark Security Agreement, the USL Stock Pledge, any and all UCC-1 filings, filings under the Personal Property Security Act (Ontario) or other instruments or documents necessary to enable the Agent to perfect a legal, valid and enforceable first-priority security interest in the U.S. and Canadian Collateral, and all other agreements, instruments or contracts under or in respect of which the Agent and Banks with respect to U.S. Collateral, and the Canadian Bank or the Agent on behalf of the Canadian Bank with respect to Canadian Collateral, or any of their respective nominees, agents, or representatives, shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Obligations.

     Senior Notes.  USL's 10 1/4% Senior Notes due July 31, 2003.

     Solvency Certificates. Collectively, the certificates, substantially in the form and substance of Exhibit J, dated as of the date hereof and executed and delivered by the chief financial officer of each of the Borrowers to the Agent, for the ratable benefit of the Banks and the Agent.

     Subject Month.  See Section 5.1(d).

     Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by any of the Borrowers or a Subsidiary of any Borrower; or any other such organization the management of which is directly or indirectly controlled by any of the Borrowers or a Subsidiary of any Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which any Borrower has at least a 50% ownership interest.

     Total Commitment. As of any date, the sum of the then-current Revolving Credit Commitments of the Banks, provided that the Total Commitment shall not at any time exceed the Maximum Amount.

     Total Commitment Percentages. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate of the respective U.S. Credit Commitments and Canadian Credit Commitments of all the Banks. Schedule 1 may be amended from time to time unilaterally by the Agent to reflect any changes to the Total Commitment Percentages occurring in accordance with the terms of this Agreement as any of the Revolving Credit Commitments of the Banks may change in accordance with the terms of this Agreement, including as the result of assignments contemplated by Section 9.10.

     Uniform Commercial Code. Shall mean, collectively, the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts and, as to particular Collateral, the state in which such Collateral is located for purposes of filing UCC-1 financing statements.

     U.S. Banks. Collectively, (i) Bank of Boston, and (ii) each of the other Persons which may provide additional U.S. Credit Commitments and become a party to this Agreement as a U.S. Bank hereunder.

     U.S. Base Account. Any Base Account to which title is held by, and in which a security interest is granted to the Agent on behalf of the U.S. Banks by, the U.S. Borrower.

     U.S. Base Inventory. Any Base Inventory to which title is held by, and in which a security interest is granted to the Agent on behalf of the U.S. Banks By, the U.S. Borrower.

     U.S.  Borrower.  USL.

     U.S. Borrowing Base. The Borrowing Base solely in relation to the U.S. Borrower.

     U.S. Collateral. Collateral to which title is held by, and in which a security interest is granted to the Agent on behalf of the U.S. Banks by, the U.S. Borrower.

     U.S. Commitment Fee. The Commitment Fee payable by the U.S. Borrower to the U.S. Banks pursuant to Section 2.4.

     U.S. Commitment Percentage. With respect to each U.S. Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate U.S. Credit Commitments of all the Banks. Schedule 1 may be amended from time to time unilaterally by the Agent to reflect any changes to the U.S. Commitment Percentages occurring in accordance with the terms of this Agreement, including as the result of assignments contemplated by Section 9.10.

     U.S. Credit Commitment. In relation to any U.S. Bank, the maximum dollar amount of U.S. Loans that such Bank shall be committed to make to the U.S. Borrowers upon the terms and subject to the conditions contained in this Agreement. The amount of each U.S. Bank's U.S. Credit Commitment shall be equal to the product of the Maximum Amount times such Bank's U.S. Commitment Percentage as set forth on Schedule 1 hereto.

     U.S. Eurodollar Loan. Any U.S. Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.

     USL.  See Preamble, and shall include all divisions.

     USL Common Stock.  The Equity Securities of USL.

     U.S. Loan Account. The account or accounts on the books of the Agent in which will be recorded U.S. Loans and advances (including issued and outstanding Letters of Credit) made by the Banks to the U.S. Borrower pursuant to this Agreement, payments made on such U.S. Loans and other appropriate debits and credits as provided by this Agreement.

     U.S. Letters of Credit. Letters of Credit issued at site or at time (including documentary bankers acceptances), in the form customarily issued by the Agent as standby, documentary or commercial letters of credit, issued by the Agent at the request of the U.S. Borrower and for the account of the U.S. Borrower.

     U.S. Loans. Base Rate Loans, Eurodollar Loans, Overadvances and advances (including issued and outstanding U.S. Letters of Credit) made by the U.S. Banks to the U.S. Borrower pursuant to this Agreement.

     USL Stock Pledges. The USL Stock Pledge to the Agent and the USL Stock Pledge to the Canadian Bank.

     USL Stock Pledge to the Agent. The Stock Pledge Agreement, dated as of the date hereof, between USL and the Agent, pursuant to which USL shall pledge to the Agent, for the ratable benefit of the Banks and the Agent, 66% of the Clarke Common Stock.

     USL Stock Pledge to the Canadian Bank. The Stock Pledge Agreement, dated as of the date hereof, between USL and the Canadian Bank, pursuant to which USL shall pledge to the Canadian Bank 34% of the Clarke Common Stock.

     U.S. Operating Account.  See Section 2.8.

     U.S. Revolving Credit Notes.  See Section 2.2.

     U.S. Security Agreement. The Security Agreement, dated as of the date hereof and executed and delivered by the U.S. Borrower to the Agent, for the ratable benefit of the Banks and the Agent.

     Voluntary Reduction.  See Section 2.7.

     Weekly Base Report.  See Section 5.1(d).

     Welfare Plan. At any time, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA if such plan is maintained by any Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group or if such plan is a Multi-Employer Plan or any other arrangement under which more than one employer makes contributions, and to which (in either case) such Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions.

     1.2. Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent with the financial statements referred to in Section 4.7 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

     1.3 References to Dollar Amounts: United States or Canadian Dollars. All references to dollar amounts set forth in this Agreement shall refer to United States dollars unless expressly provided in a specific provision of this Agreement that such reference is to Canadian dollars.

                                   SECTION II

                           DESCRIPTION OF U.S. CREDIT

     2.1. The U.S. Loans.


     (a) U.S. Loans. Subject to the terms and conditions set forth in this Agreement, each of the U.S. Banks severally agrees to lend to the U.S. Borrower and the U.S. Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Maturity Date, such amounts as requested by the U.S. Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested and outstanding Letters of Credit) at any one time equal to such Bank's U.S. Credit Commitment; provided, however, that (A) the maximum aggregate principal amount of all U.S. Loans outstanding (including the aggregate face amount of U.S. Letters of Credit outstanding), after giving effect to amounts requested, shall not at any time exceed the lesser of (i) the Maximum Amount and (ii) the amount of Availability; (B) the maximum aggregate principal amount of all Revolving Loans (including the aggregate face amount of U.S. Letters of Credit and Canadian Letters of Credit outstanding), after giving effect to amounts requested, shall not at any time exceed the Maximum Amount; and (C) at the time the U.S. Borrower requests a U.S. Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing.

     The U.S. Loans shall be made pro rata in accordance with each U.S. Bank's U.S. Commitment Percentage. If the aggregate principal amount of U.S. Loans outstanding (including the aggregate face amount of U.S. Letters of Credit outstanding at such time) shall at any time exceed the lesser of (i) the Maximum Amount, or (ii) the amount of Availability, including without limitation or duplication on account of the making of any Canadian Loans or the issuance of any Canadian Letters of Credit, the U.S. Borrower shall immediately pay to the Agent for the respective accounts of the U.S. Banks the amount of such excess. Failure to make such payment on demand shall be an Event of Default hereunder.

     (b) U.S. Loan Account. The Agent shall enter U.S. Loans and advances made by the U.S. Banks to the U.S. Borrower pursuant to this Agreement (including, without limitation, Letters of Credit that are outstanding) as debits in the U.S. Loan Account. The Agent shall also record in the U.S. Loan Account all payments made by the Borrower on account of the U.S. Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the U.S. Borrower under this Agreement. The debit balance of the U.S. Loan Account shall reflect the amount of the U.S. Borrower's Obligations hereunder and shall be considered prima facie evidence thereof.

     2.2. The U.S. Revolving Credit Notes.

     (a) The U.S. Revolving Credit Notes. The U.S. Loans shall be evidenced by separate U.S. Revolving Credit Notes of the U.S. Borrower to each U.S. Bank in or substantially in the form of Exhibit A-1 hereto (the "U.S. Revolving Credit Notes"), with appropriate insertions.

     (b) Note Schedules. The Agent shall, and is hereby irrevocably authorized by the U.S. Borrower to, enter in its records, appropriate notations evidencing the date and the amount of each U.S. Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal made by the U.S. Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of the Agent to make any notation as provided in this subsection (b) shall in any way affect any U.S. Loan or the rights of the U.S. Banks or Obligations of the U.S. Borrower with respect thereto.

     2.3. Overadvances.

     (i) The U.S. Borrower may request of the Agent in writing from time to time that the U.S. Banks make U.S. Loans to the U.S. Borrower at a time, or the Agent may permit U.S. Loans, when the debit balance in the U.S. Loan Account plus the aggregate face amount of U.S. Letters of Credit outstanding exceeds the U.S. Borrowing Base or which U.S. Loans will cause the debit balance in the U.S. Loan Account plus the aggregate face amount of U.S. Letters of Credit outstanding to exceed the U.S. Borrowing Base. Any such written request from the U.S. Borrower to the Agent shall set forth the dollar amount of such contemplated overadvance, and such written notice shall be delivered to the Agent at least three (3) Business Days prior to the U.S. Borrower's intended borrowing creating the overadvances. Any such overadvances shall be made for the debit account of each of the U.S. Banks and the U.S. Banks shall reimburse the Agent for the making of any such U.S. Loan as though such U.S. Loan were a U.S. Loan duly made in accordance with the terms of this Agreement (any such U.S. Loan being herein referred to individually as an "Overadvance" and collectively as "Overadvances"). The Agent shall enter such Overadvances, along with all applicable interest, expenses and charges relating thereto, as debits on the U.S. Loan Account.

     (ii) In no event shall: (a) the aggregate amount of Overadvances pursuant to Section 2.3(i) at any one time outstanding exceed the maximum aggregate amount of (Y) $15,000,000 during the period from the Closing Date through and including October 15, 1997; and (Z) $10,000,000 during the period from October 16, 1997 to the Maturity Date; (b) the aggregate principal amount of Revolving Loans and Letters of Credit outstanding at any one time exceed the Maximum Amount; and (c) any Overadvance be made at such time as there exists a Default or Event of Default. Failure of the Borrowers to maintain any of the foregoing conditions shall constitute a payment Event of Default pursuant to Section 7.1(a), and shall be deemed to be a failure to perform an Obligation hereunder.

     (iii) In the event of any Voluntary Reduction pursuant to Section 2.7(a) hereof or Mandatory Reduction pursuant to Section 2.7(b) hereof, the maximum aggregate amount of Overadvances permitted pursuant to Section 2.3(ii) hereof shall be reduced by an amount equal to the product of (x/y) times "z", where "x" equals the maximum aggregate amount of Overadvances then permitted pursuant to
Section 2.3(ii) hereof, "y" equals the Maximum Amount immediately prior to such Voluntary or Mandatory Reduction, and "z" equals the amount of such Voluntary or Mandatory Reduction. In the event of any Mandatory Reduction pursuant to Section 2.7(c) hereof, the maximum aggregate amount of Overadvances permitted pursuant to Section 2.3(ii) hereof shall be reduced by the same dollar amount as such Mandatory Reduction.

     2.4. U.S. Commitment Fee. The U.S. Borrower shall pay to the Agent, for the benefit of the U.S. Banks in accordance with their respective U.S. Commitment Percentages, from the Closing Date through the Maturity Date, a U.S. Commitment Fee computed at the rate of 0.375% per annum on the average daily amount of the unborrowed portion of the Total Commitment minus the average daily amount of the unborrowed portion of the Canadian Credit Commitment during each quarter or portion thereof. Outstanding U.S. Letters of Credit shall be counted as part of the "borrowed" portion of the U.S. Loans, for the purpose of calculating the U.S. Commitment Fee. The U.S. Commitment Fee shall be payable (i) quarterly in arrears, on the last day of March, June, September and December of each year beginning December 31, 1996, and (ii) on the Maturity Date.

     2.5. Facility Fee. The U.S. Borrower shall pay to the Agent on the Closing Date, a non-refundable facility fee (the "Facility Fee") in an amount agreed upon between the U.S. Borrower and the Agent.

     2.6. Agent's Administration Fee. The U.S. Borrower shall pay to the Agent, for its own account, a fee (the "Agent's Fee") in an amount agreed upon between the U.S. Borrower and the Agent, which fee shall be payable quarterly in advance, on (i) the Closing Date pro rated for the fiscal quarter in which said Closing Date occurs, and (ii) the first Business Day of each fiscal quarter thereafter (with the amount thereof pro rated for the calendar quarter in which the Maturity Date occurs).

     2.7. Reduction of Aggregate U.S. Credit Commitment.

          (a) The U.S. Borrower may from time to time by written notice delivered to the Agent at least 1 Business Day prior to the date of the requested reduction, reduce by integral multiples of $500,000, any unborrowed portion of the aggregate U.S. Credit Commitment (a "Voluntary Reduction").

          (b) Without prejudice to Section 6.6 of this Agreement, in the event of a sale or other disposition by the U.S. Borrower of any of its assets (including without limitation the Clarke Common Stock), except for (x) sales of Inventory in the ordinary course of business, (y) sales of non-functioning, obsolete or surplus Equipment that is replaced by assets of equal or greater value, and (z) sales not in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any fiscal year of the U.S. Borrower, the U.S. Borrower: (a) may, subject to and in accordance with Section 4.14 of the Indenture Agreement and provided that at such time there exists no Default or Event of Default, use up to the first $5,000,000 of the aggregate Net Proceeds to (X) repurchase the Senior Notes, (Y) permanently reduce the U.S. Credit Commitment allocable as set forth below in this Section 2.7(ii), or (Z) reinvest such amount in operating assets to be used in one or more lines of business permitted hereunder in which the U.S. Borrower is engaged, or plans to engage (subject to the approval of the Agent), at the time of such sale or disposition of assets, provided, however, that until the time of such reinvestment of Net

     Proceeds, the U.S. Borrower shall apply the amount of Net Proceeds to be reinvested to temporarily repay the U.S. Loans in accordance with Section 2B.12 hereof, or with respect to Eurodollar Loans, Section 2B.8 hereof; and
     (b) shall be required to make a mandatory reduction of the U.S. Credit Commitment (the "Mandatory Reduction") in an amount equal to at least 50% of the aggregate Net Proceeds in excess of the first $5,000,000 received by the U.S. Borrower from the sale or other disposition of such assets.

               The balance of the Net Proceeds after payment of the Mandatory Reduction (provided that at such time there exists no Default or Event of Default) may be used by the U.S. Borrower, to (a) repurchase the Senior Notes, (b) prepay the U.S. Loans in accordance with Section 2B.12 of this Agreement and, with respect to Eurodollar Loans, subject to the provisions of Section 2B.8 hereof, or (c) reinvest such Net Proceeds in operating assets to be used in one or more lines of business permitted hereunder in which the U.S. Borrower is engaged, or plans to enter into (subject to the approval of the Agent), at the time of such sale or disposition of assets; provided, however, the U.S. Borrower's application of the balance of the Net Proceeds after payment of the Mandatory Reduction shall be subject to and in accordance with Section 4.14 of the Indenture Agreement.

          (c) In the event of an insured casualty loss, the U.S. Borrower may, subject to and in accordance with the terms of the Security Documents, and provided that at such time there exists no Default or Event of Default, use up to the first $3,500,000 of the aggregate Net Proceeds from insurance coverage to reinvest such amounts in operating assets to repair or replace such assets as were damaged or destroyed. Any insurance proceeds in excess of $3,500,000 on account of an insured casualty shall be applied directly to make a Mandatory Reduction in an amount equal to the excess of such insurance proceeds over the portion thereof utilized by the Borrower for repairs or a replacement (such portion not to exceed $3,500,000).

          (d) All Voluntary Reductions and Mandatory Reductions shall reduce the U.S. Credit Commitments pro rata with respect to each U.S. Bank and the Maximum Amount. Any Mandatory Reduction arising out of the sale of Clarke Common Stock pursuant to this Section 2.7, or arising out of the sale of Clarke's assets to the extent permitted by Section 6.6, shall reduce the Canadian Credit Commitment with respect to the Canadian Bank and the Canadian Maximum Amount. No Voluntary Reduction or Mandatory Reduction of the U.S. Credit Commitment, the Maximum Amount, the Canadian Credit Commitment or the Canadian Maximum Amount shall be subject to reinstatement.

     2.8. U.S. Cash Management. The U.S. Borrower shall deposit all cash, cash equivalents, checks, receipts and proceeds arising out of the sale of any of the Collateral into the Revenue Depository Accounts to be held in trust by the U.S. Borrower for the Agent and the U.S. Banks in accordance with the Cash Management Agreements .

Immediately upon receipt of revenues in the Revenue Depository Accounts, all sums deposited in such Revenue Depository Accounts shall be transferred to the First National Bank of Chicago for deposit into account no. 94-7648 (the "U.S. Operating Account"). By 12:00 noon on each Business Day, all funds remaining in the U.S. Operating Account shall be transferred to the Agent in accordance with the Cash Management Agreements to be applied towards the U.S. Borrower's Obligations in accordance with this Agreement and the other Loan Documents. So long as Excess Availability equals or exceeds Minimum Availability and no Default or Event of Default has occurred, the U.S. Borrower shall be entitled to use the funds in the U.S. Operating Account to pay obligations arising in the ordinary course of the Borrowers' business and to make Qualified Investments.

                                  SECTION IIA
                                  -----------

                        DESCRIPTION OF CANADIAN CREDIT
                        ------------------------------

     2A.1.  The Canadian Loans.

     (a) Canadian Loans. Subject to the terms and conditions set forth in this Agreement, the Canadian Bank agrees to lend to the Canadian Borrower and the Canadian Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Maturity Date, such amounts as requested by the Canadian Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested and outstanding Canadian Letters of Credit) at any one time equal to such Bank's Canadian Credit Commitment; provided, however, that (A) the maximum aggregate principal amount of all Canadian Loans outstanding plus the aggregate face amount of Canadian Letters of Credit outstanding (after giving effect to amounts requested), shall not at any time exceed the Canadian Maximum Amount; (B) the maximum aggregate principal amount of all Revolving Loans (including the aggregate face amount of U.S. Letters of Credit and Canadian Letters of Credit outstanding), after giving effect to amounts requested, shall not at any time exceed the Maximum Amount; and (C) at the time the Canadian Borrower requests a Canadian Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing.

     The Canadian Loans shall be made pro rata in accordance with each Bank's Canadian Commitment Percentage. If the aggregate principal amount of Canadian Loans outstanding plus the aggregate face amount of Canadian Letters of Credit outstanding at such time shall at any time exceed the Canadian Maximum Amount, the Canadian Borrower shall immediately pay to the Canadian Bank the amount of such excess. Failure to make such payment on demand shall be an Event of Default hereunder.

     (b) Canadian Loan Account. The Canadian Bank shall enter Canadian Loans and advances made by the Canadian Bank to the Canadian Borrower pursuant to this Agreement (including, without limitation, Canadian Letters of Credit that are outstanding) as debits in the Canadian Loan Account. The Canadian Bank shall also record in the Canadian Loan Account all payments made by the Canadian Borrower on account of the Canadian Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Canadian Borrower under this Agreement. The debit balance of the Canadian Loan Account shall reflect the amount of the Canadian Borrower's Obligations hereunder and shall be considered prime facie evidence thereof.

     2A.2.  The Canadian Revolving Credit Notes.

     (a) The Canadian Revolving Credit Note. The Canadian Loans shall be evidenced by a separate Canadian Revolving Credit Note of the Canadian Borrower to the Canadian Bank in or substantially in the form of Exhibit A-2 hereto (the "Canadian Revolving Credit Note"), with appropriate insertions.

     (b) Note Schedules. The Canadian Bank shall, and is hereby irrevocably authorized by the Canadian Borrower to enter in its records appropriate notations evidencing the date and the amount of each Canadian Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal made by the Canadian Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of the Canadian Bank to make any notation as provided in this subsection (b) shall in any way effect any Canadian Loan or the rights of the Canadian Bank or Obligations of the Canadian Borrower with respect thereto.

     2A.3. Canadian Commitment Fee. The Canadian Borrower shall pay to the Canadian Bank, for the account of the Canadian Bank, from the Closing Date through the Maturity Date, a Canadian Commitment Fee computed at the rate of [0.375]% per annum on the average daily amount of the unborrowed portion of the Canadian Credit Commitment, during each quarter or portion thereof. Outstanding Letters of Credit shall be counted as part of the "borrowed" portion of the Canadian Loans, for the purpose of calculating the Canadian Commitment Fee. The Canadian Commitment Fee shall be payable (i) quarterly in arrears, on the last day of March, June, September and December of each year beginning December 31, 1996, and (ii) on the Maturity Date.

     2A.4.  Reduction of Aggregate Canadian Credit Commitment.

     The Canadian Borrower may from time to time by written notice delivered to the Canadian Bank at least 1 Business Day prior to the date of the requested reduction, reduce by integral multiples of $500,000, any unborrowed portion of the Canadian Credit Commitment. No reduction of the aggregate Canadian Revolving Credit Commitment shall be subject to reinstatement.

     2A.5. Canadian Cash Management. The Canadian Borrower shall deposit all cash, cash equivalents, checks, receipts and proceeds arising out of the sale of any of the Collateral into the Revenue Depository Accounts with the Canadian Bank known as Account No. 537-60 and Account No. 6501-23 in accordance with a Cash Management Agreement. Immediately upon receipt of revenues in Account No. 537-60, all sums deposited in such Revenue Depository Account shall be transferred for deposit into Account No. 6501-23 (the "Canadian Operating Account"). So long as Excess Availability equals or exceeds Minimum Availability and no Default or Event of Default has occurred, the Canadian Borrower shall be entitled to use the funds in the Canadian Operating Account to repay Canadian Base Rate Loans, and to otherwise transfer funds out of the Canadian Operating Account all in accordance with the terms hereof (including to make Qualified Investments). During the existence of a Default or an Event of Default, all sums deposited in the Revenue Depository Accounts with the Canadian Bank or the Canadian Operating Account shall be deposited with the Agent by depository transfer check or by wire transfer at the Canadian Borrower's expense to be held for the benefit of the Canadian Bank for application to the Canadian Loan Account.


                                  SECTION IIB

                 PROVISIONS APPLICABLE TO ALL REVOLVING LOANS

     2B.1.  Notice of Borrowing or Conversion.

          (a) Except for a Revolving Loan made upon a draw under a Letter of Credit pursuant to Section 2B.5 hereof, whenever a Borrower desires to make a borrowing of a Revolving Loan, the U.S. Borrower shall give the Agent, at its address set forth in Section 9.1 hereof, not later than 12:00 noon (Boston time), and the Canadian Borrower shall give the Canadian Bank, at its address provided in accordance with the terms of Section 9.1 hereof, not later than 12:00 noon (Toronto time), at least three (or, in the case of a Revolving Loan which shall be a Base Rate Loan, one) Business Days' prior written notice via telecopy or telephonic notice from an authorized representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Loan. Each notice of borrowing under this Section 2B.1 shall be substantially in the form of Exhibit B-1 or B-2 hereto (each a "Notice of Borrowing or Conversion") and specify the date on which the Borrower desires to make a borrowing of a Revolving Loan (which in each instance shall be a Business Day), the amount of such borrowing, whether such borrowing shall be a Base Rate Loan, a Eurodollar Loan, a Bankers' Acceptance Loan, or a combination thereof, and in the case of the selection of a Eurodollar Loan or Bankers' Acceptance Loan, the proposed Interest Period therefor, and, shall refer to the most recent Borrowing Base Report delivered by the U.S. Borrower to the Agent pursuant to Section 5.1(d) hereof, and set forth the Borrowing Base and U.S. Borrowing Base provided therein. Following the expiration of the earlier of the time periods described in clauses (A)(i) and (ii) of the definition of Interest Period, if such notice shall be with respect to a borrowing of a Eurodollar Loan or Bankers' Acceptance Loan but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If
(x) the Borrower shall fail to state in any such notice whether such Revolving Loan shall be a Base Rate Loan, a Eurodollar Loan or a Bankers' Acceptance Loan, or (y) the Borrower shall be deemed to have made a borrowing of a Revolving Loan pursuant to Sections 2.1 and 2A.1 hereof, then the Borrower shall be deemed to have selected a Base Rate Loan. Subject to the other provisions of this Agreement, Base Rate Loans, Eurodollar Loans and Bankers' Acceptance Loans of more than one type may be outstanding at the same time; provided, however, that Eurodollar Loans and Bankers' Acceptance Loans shall be available for election by the Borrower only if the Interest Periods therefor expire at least one (1) Business Day before the Maturity Date for a Revolving Loan and such Loans shall be for $100,000 or CD$100,000, as applicable, or any integral multiple of $100,000 or CD$100,000, as applicable; and provided further that no more than five (5) Interest Periods in the aggregate for U.S. Loans which are Eurodollar Loans and three (3) Interest Periods in the aggregate for Canadian Loans which are Eurodollar Loans or Bankers' Acceptance Loans may be outstanding at any one time. The Agent shall promptly give each U.S. Bank telephonic notice (confirmed promptly in writing) of the proposed U.S. Revolving Loan, of such Bank's pro rata share thereof, and of the other matters covered by the Notice of Borrowing or Conversion.

          (b) The Borrower shall not be permitted to select a borrowing of a Eurodollar Loan or Bankers' Acceptance Loan in any Notice of Borrowing or Conversion (x) to the extent such selection would be prohibited by Section 2B.7 hereof, or (y) if a Default or an Event of Default shall be in existence as of the date of selection of the applicable Interest Period.

     2B.2 Interest. (a) Interest on Eurodollar Loans. The U.S. Borrower and the Canadian Borrower shall, as applicable, pay interest on all Eurodollar Loans at the aggregate of the Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as applicable for the Interest Period in effect, plus the Applicable Eurodollar Margin. Except as provided in Section 2B.2(e) hereof, each Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan made to it outstanding from time to time (i) on each Interest Payment Date with respect to such Eurodollar Loan with an Interest Period that does not exceed three months,
(ii) at the end of every three months from the commencement of the applicable Interest Period with respect to such Eurodollar Loan with an Interest Period longer than three months, (iii) at the date of conversion of such Eurodollar Loan (or portion thereof) to a Base Rate Loan or Bankers' Acceptance Loan, (iv) at maturity of each such Eurodollar Loan, and (v) after maturity of such Eurodollar Loan (whether by acceleration or otherwise) upon demand.

          (b) Interest on Base Rate Loans. The U.S. Borrower and the Canadian Borrower each shall, as applicable, pay interest on all Base Rate Loans at the aggregate of the Base Rate or the Reference Rate, as applicable, in effect from time to time, plus the Applicable Base Rate Margin. Except as provided in
Section 2B.2(e) hereof, the

Borrower shall pay interest on the unpaid principal amount of Base Rate Loans made to it hereunder outstanding from time to time (i) monthly in arrears on the first day of each calendar month commencing with December 1, 1996, (ii) at the Maturity Date, and (iii) after the Maturity Date of such Base Rate Loan (whether by acceleration or otherwise) upon demand.

          (c) Interest on Bankers' Acceptance Loans. The Canadian Borrower shall pay interest on all Bankers' Acceptance Loans at the aggregate of the Bankers' Acceptance Rate plus the Applicable Eurodollar Margin. Except as provided in Section 2B.2(e) hereof, the Canadian Borrower shall pay interest on the unpaid principal amount of each Bankers' Acceptance Loan made to it outstanding from time to time (i) on each Interest Payment Date with respect to such Bankers' Acceptance Loan, (ii) at the date of conversion of such Bankers' Acceptance Loan (or portion thereof) to a Base Rate Loan or Eurodollar Loan,
(iii) at maturity of each such Bankers' Acceptance Loan, and (iv) after maturity of such Bankers' Acceptance Loan (whether by acceleration or otherwise) upon demand.

          (d) Interest on Overadvances. Each Overadvance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 0.50% over the sum of the applicable interest rate and margin for Base Rate Loans or Eurodollar Loans, respectively, (the "Overadvance Spread"), which rate shall change contemporaneously with any change in the applicable interest rate.

          (e) Default Interest. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the U.S. Revolving Credit Notes or the Canadian Revolving Credit Note, respectively, shall upon the occurrence of an Event of Default, at the election of the Agent or the Canadian Bank, respectively, or upon the request of the Majority Banks, bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to, in the case of outstanding U.S. Loans, 2% above the interest rate otherwise applicable to such Revolving Loans pursuant to Sections 2B.2(a), (b), or (d) hereof, and in all other cases, 2% above the rate then applicable to Base Rate Loans, which interest shall be compounded daily and payable to the Agent or the Canadian Bank, respectively, on demand.

          (f) For purposes of this Section 2B.2, (i) the "Applicable Base Rate Margin" for U.S. Loans constituting Base Rate Loans shall be equal to (A) from the Closing Date through September 30 1997, a percentage equal to 0.25%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below; (ii) the "Applicable Base Rate Margin" for Canadian Loans constituting Base Rate Loans shall be equal to 1.5%' and (iii) the "Applicable Eurodollar Margin" shall be (A) from the Closing Date through September 30, 1997, a percentage equal to 2.00%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below:

                                    Table 1
                                    -------

         Prior Four Quarters'
           EBITDA to Cash                Applicable Base         Applicable
        Interest Expense Ratio             Rate Margin       Eurodollar Margin
        ----------------------             -----------       -----------------
       a)  less than 1.50                     0.50%                2.25%

       b)  less than or equal to              0.25%                2.00%
           2.00 but greater than or
           equal to 1.50

       c)  greater than 2.00                  0.00%                1.75%

For purposes of determining the Applicable Base Rate Margin and the Applicable Eurodollar Margin, the EBITDA to Cash Interest Expense Ratio will be tested quarterly, commencing with the first full fiscal quarter of the Borrowers following September 30, 1997, with Cash Interest Expense and EBITDA being determined as at the last day of the applicable fiscal quarter for the four consecutive fiscal quarters then ended, in each case as evidenced by the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), respectively.

     2B.3  Duration of Interest Periods.

     (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Eurodollar Loan or Bankers' Acceptance Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Agent or the Canadian Bank, as applicable, received no later than 12:00 noon (Boston time or Toronto time, as the case may be) on the date 3 Business Days before the end of the then applicable Interest Period if such Revolving Loan is to be continued as or converted to a Eurodollar Loan or Bankers' Acceptance Loan.

     (b) Notwithstanding the foregoing, no Borrower may select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Maturity Date.

     2B.4 Conversion of Borrowings; Renewals. (a) Unless otherwise prohibited under Section 2B.5 hereof, any Borrower may, from time to time following the Closing Date and prior to the Maturity Date, convert (i) all or a portion of its outstanding Base Rate Loans to one or more Eurodollar Loans, and with respect to the Canadian Borrower, Bankers' Acceptance Loans as well, in aggregate amounts and integral multiples of

$100,000 or CN $100,000, or (ii) all or a portion of its outstanding Eurodollar Loans to one or more Base Rate Loans, and with respect to the Canadian Borrower, Bankers' Acceptance Loans as well, so long as the aggregate principal balance of the portion of the Eurodollar Loans made to the Borrower not being converted, if any, is an integral multiple of $100,000 or CN $100,000; (iii) all or a portion of the Canadian Borrower's outstanding Bankers' Acceptance Loans to one or more Eurodollar Loans or Base Rate Loans in aggregate amounts of or any integral multiple of $100,000 or CN $100,000; provided, however, that the Borrowers shall not be entitled to convert any Base Rate Loan, or portion thereof, to a Eurodollar Loan or Bankers' Acceptance Loan, or any Eurodollar Loan, or portion thereof, to a Bankers' Acceptance Loan, or any Bankers' Acceptance Loan, or portion thereof, to a Eurodollar Loan, unless all accrued interest on the Base Rate Loan, or portion thereof, or Eurodollar Loan or portion thereof, or Bankers' Acceptance Loan, or portion thereof, as the case may be, to be converted through the date of such conversion shall have been paid in full; and provided further that no more than five (5) Interest Periods (with respect to U.S. Loans) and three (3) Interest Periods (with respect to Canadian Loans) in the aggregate for Loans which are Eurodollar Loans or Bankers' Acceptance Loans may be outstanding at any one time. Each conversion by any Borrower of any advance or portion thereof (other than a conversion pursuant to Section 2B.7 hereof) shall be made not later than 12:00 noon (Boston time or Toronto time, as applicable) on a Business Day on at least three (3) Business Day's prior written notice or telephonic notice from an authorized representative confirmed promptly in writing to the Agent (which shall promptly notify each U.S. Bank thereof in writing or by telephone confirmed promptly in writing) or the Canadian Bank, as applicable, from such Borrower. Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Revolving Loan, or portion thereof, to be converted, and (iii) in the case of conversion of any Revolving Loan to a Eurodollar Loan or a Bankers' Acceptance Loan, the duration of the Interest Period for such Eurodollar Loan or such Bankers' Acceptance Loan. Notwithstanding the above, the Borrowers shall not be permitted to convert any Revolving Loan, or portion thereof, to a Eurodollar Loan or a Bankers' Acceptance Loan if a Default or Event of Default shall have occurred and be continuing. Except as provided in Section 2B.4 or 2B.5 hereof, any conversion of a Eurodollar Loan or a Bankers' Acceptance Loan, or portion thereof, to a Base Rate Loan or a Revolving Loan of any other type shall be made only on the last day of the Interest Period with respect to such Eurodollar Loan or Bankers' Acceptance Loan.

          (b) Each renewal by the Borrower of an outstanding Eurodollar Loan or Bankers' Acceptance Loan or portion thereof (in an integral multiple of $100,000) shall be made on notice to the Agent (which shall promptly notify each Bank thereof in writing or by telephone confirmed promptly in writing) or the Canadian Bank, as applicable given not later than 12:00 noon (Boston time or Toronto time, as applicable) on the third Business Day prior to the last day of the Interest Period just ending for such Eurodollar Loan or Bankers' Acceptance Loan. Each notice (which notice shall be irrevocable) by a Borrower of the renewal of a Eurodollar Loan or Bankers' Acceptance Loan or portion thereof, shall be in writing or by telephone from an Authorized

Representative of the Borrower confirmed promptly in writing by delivery of a Notice of Borrowing or Conversion and shall specify (i) the amount of such renewal of the Eurodollar Loan or Bankers' Acceptance Loan or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that, following the expiration of the earlier of the time periods described in clauses (A)(i) and (ii) of the definition of Interest Period, if a Borrower fails to select the duration of any Interest Period for the renewal of such Eurodollar Loan or Bankers' Acceptance Loan or portion thereof (in an integral multiple of $100,000), the duration of such Interest Period shall be one month. Notwithstanding the above, the Borrower shall not be entitled to renew a Eurodollar Loan or Bankers' Acceptance Loan or portion thereof, (i) if at any time of the selection of such renewal there shall exist a Default or an Event of Default, or (ii) to the extent such renewal would be prohibited by
Section 2B.7 hereof.

          (c) Any Eurodollar Loan or Bankers' Acceptance Loan or portion thereof as to which the Agent or Canadian Bank, as applicable, shall not have received a proper Notice of Borrowing or Conversion as provided in Sections 2B.1 or 2B.4(a) or (b) hereof or notice of payment or prepayment by 12:00 noon (Boston time or Toronto time, as applicable) at least three Business Days prior to the last day of the Interest Period just ending for such Eurodollar Loan or Bankers' Acceptance Loan shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Loan or Bankers' Acceptance Loan.

          (d) All references to dollar amounts for purposes of this Section 2B.4 shall refer to Canadian Dollars for the Canadian Borrower.

     2B.5. Letters of Credit. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrowers made herein, the Agent (as agent for and under the joint responsibilities of the U.S. Banks) and the Canadian Bank each agrees to issue, to the extent permitted by law or the Uniform Customs Practices of the International Chamber of Commerce governing Letters of Credit (Publication No. 500 or any successor thereto), Letters of Credit upon the application of the U.S. Borrower or the Canadian Borrower, as applicable, during the period from the date hereof to the Maturity Date; provided that the aggregate principal amount of Letters of Credit outstanding for the account of the U.S. Borrower and the Canadian Borrower at any time shall not (i) exceed the Letter of Credit Maximum Amount, or (ii) with respect to U.S. Letters of Credit, cause the aggregate amount of outstanding U.S. Loans, including the aggregate face amount of U.S. Letters of Credit outstanding, to exceed the lesser of (y) the Maximum Amount or (z) the Availability; and provided, further that at the time any Borrower requests the issuance of a Letter of Credit and after giving effect to the issuance thereof, there has not occurred and is not continuing any Default or Event of Default. All Letters of Credit shall expire not later than the Maturity Date; provided, however, that documentary Letters of Credit shall expire within 180 days after issuance. Without limiting the foregoing, if any Letter of Credit would by its terms expire after the Maturity Date, the U.S. Borrower or the

Canadian Borrower, as applicable, shall, on the Maturity Date, cause another letter of credit issued by another bank to be substituted therefor or cause another bank satisfactory to the Agent or the Canadian Bank, as applicable, to indemnify the Agent (for the benefit of the U.S. Banks) or the Canadian Bank, as applicable, to its satisfaction against any and all liabilities and obligations in respect to such Letter of Credit and, in such event, this Agreement shall continue in full force and effect until all of the Obligations under any such Letters of Credit have been paid in full to the Agent (for the account of the U.S. Banks) or the Canadian Bank, as applicable.

     Amounts drawn under the Letters of Credit shall become immediately due and payable by the U.S. Borrower to the Agent for the benefit of the U.S. Banks, or by the Canadian Borrower to the Canadian Bank, and, if not paid in accordance with the terms of any such Letter of Credit, shall be added to the U.S. Loan Account as U.S. Loans, or to the Canadian Loan Account as Canadian Loans, as of the date funds are advanced under such Letter of Credit and shall be immediately due and payable upon the Maturity Date.

     In order to evidence such Letters of Credit, the U.S. Borrower or the Canadian Borrower shall enter into, with the Agent or the Canadian Bank, as applicable, such agreements and execute such instruments and documents as the Agent or the Canadian Bank, as applicable, customarily requires in like transactions, including, but not limited to, a letter of credit application and agreement. The U.S. Borrower and the Canadian Borrower hereby acknowledges and agrees that each of its respective chief executive officer, president, assistant secretary, controller and chief financial officer acting alone is authorized to sign applications for the issuance of Letters of Credit and that the execution and submission thereof to the Agent or the Canadian Bank, as applicable, by any such officer for the account of the U.S. Borrower or the Canadian Borrower shall be for the benefit and liability hereunder of the U.S. Borrower or the Canadian Borrower.

     2B.6. Letters of Credit Fees. The U.S. Borrower and the Canadian Borrower, as applicable, shall pay:

          (a) for issuance of each standby Letter of Credit, (i) to the Agent for the accounts of the U.S. Banks in proportion to their respective U.S. Commitment Percentages, or to the Canadian Bank, as applicable, a fee quarterly in arrears equal to the Applicable Eurodollar Margin per annum,
     (ii) to the issuer of such Letter of Credit, for its own account, an additional fee quarterly in arrears equal to 0.25% per annum of the face amount of such standby Letter of Credit, and (iii) such normal and customary costs, expenses and fees in connection with issuing, affecting payment under, amending or otherwise administering any Letter of Credit issued by the Agent or the Canadian Bank, as applicable; and

          (b) for the issuance of documentary Letter of Credit, (i) a fee quarterly in arrears equal to 3/8ths of 1% of the average daily balance of the undrawn face amount of such documentary Letter of Credit (which fee, in the case of a U.S. Letter of Credit, shall be allocated 1/4% to the U.S. Banks in proportion to their respective U.S. Commitment Percentages and 1/8th% to the Agent for its own account), and (ii) such normal and customary costs, expenses and fees in connection with issuing, affecting payment under, amending or otherwise administering any Letter of Credit issued by the Agent or the Canadian Bank, as applicable.

     2B.7.  Changed Circumstances.  In the event that:

     (i) on any date on which the Adjusted Eurodollar Rate or the Canadian Eurodollar Rate would otherwise be set, the Agent or the Canadian Bank, as applicable, shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate or the Canadian Eurodollar Rate, as the case may be, or

     (ii) at any time the Agent or the Canadian Bank, as applicable, shall have determined in good faith (which determination shall be final and conclusive) that:

          (A) the making or continuation of, or conversion of any Revolving Loan to, a Eurodollar Loan has been made impracticable or unlawful by (l) the occurrence of a contingency that materially and adversely affects the Interbank Eurodollar Market or (2) compliance by the Agent or any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the Adjusted Eurodollar Rate or Canadian Eurodollar Rate shall no longer represent the effective cost to any U.S. Bank for United States dollar deposits, or to the Canadian Bank for Canadian dollar deposits, as applicable, in the Interbank Eurodollar Market in which it regularly participates;

then, and in any such event, the Agent or the Canadian Bank, as applicable, shall forthwith so notify the U.S. or Canadian Borrower thereof. Until the Agent or the Canadian Bank, as applicable, notifies such Borrower that the circumstances giving rise to such notice no longer apply, the obligation of each Bank to allow selection by the Borrower of the Eurodollar Loan affected by the contingencies described in this Section 2B.7 (herein called "Affected Loans") shall be suspended. If at the time the Agent or the Canadian Bank, as applicable, so notifies such Borrower, such Borrower has previously given the Agent or the Canadian Bank a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Affected Loans have not yet gone into effect, such notification shall be deemed to be void and such Borrower may borrow Revolving Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to
Section 2B.1.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) such Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2B.8, and may borrow a Base Rate Loan in accordance with Section 2.1 hereof, as applicable, by giving a Notice of Borrowing or Conversion pursuant to Section 2B.1 hereof.

     Notwithstanding the foregoing, to the extent reasonably possible, each Bank will designate an alternate office with respect to its advances of Eurodollar Loans as may be reasonably required to reduce any liability of any Borrower to such Bank under Sections 2B.7, 2B.10 or 2B.11, so long as such designation is not disadvantageous to such Bank in any way.

     2B.8. Payments Not at End of Interest Period. If a Borrower for any reason makes any payment of principal with respect to any Eurodollar Loan or Bankers' Acceptance Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan or Bankers' Acceptance Loan, or fails to borrow or continue or convert to a Eurodollar Loan or Bankers' Acceptance Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2B.1, such Borrower shall pay to the Agent for the respective accounts of the U.S. Banks, or to the Canadian Bank, as applicable, an amount computed pursuant to the following formula:

                         L = (R - T) x P x D
                             ---------------
                                  360


Where:
        L = amount payable to the Agent for the accounts of the U.S. Banks or to the Canadian Bank
        R =  interest rate on such Revolving Loan
        T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Agent's sole discretion, or other obligation of Canada, selected at the Canadian Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Revolving Loan and in approximately the same amount as such Revolving Loan can be purchased by the Agent or the Canadian Bank on the day of such payment of principal or failure to borrow or continue or convert
        P = the amount of principal prepaid or the amount of the requested Revolving Loan
        D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The U.S. Borrower or Canadian Borrower, as the case may be, shall pay such amount upon presentation by the Agent or the Canadian Bank of a statement setting forth in reasonable detail the amount and the Agent's or the Canadian Bank's calculation thereof pursuant hereto, which statement shall be prima facie evidence thereof. In the event a Borrower elects to make any payment of principal with respect to any Eurodollar Loan or Bankers' Acceptance Loan prior to the last day of the applicable Interest Period, such payment shall be made solely upon at least three (3) days prior written notice of the Borrower's intention to make such payment.

     2B.9. Computation of Interest. Interest on all Revolving Loans and fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year with respect to U.S. Loans and over a 365-day year with respect to Canadian Loans. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment. Any rate of interest on the Base Rate Loans shall change when and as the Base Rate or the Reference Rate changes, as applicable. If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360 or 365 day year is equivalent, is the rate of interest determined as herein provided multiplied by the number of days in such year divided by 360 or 365, as the case may be.

     2B.10. Changes in Laws, Etc. With respect to any countries in which any Borrower is engaged in business, in case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any Governmental Body charged with the administration thereof or the compliance with any guideline or request of any central bank or other Governmental Body (whether or not having the force of law):

     (i) subjects the Agent or any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by any of the Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the income of the Agent or such Bank imposed by the United States of America, Canada or any Governmental Body), or

     (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Agent or any Bank (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as applicable), or

     (iii) imposes upon the Agent or any Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to the Agent or such Bank, reduce the income receivable by the Agent or such Bank or impose any expense upon the Agent or such Bank with respect to any Revolving Loans, the Agent and the Canadian Bank, as applicable, shall notify the Borrowers thereof within fifteen (15) months of the incurrence of such increased cost or expense or reduction in income. The Borrowers agree to pay to the Agent or such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Agent or such Bank of a statement in the amount and setting forth in reasonable detail the Agent's or such Bank's calculation thereof, which statement shall be prima facie evidence thereof. Any payments pursuant to this
Section 2B.10 shall be without duplication with respect to payments made under
Section 2B.11.

     2B.11. Capital Requirements. If after the date hereof the Agent or any Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Body charged with the administration thereof, or (ii) compliance by the Agent or any Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Agent's or such Bank's or such holding company's capital as a consequence of the Agent's or such Bank's U.S. Credit Commitment or Canadian Credit Commitment to make Revolving Loans hereunder to a level below that which the Agent or such Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Agent or such Bank to be material, then the Agent or such Bank shall notify the Borrowers thereof. The Borrowers agree to pay to the Agent or such Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Agent or such Bank of a statement in the amount and setting forth in reasonable detail the Agent's or such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Agent or such Bank may use any reasonable averaging and attribution methods. Any payments pursuant to this Section 2B.11 shall be without duplication with respect to payments made under Section 2B.10.

     2B.12.  Payments and Prepayments of the Revolving Loans.

     (a) The entire principal of the U.S. Revolving Credit Notes and the Canadian Revolving Credit Note, together with any accrued but unpaid interest, fees, charges, costs and expenses, shall be absolutely due and payable by the U.S. Borrower and the Canadian Borrower, respectively, to the U.S. Banks and the Canadian Bank, respectively, on the Maturity Date. All of the other indebtedness evidenced by the U.S. Revolving Credit Notes and the Canadian Revolving Credit Note shall, if not sooner paid, also be absolutely due and payable by the U.S. Borrower and the Canadian Borrower, respectively, to the U.S. Banks and the Canadian Bank, respectively, on the Maturity Date.

     (b) Revolving Loans that are Base Rate Loans may be voluntarily prepaid at any time, without premium or penalty, upon same Business Day's written notice to the Agent or the Canadian Bank, respectively. Revolving Loans that are Eurodollar Loans may be voluntarily prepaid at any time, without premium or penalty, on the last day of any Interest Period applicable thereto, and may be prepaid prior to the last day of the applicable Interest Period subject to and in accordance with the terms of Section 2B.6, upon prior written notice received by the Agent no later than 12:00 noon (Boston time), or upon prior written notice received by the Canadian Bank no later than 12:00 noon (Toronto time), as applicable, on the same Business Day as the prepayment. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. Subject to the terms of Section 2.7 and 2A.4 hereof, no prepayment of the Revolving Loans prior to the Maturity Date shall affect the Total Commitment or impair the U.S. Borrower's or the Canadian Borrower's right to borrow as set forth in Section 2.l and 2A.1, respectively. In the case of any partial payment of the U.S. Loans, the total amount of such partial payment shall be allocable among the U.S. Loans, subject to adjustment as provided in
Section 8.5, pro rata in accordance with the U.S. Commitment Percentage of each U.S. Bank.

     2B.13. Indemnities. (a) The U.S. Borrower hereby agrees to indemnify each U.S. Bank, and the Canadian Borrower hereby agrees to indemnify the Canadian Bank, on demand against any loss or expense which such Bank or its branch or Affiliate may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any Eurodollar Loan or Bankers' Acceptance Loan made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); or (ii) the effect of the occurrence of any Event of Default upon any Eurodollar Loan or Bankers' Acceptance Loan made to it; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Loan or Bankers' Acceptance Loan or any portion thereof. Each Bank shall provide to the Borrowers and the Agent a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be prima facie evidence thereof.

     2B.14. Telephonic Notice. Without in any way limiting any Borrower's obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Agent and the Canadian Bank may act without liability upon the basis of a telephonic notice believed by the Agent or the Canadian Bank in good faith to be from an authorized representative of such Borrower prior to receipt of written confirmation

     2B.15. Maximum Interest.

     (a) No provision of this Agreement or any Revolving Credit Note shall require the payment to any Bank or permit the collection by any Bank of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Obligations and binding on any Bank (such maximum rate being such Bank's "Maximum Permissible Rate").

     (b)  If the amount of interest computed without giving effect to this
Section 2B.15 and payable on any Interest Payment Date in respect of the preceding Interest Period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to such Bank on such date in respect of such period shall be computed at such Bank's Maximum Permissible Rate and the Banks shall determine the payments that are to be reduced or refunded, as the case may be.

     (c) If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced, then, (i) the amount of any charges for the use of money, expenses, fees, bonuses, commissions or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess; (ii) any remaining excess that has been paid will be credited towards repayment of the principal amount; and (iii) any overpayment that may remain after such crediting will be returned forthwith on demand. In this paragraph the terms "interest," "criminal rate" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code of Canada.

     (d) If at any time and from time to time: (i) the amount of interest payable to any Bank on any Interest Payment Date shall be computed at such Bank's Maximum Permissible Rate pursuant to the preceding subsection (b); and
(ii) in respect of any subsequent Interest Period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to the preceding subsection (b), provided, however, that if subsection (c) above applies no such adjustment shall be made.

     2B.16. Procedures for Payment. (a) Each payment or prepayment hereunder and under the Revolving Credit Notes shall be made not later than 12:00 noon (Boston time or Toronto time, as applicable) on the day when due in lawful money of the United States of America or Canada, as applicable, to the Agent or the Canadian Bank, as applicable, in immediately available funds, without counterclaim, offset, claim or recoupment of any kind. Each payment or prepayment hereunder and under the Revolving Credit Notes shall be made free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Body thereof or herein, except for taxes on the income of any Bank and except for any withholding tax under [Part XIII] of the Income Tax Act (Canada) as in effect on the date hereof. If any such taxes, duties or charges are so levied or imposed on any payment or prepayment to any Bank, the U.S. Borrower or the Canadian Borrower, as applicable, will make additional payments in such amounts as may be necessary so that the net amount received by such U.S. Bank or Canadian Bank, as applicable, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this Section 2B.16 (which additional sums payable shall not include any sums payable on account of a Bank's failure to perform its obligations pursuant to Sections 9.10(v) and (vi) hereof), will be equal to the amount provided for herein or in such Bank's Revolving Credit Note. Whenever any taxes, duties or charges are payable by a Borrower with respect to any payments or prepayments hereunder or under any of the Revolving Credit Notes, such Borrower shall furnish promptly to the Agent for the account of the applicable U.S. Bank, or to the Canadian Bank, as applicable, information, including certified copies of official receipts (to the extent that the relevant Governmental Body delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If such Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Agent for the account of the applicable Bank, or to the Canadian Bank, as applicable, the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the U.S. Borrower and the Canadian Borrower shall indemnify jointly and severally the affected U.S. Bank and the Canadian Bank for any incremental taxes, duties, charges, interest or penalties that may become payable by such Bank as a result of any such failure. The U.S. Borrower authorizes the Agent and each U.S. Bank, in the Agents' or such Bank's sole discretion, to charge to any deposit account which the U.S. Borrower may maintain with the Agent or such Bank the principal, interest, fees, charges, taxes, costs and expenses provided for in this Agreement or any other document executed and delivered in connection herewith, or to advance to the U.S. Borrower and to charge to it as a U.S. Loan a sum sufficient to pay such principal, interest, fees, charges, taxes, costs and expenses, with advice thereafter sent to the U.S. Borrower's chief financial officer in accordance with the Agent's or such Bank's customary practice.


                                  SECTION III
                                  -----------

                         CONDITIONS OF REVOLVING LOANS
                         -----------------------------

     3.1. Conditions Precedent to Initial Revolving Loan. The obligation of the Banks to make the initial Revolving Loan is subject to the fulfillment on the date hereof of each of the following conditions precedent:

          3.1.1  Loan Documents, Etc.

     (i) Each of (A) the Loan Documents, and (B) the Ancillary Documents, shall have been duly and properly authorized, executed and delivered to the Agent, on behalf of itself and the Banks, or to the Canadian Bank, as the case may be by the respective parties thereto and shall be in full force and effect on and as of the Closing Date; provided, however, that, subject to Section 6.5(d) hereof, USL shall have 30 days after the Closing Date to obtain and deliver to the Agent, for the ratable benefit of the Agent and the Banks, Bailee Waivers from the "Domestic Third Party Locations" listed on Exhibit D hereto, and USL shall have 90 days after the Closing Date to obtain and deliver to the Agent, for the ratable benefit of the Agent and the Bank, a Landlord Waiver from the lessor of USL's premises located at 8948-56 "J" Street, Omaha, Nebraska. Failure to timely obtain and deliver to the Agent such Bailee Waivers and Landlord Waiver shall constitute an Event of Default.

          (ii) Executed original counterparts of each of the Loan Documents, and copies of each of the Ancillary Documents, as executed and delivered by the respective parties thereto, shall have been furnished to the Agent, on behalf of itself and the Banks, or to the Canadian Bank, as the case may be.

          3.1.2 Legality of Transactions. No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Banks to perform any of their agreements or obligations under any of the Loan Documents to which they are a party on the Closing Date, or (ii) for any of the Borrowers to perform any of their respective agreements or Obligations under any of the Loan Documents or Ancillary Documents to which any of them is a party on the Closing Date; provided, that, if it shall have become and continue to be unlawful for the Banks to make, continue or convert to a Eurodollar Loan, or a Borrower to accept, continue or convert to a Eurodollar Loan, then the Banks may, if otherwise permitted under the Loan Documents, make a Base Rate Loan.

          3.1.3 Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrowers to the Agent and the Banks in this Agreement, the other Loan Documents or the Ancillary Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct in all material respects on and as of such date.

          3.1.4 Performance, Etc. Each Borrower shall have in all material respects duly and properly performed, complied with and observed each of its respective covenants, agreements and obligations contained in any of the Loan Documents or Ancillary

Documents to which it is a party or by which it is bound which are required to be performed on or prior to the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default.

          3.1.5 Certified Copies of Charter Documents. The Agent shall have received from each of the Borrowers, Leather U.S. and Holdings a copy, certified by a duly authorized officer of the respective company to be true and complete on the Closing Date, of (i) its charter or other incorporation documents, as in effect on such date of certification, certified by the Secretary of State or other appropriate governmental official, and (ii) its by-laws as in effect on such date.

          3.1.6 Proof of Corporate Action. The Agent shall have received from each of the Borrowers and Holdings a copy, certified by a duly authorized officer of the respective company to be true and complete on the Closing Date, of records of all corporate action taken by each to authorize (i) its execution and delivery of the Loan Documents and the Ancillary Documents to which it is or is to become a party, (ii) its performance of all of its agreements and Obligations under each of such documents, and (iii) any borrowings, pledges, guarantees and other transactions contemplated by this Agreement.

          3.1.7 Incumbency Certificate. The Agent shall have received from each of the Borrowers and Holdings an incumbency certificate, dated the Closing Date and signed by a duly authorized officer of the respective company, giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such company, each of the Loan Documents and each of the Ancillary Documents to which it is or is to become a party; (ii) with respect to the Borrowers, to make application for the Revolving Loans or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

          3.1.8 Proceedings and Documents. All corporate, governmental and other proceeding in connection with the transactions contemplated by the Loan Documents, the Ancillary Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

          3.1.9 Good Standing, Etc. The Agent shall have received a long-form certificate of the Secretary of State of the state of Wisconsin and the Ministry of Consumer and Commercial Relations, Ontario as to the Borrowers' legal existence and good standing in such state or province and listing all documents on file in the offices of said Secretaries of State or Ministry. The Agent shall also have received certificates of qualification to do business from any jurisdictions in which any of the Borrowers or Holdings is required to be qualified and a doing business filing for the Borrowers (including each of USL's divisions), to the extent such doing business filings are made by the Borrowers, from the appropriate jurisdictions. The Agent shall have received a long-form certificate of the appropriate

Secretary of State or other Governmental Body evidencing legal existence and good standing of Holdings, including a listing of all documents on file in said office.

          3.1.10 Facility and Agent's Fee. The U.S. Borrower shall have complied with its obligation under Sections 2.5 and 2.6 to pay the Facility Fee and Agent's Fee.

          3.1.11 Legal Opinions. The Agent shall have received favorable written legal opinions in form and substance satisfactory to the Agent, addressed to the Agent and the Banks, dated the Closing Date, from each of Pryor, Cashman, Sherman & Flynn and Goodman, Phillips & Vineberg, counsel to the Borrowers, in or substantially in the form of Exhibit K hereto.

          3.1.12 Financial Condition. The Banks shall be satisfied that the financial statements referred to in Section 4.7 fairly present the business and financial condition of each of the Borrowers as at the close of business on the date thereof and the results of operations for the periods then ended, and that there has been no material adverse change in the assets, business, income, prospects, operations or financial condition of any of the Borrowers since the most recent financial statements referred to therein.

          3.1.13 Security Documents; U.C.C. Search Reports; Insurance; Patents, Trademarks and Copyrights. The Security Documents and the appropriate financing statements (in the name of the Borrowers, USL's divisions and Holdings, as the case may be) and other documents in respect thereto that are necessary to enable the Agent to perfect a legal, valid and enforceable first-priority security interest thereunder for the benefit of the U.S. Banks and the Canadian Banks, as applicable, shall have been duly executed by each of the Borrowers and Holdings, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests shall have been completed. For the purpose of this Section 3.1.13 only, in addition to provisions of the Borrowers' legal counsels' opinion letters pursuant to Section 3.1.11, evidence of perfection shall mean for filings made in the states of North Carolina, Indiana and Nebraska receipt by the Agent's counsel of written facsimile notices setting forth the appropriate UCC-1 filing numbers, for filings in Wisconsin, receipt by the Agent's counsel of oral notice from the individuals who actually made the UCC-1 filings that such filings were in fact made in accordance with the laws of the State of Wisconsin, and for filings in the Province of Ontario, receipt by the Agent's counsel of a receipted copy of a financing statement from the Ministry of Consumer and Commercial Relations, Ontario, and a certified Personal Property Security Act (Ontario) search result confirming such registration. The Agent shall have received reports concerning the results of searches made no more than 30 days prior to the Closing Date of the Patent and Trademark Office and Uniform Commercial Code filing offices for the Borrowers and USL's divisions, as the case may be, in each appropriate jurisdiction where Collateral is located. The Agent shall have received satisfactory evidence that such insurance as is required by the Security Documents to be in effect in respect of all property and fixtures of the Borrowers is in effect and the interest of the Agent as loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property. All such insurance shall provide for 30 days' advance written notice to the Agent of any cancellation or failure to renew thereof. Arrangements completely satisfactory to the Agent shall have been made for the due filing of the Patent and Trademark Security Agreement in the United States Patent and Trademark Office and appropriate Canadian trademark office.

          3.1.14 Environmental Site Assessments. The Agent and the Banks shall have completed a review of environmental site assessment reports provided by the Borrowers, at the Borrowers' sole expense, for all Real Properties, which reports must be satisfactory to the Agent and the Banks in their discretion. As deemed necessary by the Agent or any Bank, further studies and reports may be required by the Agent from time to time at the Borrowers' expense and the Borrowers shall provide such access to all Real Properties as may be necessary to prepare such studies and reports.

          3.1.15 Borrowing Base Report. The Borrowers shall have delivered to the Agent a borrowing base report in form and substance reasonably satisfactory to the Banks, dated as of the Closing Date and evidencing Excess Availability under the Borrowing Base of at least $20,000,000.

          3.1.16 First Chicago Payoff. The Agent shall have received a payoff and release letter (and a commitment in writing to deliver related UCC-3 termination statements or other discharges) in form and substance satisfactory to the Agent and the Banks from First National Bank of Chicago, and arrangements completely satisfactory to the Banks shall have been made by the Borrowers with respect thereto.

          3.1.17 Completion of Due Diligence. The Agent shall have completed its due diligence review of the Borrowers, Leather U.S. and Holdings, and the results of such due diligence review shall have been satisfactory to the Agent in its sole and absolute discretion.

          3.1.18 Commercial Finance Examination. The Agent shall have completed to its full satisfaction a commercial finance examination performed by the Agent's field examiners.

          3.1.19 Disclosure. All matters which the Agent deems material to its credit decision in its sole and absolute discretion will have been disclosed to the Agent by the Borrowers and all exceptions to the representations and warranties made in this Agreement shall be acceptable to the Agent in its sole and absolute discretion.

          3.1.20 No Existing Defaults. At the time of the closing, there shall exist no Defaults or Events of Default under the terms of this Agreement, the Loan Documents and the Ancillary Documents.

          3.1.21 Reimbursement of Expenses and Payment of Fees. The U.S. Borrower shall have reimbursed the Agent for all of the reasonable fees and disbursements of Goulston & Storrs, counsel to the Agent, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, the Loan Documents and the closing of the transactions contemplated hereby.

     3.1.22 Single Purpose Entity Provisions. The Agent shall have received from Holdings amended articles of incorporation containing the Single Purpose Entity Provisions in substantially the same form as is set forth in Exhibit I hereto.

     3.1.23 Cash Management System. The Agent shall be satisfied, as determined in its reasonable discretion, with the cash management system of each of the Borrowers.

     3.2. Conditions Precedent to Initial Canadian Loan. In addition to the conditions for the making of any initial or other Revolving Loan hereunder, the making of any Canadian Loan shall be subject to the designation by the Agent of the Canadian Bank and the execution by the Canadian Bank of this Agreement and any other Loan Documents to which it is a party.

     3.3. Conditions Precedent to all Revolving Loans. The obligation of each Bank to make each Revolving Loan, including the initial U.S. Loan and Canadian Loan, or to continue a Revolving Loan as a Eurodollar Loan past the expiration of an Interest Period, or to convert a Revolving Loan to a Eurodollar Loan, is further subject to the following conditions:

     (a) with respect to U.S. Loans, timely receipt by the Agent of the Notice of Borrowing or Conversion, and with respect to Canadian Loans, timely receipt by the Canadian Bank, of a Notice of Borrowing or Conversion, all as provided in
Section 2B.1;

     (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects (except for changes in the ordinary course not otherwise prohibited by this Agreement) on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation (of a Eurodollar Loan past the expiration of an Interest Period) or conversion of each Revolving Loan to a Eurodollar Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Revolving Loan;

     (c) the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

     (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Agent or any Bank, would make it illegal or against the policy of any Governmental Body for such Bank to make, convert or continue such Revolving Loan hereunder; provided, that, if it shall have become and continue to be unlawful for the Banks to make, continue or convert to a Eurodollar Loan, or a Borrower to accept, continue or convert to a Eurodollar Loan, then the Banks may, if otherwise permitted under the Loan Documents, make a Base Rate Loan.

     The making or conversion of each Revolving Loan, or the continuation of a Eurodollar Loan or a Bankers' Acceptance Loan past the expiration of an Interest Period, shall be deemed to be a representation and warranty by each of the Borrowers on the date of the making, continuation or conversion of such Revolving Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.3.


                                  SECTION IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Agent and the Banks to enter into this Agreement and to make Revolving Loans hereunder, the Borrowers, jointly and severally, represent and warrant to the Agent and each Bank that:

     4.1. Organization and Qualification. Each of the Borrowers (a) is a corporation duly organized, validly existing and in good standing under the laws of the state or Province in which it is organized as listed on Exhibit D hereto,
(b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction listed on Exhibit D hereto, which are all the jurisdictions where the nature of its properties or business requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a material adverse effect on the business, income, financial condition, assets, operations, prospects or properties of any of the Borrowers.

     4.2. Corporate Authority. The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby are within the corporate power and authority of such Borrower who is a party thereto and have been authorized by all necessary corporate proceedings, and do not (a) require any consent or approval of any creditors, trustees for creditors or shareholders of any of the Borrowers including without limitation the Indenture Trustee or any other party pursuant to the terms of the Indenture Agreement (other than any such consent that has been obtained and provided in writing to the Agent prior to the Closing Date), (b) contravene any provision of the charter documents or by-laws of any of the Borrowers or any law, rule or regulation applicable to any of the Borrowers, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on any of the Borrowers, including, without limitation, the Indenture Agreement, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of any of the Borrowers other than Permitted Encumbrances.

     4.3. Valid Obligations. Each of the Loan Documents and Ancillary Documents to which any of the Borrowers is a party and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower who is a party thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and except for general principles of equity, including, without limitation, the remedy of specific performance or of injunctive relief which is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4. Consents or Approvals. The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which any of the Borrowers is a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any Governmental Body or any other party, except filings under the Uniform Commercial Code and the Personal Property Security Act (Ontario), and with the Patent and Trademark Office in connection with the Collateral consisting of personalty and fixtures; and to the extent any approval or consent or filing or registration was required for any existing Ancillary Document, or is or will be required for any future Ancillary Document, such approval or consent has been or will be timely given, and/or such filing or registration has been or will be timely made.

     4.5. Title to Properties; Absence of Encumbrances. Each of the Borrowers has good and marketable title to all of the material properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances, except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect any of such properties, assets or rights or the business, financial condition, assets or properties of any of the Borrowers. All such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests and other Encumbrances of any nature whatsoever, except Permitted Encumbrances. The rights, properties and other assets presently owned, leased or licensed by any of the Borrowers and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit any of the Borrowers to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof. At the time any of the Borrowers pledge, sell, assign or transfer to the Agent or the Canadian Bank, as the case may be, any instrument, document of title, security, chattel paper or other property (including Base Inventory, Equipment, Base Accounts, contract rights, patents, trademarks, copyrights, Accounts and any other Collateral) or any proceeds or products thereof, or any interest therein, such Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such properties shall have been pledged, sold, assigned or transferred to any Person other than the Agent or the

Canadian Bank, as the case may be, or in any way encumbered (other than Permitted Encumbrances and asset sales permitted under Section 6.6 hereof); and the Borrowers shall defend the same against the claims and demands of all Persons.

          4.6 Location of Records and Collateral; Name Change. Each of the Borrowers shall give the Agent written notice of any change in location at which Collateral is or will be kept and each office of the Borrowers at which the records of any of the Borrowers pertaining to Accounts Receivable and contract rights are kept. Except as such notice is given, all Collateral owned by a Borrower is and shall be kept, and all records of a Borrower pertaining to Accounts and contract rights are and shall be kept, at such location as appears with respect to such Borrower on Exhibit D hereto. The Borrowers shall give the Agent 30 days' prior written notice of any change in the name or corporate form of any of them or any change in the name or names under which any Borrower's business is transacted.

          4.7. Financial Statements. USL has furnished the Agent the Consolidated balance sheet of the Borrowers as of December 31, 1995 and the Consolidated statements of income, changes in stockholders' equity and cash flow of the Borrowers for the fiscal year then ended, and related footnotes, audited and certified by Arthur Andersen LLP, and USL's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995. USL has also furnished to the Agent the unaudited Consolidated balance sheet of the Borrowers as of August 31, 1996, and unaudited Consolidated statements of income, and cash flow for the eight months then ended (the "Initial Financial Statement"), as certified by the chief financial officer of USL, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. In addition, USL has provided Consolidated financial projections in the Confidential Financing Proposal dated August, 1996 portions of which were subsequently updated on September 23, 1996 and represent USL's most recent financial projections. The Borrowers have also furnished Consolidating balance sheets as of December 31, 1995 and August 31, 1996 as well as Consolidating statements of income and cash flows for the fiscal year then ended and the eight months then ended, respectively. Consolidating information is consistent with internal reporting and in detail as agreed with the Agent but does show separate full balance sheets, statements of income and cash flows for each of the Borrowers. All such financial statements were prepared in accordance with GAAP and present fairly the financial positions of each of the Borrowers as of such dates and the results of the operations of each of the Borrowers for such periods. There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements or Form 10-K that involve a material amount.

          4.8. Changes. Since the date of the Initial Financial Statement, there have been no changes in the assets, liabilities, financial condition, business, income, operations or prospects of any of the Borrowers, the effect of which has, in the aggregate, had a material adverse effect on the assets, properties, business, prospects, income, operations or financial condition of the Borrowers.

          4.9. Defaults. As of the date of this Agreement, no Default or Event of Default exists under the Loan Documents, Indenture Agreement (other than arising out of any default or event of default under the First Chicago Credit Agreement which have been fully disclosed to the Agent) or the Ancillary Documents.

          4.10. Taxes. Each of the Borrowers has filed all federal, state and other tax returns required to be filed in the United States, Canada or other jurisdiction, and all taxes, assessments and other governmental charges due from any of the Borrowers have been fully paid or adequate reserves have been established therefor, unless extensions for such filings or payments have been granted, or such taxes, assessments or other governmental charges are being contested in good faith, provided that adequate reserves have been established. None of the Borrowers has executed any waiver of limitations in respect of tax liabilities. Each of the Borrowers has established on its books reserves adequate for the payment of all material federal, state and other tax liabilities.

          4.11. Litigation. Except as set forth on Exhibit D hereto, there is no litigation, arbitration, proceeding or investigation pending or, to the knowledge of the Borrowers, threatened against any one or more of the Borrowers, Leather U.S. or Holdings which could reasonably result in a material judgment not fully covered by insurance, which could reasonably result in a forfeiture of all or any substantial part of the property of any of the Borrowers, Leather U.S. or Holdings, or which could reasonably otherwise have a material adverse effect on the assets, properties, business, financial condition or prospects of any of the Borrowers, Leather U.S. or Holdings.

          4.12. Subsidiaries. Except as otherwise permitted under this Agreement, none of the Borrowers has any Subsidiaries other than those listed on Exhibit E hereto.

          4.13. Investment Company Act. None of the Borrowers is subject to regulation under the Investment Company Act of l940, as amended.

          4.14. Compliance with ERISA and Employee Benefit Legislation. Each of the Borrowers and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and any Employee Benefit Legislation with respect to any Employee Benefit Plan and, together with each Plan, Welfare Plan and Employee Benefit Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and any Employee Benefit Legislation, and has not incurred any liability to the PBGC, any trustees or a Plan under Title IV of ERISA or under Employee Benefit Legislation; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA and the Code) has occurred with respect to any Plan or Welfare Plan or any analogous provision of any Employee Benefit Plan that is not a Multi-Employer Plan. To the best of the knowledge and belief of each of the Borrowers and each member of the Controlled Group, each Plan, Welfare Plan or Employee Benefit Plan and Employee Benefit Plan that is a Multi-Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any Employee Benefit Legislation; and neither any of the Borrowers nor any member of the

Controlled Group knows or has reason to know of the occurrence of a "prohibited transaction" or "reportable event" with respect to any Plan, Welfare Plan that is a Multi-Employer Plan, or any analogous provision in any provision of any Employee Benefit Plan.

          4.15.  Environmental Matters.

          (a) Each of the Borrowers has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the assets, properties, business, financial condition, income, prospects, affairs or operations of such Borrower. Each of the Borrowers is in compliance with (i) the terms and conditions of all such permits, licenses and authorizations, and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except, in each case or in the aggregate, to the extent failure to comply would not have a material adverse effect on the assets, properties, business, financial condition, income, prospects, affairs or operations of such Borrower.

          (b) Except as set forth in Exhibit D hereto, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of any Borrower, threatened by any Governmental Body or other Person with respect to any alleged failure by any Borrower to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent such notice, notification, demand, request for information, citation, summons, order, complaint, penalty or investigation would not have a material adverse effect on the assets, properties, business, financial condition, income, prospects, affairs or operations of the Borrowers. Certain of the Borrowers have been identified in writing as a potentially responsible party (as that term has been construed pursuant to CERCLA, or any similar applicable Environmental Law) at the sites listed and described in Exhibit D hereto (collectively, the "Responsible Party Sites") and at no other sites.

          (c) Except as set forth in Exhibit D hereto, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any Borrower, except to the extent such notification would not have a material adverse effect on the assets, properties, business, financial condition, income, prospects, affairs or operations of the Borrowers. No property now owned, leased or used by any Borrower is listed or proposed for listing on the National Priorities List under CERCLA or on any similar applicable foreign or state list of sites requiring investigation or clean-up. No property previously owned, leased, or used by the Borrower is listed or is proposed for listing on the National Priorities List under CERCLA or on any similar applicable foreign or state list of sites requiring investigation or clean-up for any Hazardous Material, actually or allegedly, generated, treated, stored, recycled, transported, disposed or released on the property during the time of Borrower's ownership, lease or use.

     (d) There are no liens or Encumbrances arising under or pursuant to any Environmental Laws on any of the real or personal property or properties now owned, leased or used by any Borrower and no governmental actions have been taken or are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which any Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property, except for deed restrictions listed and described in Exhibit D hereto and Permitted Encumbrances.

     (e) Neither any Borrower nor any previous owner, tenant, occupant or user of (1) any property now owned, leased or used by any Borrower or (2) any property formerly owned, leased or used by any Borrower, during the time of Borrower's ownership, lease or use has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property or in the ordinary course of business of any Borrower as disclosed to the Agent and, in such case, only in compliance with all Environmental Laws except to the extent failure to comply would not have a material adverse effect on the property, assets, financial condition, business, income, operations, prospects or affairs of any of the Borrowers, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property or in the ordinary course of business of any Borrower as disclosed to the Agent and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a material adverse effect on the property, assets, financial condition, business, income, operations, prospects or affairs of any of the Borrowers; nor, to the best knowledge of the Borrowers, have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Borrowers, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property or in the ordinary course of business of any Borrower as disclosed to the Agent and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a material adverse effect on the property, assets, financial condition, business, income, operations, prospects or affairs of any of the Borrowers.

     4.16 Disclosure. No representations and warranties made by any of the Borrowers in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks by or on behalf of any of the Borrowers, and no other factual information heretofore or contemporaneously furnished by or on behalf of any of the Borrowers to the Agent or the

Banks (other than financial projections furnished to the Agent prior to those delivered in accordance with Section 4.7), in connection with any of the transactions contemplated by any of the Loan Documents or Ancillary Documents, contains any material untrue statement of fact or omits to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein, there is no fact known to any of the Borrowers which materially adversely affects, or which would in the future materially adversely affect, the property, assets, financial position, business, income, operations, prospects or affairs of any of the Borrowers.

     4.17 Solvency. Both before and after giving effect to all Indebtedness incurred by the Borrowers on the Closing Date and at the time any Revolving Loan is made, each of Borrowers (i) is not Insolvent, and will not be rendered Insolvent by the Indebtedness incurred in connection herewith, (ii) will not be left with unreasonably small capital with which to engage in its business, (iii) will not have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, (iv) has assets having a present fair salable value in excess of the amount required to pay the probable liability on its existing matured debt as well as all existing debt as it matures during the term of this Agreement (whether liquidated or unliquidated, absolute, fixed or contingent), and (v) is receiving reasonably equivalent value under this Loan Agreement in exchange for the pledges of Collateral and the assumption of the Obligations.

     4.18 Compliance with Statutes, etc. Each of the Borrowers is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as will not, in the aggregate, have a material adverse effect on the business, operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of the Borrowers.

     4.19 Capitalization. On and as of the Closing Date (i) USL Common Stock consists of only 100 shares of issued and outstanding common stock of USL, 100% of which are held by Holdings, and (ii) Clarke Common Stock consists of only 1,000 shares of issued and outstanding common stock of Clarke, 100% of which are held by USL. All such outstanding shares have been duly and validly issued, and are fully paid and non-assessable. None of the Borrowers has outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     4.20 Labor Relations. None of the Borrowers are engaged in any unfair labor practice. Except as disclosed on Exhibit D hereto, and unless it would not have a material adverse effect on the property, assets, financial condition, business, income, operations, prospects or affairs of any of the Borrowers, there is (i) no unfair labor practice complaint pending or threatened against any of the Borrowers before the National Labor Relations

Board or analogous Governmental Body in Canada, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Borrowers or, to the knowledge of the Borrowers, threatened against any of them, (ii) no labor dispute, slowdown or stoppage pending against the Borrowers or, to the knowledge of any of the Borrowers, threatened against any of them, and (iii) to the best knowledge of any of the Borrowers, no union representation question exists with respect to the employees of any of the Borrowers and no union organizing activities are taking place.

     4.21 Certain Transactions. Except as set forth on Exhibit D hereto, none of the officers, partners, directors, or employees of any of the Borrowers is presently a party to any transaction with any of the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer, director, trustee or partner.

     4.22 Restrictions on the Borrowers. None of the Borrowers is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition (financial or otherwise) of any of the Borrowers.

     4.23 Capital Leases. Except as to future Capital Leases permitted hereunder, Exhibit D hereto contains a complete list of all capital leases and all amendments thereto and all other documents affecting rights and obligations thereunder, including without limitation, assignments and subleases pursuant to which any of the Borrowers lease equipment (herein individually referred to as a "Capital Lease" and collectively referred as the "Capital Leases"). Except as to future Capital Leases permitted hereunder, there are no capital leases other than the Capital Leases, affecting the personal property or the interests of any of the Borrowers. The copies of the Capital Leases heretofore delivered by the Borrowers to the Agent are true, correct and complete copies thereof and each of such Capital Leases is in full force and effect in accordance with the terms thereof. None of the Borrowers nor, to the best knowledge of any of the Borrowers, the lessor, under any Capital Lease is in default under the applicable Capital Lease or has given or received any notice of cancellation or termination of such Capital Lease other than the cancellation or termination of a Capital Lease by the Borrower party thereto in the ordinary course of its business and not due to or arising out of the occurrence of a default by such Borrower thereunder. No Borrower has assigned any of their interest in any of the Capital Leases, as collateral or otherwise, or granted any license with respect thereto, except as may be otherwise disclosed on Exhibit D hereto.

     4.24 Franchises, Patents, Copyrights, Etc. Except as otherwise set forth on Exhibit D hereto, each of the Borrowers possesses all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially now conducted without known conflict with any rights of others and, in each case, free of any lien or other Encumbrance not permitted by
Section 6.5.

     4.25 Collateral. All of the Obligations of the Borrowers to the Agent and the Banks under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.


                                   SECTION V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank has any commitment to lend hereunder or any Revolving Loan or other Obligation hereunder remains outstanding, the Borrowers jointly and severally covenant as follows:

     5.1. Financial Statements and other Reporting Requirements. The Borrowers shall furnish to the Agent and, as to clauses (a), (b) and (c) below, the Banks:

     (a) as soon as available to USL, but in any event within 90 days after the end of each fiscal year of the Borrowers, a Consolidated and Consolidating balance sheet as of the end of, and a related Consolidated and Consolidating statement of income, changes in stockholders' equity (Consolidated only) and cash flow for, such year, prepared in accordance with GAAP and audited and certified in the case of the Consolidated statements by Arthur Andersen LLP or other independent certified public accountants reasonably acceptable to the Agent; and, concurrently with such financial statements, a copy of such certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

     (b) as soon as available to the Borrowers, but in any event within 45 days after the end of each fiscal quarter of the Borrowers, a Consolidated and Consolidating balance sheet as of the end of, and a related Consolidated and Consolidating statement of income and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP and certified on behalf of the Borrowers by the chief financial officer of USL, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

     (c) as soon as practical and, in any event, within 30 days after the end of each fiscal month (other than the last month of each fiscal quarter), a Consolidated and Consolidating balance sheet as of the end of such month, statement of income and statement of cash flow, each of which shall contain a comparison of that month's balance sheet, income statement, or cash flow, as the case may be, to that of the same month in the prior year and to the Borrowers' financial projections, all as prepared in accordance with GAAP and certified on behalf of the Borrowers by the chief financial officer of USL, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

     (d) as soon as practical and, in any event, within (i) [14] days after the end of each fiscal month (the "Subject Month"), a written report in the form of Exhibit G hereto (such report being hereinafter referred to as a "Borrowing Base Report"), setting forth, inter alia, the Accounts Receivable balance, aging summary, setoffs, contra accounts, Ineligible Accounts, Inventory availability by category and other information regarding the Canadian Borrowing Base and the U.S. Borrowing Base as of the last day of such Subject Month, certified on behalf of the Borrowers by the chief financial officer of USL, provided that at any time Excess Availability is less than Minimum Availability, the Borrowers shall deliver to the Agent, on the Wednesday of the week immediately following the day on which Excess Availability became less than Minimum Availability, and on the Wednesday of each week thereafter until Excess Availability exceeds Minimum Availability, a written report in substantially the same form as the Borrowing Base Report setting forth the Canadian Borrowing Base and the U.S. Borrowing Base as to Canadian Base Accounts and U.S. Base Accounts as at the last Business Day of the immediately prior week (the "Weekly Base Report"), which Weekly Base Report may incorporate Ineligible Accounts from the last Business Day of the week two weeks immediately prior to the week in which the Weekly Base Report is delivered; provided, further, that the Weekly Base Report shall be in addition to the monthly Borrowing Base Report required under this
Section 5.1(d); and, provided, further, that in any case, the Borrowers shall also, if the Agent so requests, accompany each of the Borrowing Base Reports and the Weekly Base Reports with pledges or designations of Inventory in form and substance satisfactory to the Agent;

     (e) on or before January 31 of each fiscal year of the Borrowers, pro forma projections of the Borrowers, on a Consolidated and Consolidating basis, for such fiscal year on a month-to-month basis (it being recognized by the Banks that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

     (f) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.l, a report in substantially the form of Exhibit H hereto signed on behalf of the Borrowers by the chief financial officer of each of the Borrowers, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 6.7, 6.8 and 6.9;

     (g) promptly after the receipt thereof by any of the Borrowers, copies of any reports submitted to any of the Borrowers by independent public accountants in connection with any interim review of the accounts of any of the Borrowers made by such accountants;

     (h) promptly after the same are available, copies of all financial statements and reports as any of the Borrowers shall send to its stockholders, holders of the Senior Notes, or the Indenture Trustee, or that any of the Borrowers may file with the Securities Exchange Commission or the Ontario Securities Commission, as the case may be;

     (i) if and when any of the Borrowers gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

     (j) immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto, or (ii) affecting any of the Borrowers which would reasonably be expected to have a material adverse effect on the assets, properties, business, income, operations, condition (financial or otherwise) or prospects of USL, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto;

     (k) promptly upon becoming aware of any litigation or of any investigative proceedings by a Governmental Body commenced or threatened against any of the Borrowers, or of any material labor problem, dispute, slowdown, stoppage, or of any unfair labor practice complaint commenced or threatened against any Borrower, the outcome of which, if adversely determined, would or reasonably might have a materially adverse effect on the assets, properties, business, income, operations, condition (financial or otherwise) or prospects of any of the Borrowers, written notice thereof and the action being or proposed to be taken with respect thereto;

     (l) promptly upon becoming aware of any investigative proceedings by a Governmental Body commenced or threatened against any of the Borrowers regarding any potential violation of Environmental Laws or any spill, Release, discharge or disposal of any Hazardous Material, the outcome of which, if adversely determined, would or reasonably might have a materially adverse effect on the assets, properties, business, income, operations, condition (financial or otherwise) or prospects of any of the Borrowers, written notice thereof and the action being or proposed to be taken with respect thereto; and

     (m) from time to time, with reasonable promptness, such other financial data and other information about any of the Borrowers as the Agent or any Bank may reasonably request.

     5.2.  Conduct of Business.  Each of the Borrowers shall:

     (a) duly observe and comply in all material respects with all applicable laws and requirements of any Governmental Bodies relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

     (b) provide to the Agent copies of all notices regarding the Real Properties by any Governmental Bodies of material noncompliance with any Environmental Law, permit, license or authorization;

     (c) provide to the Agent copies of all notices which the Borrowers are required by law to deliver to Governmental Bodies regarding any material noncompliance of the Real Properties with any Environmental Law, permit, license or authorization;

     (d) not permit any liens or Encumbrances, other than Permitted Encumbrances, to be placed on any Real Property or personal property of the Borrowers arising under or pursuant to any Environmental Laws;

     (e) complete all environmental remediation work which is required of any of the Borrowers by Environmental Laws in connection with the Real Properties on or before any applicable deadlines established by Environmental Laws unless otherwise extended by the appropriate Governmental Body. However, none of the Borrowers shall be responsible for delays in completing environmental remediation work that are attributable to acts of God, weather conditions which are not reasonably foreseeable, delays in receiving, or the failure to receive necessary permits or approvals from state and/or local agencies (where complete applications for such permits and/or approvals were submitted in a timely fashion, including all appropriate and required information), intervention by Governmental Bodies, and/or other conditions or events which are beyond the Borrowers' reasonable control, provided that the Borrowers shall have given prompt written notice to the Agent and the Banks upon the occurrence of any such delay and the reason therefor;

     (f) maintain its corporate existence (subject to sales permitted under Sections 6.6(a)(iii) and 6.6(b));

     (g) remain engaged substantially in the same fields of business as those in which it is now engaged, except that the Borrowers may withdraw from any business activity which their respective Boards of Directors reasonably deem unprofitable or unsound, provided that prior to such withdrawal, the Borrowers shall provide the Agent with written notice thereof; and

     (h) subject to Sections 4.12 and 6.6, upon forming any Subsidiary, to the extent and in the manner required by the Agent, deliver to the Agent such Borrower's and such Subsidiary's agreement, satisfactory to counsel for the Agent, that the Subsidiary shall be bound by the terms of this Agreement, the other Loan Documents and the related documents and instruments thereunder, and such other agreements and documents as the Agent and Banks may reasonably request.

     5.3. Maintenance and Insurance. Each of the Borrowers shall maintain its properties in good repair, working order and condition or replace such properties as required for the normal conduct of its business and from time to time each of the Borrowers will make or cause to be made all needful and proper repairs, renewals, replacements, additions and improvements thereto to the extent required for the business of the Borrowers to be properly and advantageously conducted at all times and shall maintain or cause to be maintained all Leases and replacement Leases as may be required for the conduct of the Borrowers' business. Each of the Borrowers shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of such Borrower in the exercise of their reasonable judgment deem to be adequate. The Agent shall be named as loss payee and additional insured and shall be given 30 days' prior written notice of any cancellation of or failure to renew such insurance. If any of the Borrowers fails to provide such insurance, the Agent, in its sole and complete discretion, may provide such insurance and charge the cost thereof to the Loan Account or to the U.S. Borrower's deposit account with the Agent. Any payment not recovered from the Borrowers shall bear interest at the Base Rate plus Applicable Base Rate Margin then in effect. The Agent shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrowers, jointly and severally, hereby expressly assume full responsibility therefor and liability, if any, thereunder. USL, on behalf of the Borrowers, shall furnish to the Agent certificates or other evidence reasonably satisfactory to the Agent of compliance with the foregoing insurance provisions. The provision of this
Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

     5.4. Taxes. Each of the Borrowers shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which no lien in excess of $250,000 shall have been filed to secure such tax, assessment or charge and adequate reserves have been established and are being maintained in accordance with GAAP.

     5.5. Inspection by the Agent. Each of the Borrowers shall permit the Banks, through the Agent or the Agent's designee, at any reasonable time and from time to time, to (a) visit and inspect the properties (including the Real Properties) of such Borrower and/or conduct a field examination, audit (other than environmental audit) or other on-site examination of the Borrower's operations, books, records and property, provided that prior to the occurrence of an Event of Default, the number of audits of the Borrowers' books and records that the Agent or its designee may conduct in each fiscal year at the Borrowers' sole cost and expense shall be limited to 4 (it being understood that there shall be no limit on the number of audits that may be conducted by the Agent or its designee at the expense of the Agent or the Banks, or at the Borrowers' sole expense after the occurrence of and during the continuation of an Event of Default); (b) after the occurrence and during the continuation of a Default or an Event of Default, conduct one or more environmental audits of the Real Properties or of any real property hereafter acquired or leased by either of the Borrowers, and of the Borrowers' operations, books and records; (c) appraise the value of any of the Collateral, provided that prior to the occurrence of an Event of Default, the Agent or its designee may conduct in each fiscal year only one appraisal at the sole expense of the Borrowers (it being understood that there shall be no limit on the number of appraisals that may be conducted at the expense of the Agent or the Banks, or by the Agent or its designee at the Borrowers' sole expense after the occurrence and during the continuation of an Event of Default); (d) examine and make copies of and take abstracts from the books and records of any of the Borrowers, and (e) discuss the affairs, finances and accounts of any of the Borrowers with its appropriate officers, employees and accountants. In handling such information the Agent and the Banks shall exercise the same degree of care that each exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Agent or any Bank in connection with their present or prospective business relations with the Borrower, (ii) to prospective transferees or purchasers of an interest in the Revolving Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Agent or any Bank.

     5.6. Maintenance of Books and Records. Each of the Borrowers shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law.

     5.7. Environmental Indemnification. Each of the Borrowers, jointly and severally, covenant and agree, at their sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts acceptable to the Agent and the Banks) and hold the Agent and each Bank harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Agent and any Bank or the Real Property and arising directly or indirectly from or out of: (A) the Release or threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Real Property or any surrounding areas, regardless of whether or not caused by or within the control of a Borrower; (B) a Borrower's actual or alleged use, generation, manufacture, storage, disposal, transportation, handling or other disposition of any Hazardous Materials at any location; (C) the violation of any Environmental Laws relating to or affecting the Real Property or any Borrower, whether or not caused by or within the control of a Borrower; (D) the failure of a Borrower to comply fully with the terms and conditions of this Agreement; (E) the violation of any Environmental Laws in connection with other real property of a Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Real Property by virtue of any Environmental Laws; or (F) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Real Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Real Property or any surrounding areas to prevent or minimize such Release or threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Real Property or any surrounding areas. The rights of the Agent and each Bank under this Agreement shall be in addition to all rights under the Loan Documents (as such documents or instruments may be amended or modified from time to time) and payments by any Borrower under this Agreement shall not reduce any Borrower's obligations and liabilities under any of the Loan Documents. The Borrowers' joint and several Obligations to indemnify, defend and hold harmless under this Section 5.7 shall not apply to liens, damages, losses, liabilities, judgments or costs to the extent caused by the gross negligence or willful misconduct of the Agent or the Banks.

     5.8. Use of Proceeds. The proceeds of the U.S. Loans will be used by the U.S. Borrower (i) to repay in full the U.S. Borrower's obligations for borrowed money under the First Chicago Credit Agreement, (ii) to repurchase up to $30,000,000 of the Senior Notes within the first six months following the Closing Date (with no limitation thereafter) subject to the terms of Section 6.16, (iii) to provide working capital for the U.S. Borrower and general corporate purposes, and (iv) to pay fees, charges, costs and expenses incurred or sustained by the U.S. Borrower in connection with the consummation of the transactions referred to herein or contemplated hereby. The proceeds of the Canadian Loans will be used by the Canadian Borrower (x) to repay in full the Canadian Borrower's obligations for borrowed money under the First Chicago Credit Agreement, (y) to provide working capital for the Canadian Borrower and
(z) for general corporate purposes. Except as may be provided in this Section, no portion of any Revolving Loans shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System.

     5.9. Pension Plans. With respect to any Plan, the benefits under which are guaranteed, in whole or in part, by the PBGC or any Governmental Body succeeding to any or all of the functions of the PBGC or serving an analogous role in Canada, each of the Borrowers and each member of the Controlled Group will (i) fund each Plan or Employee Benefit Plan as required by the provisions of Section 302 of ERISA and Section 412 of the Code or any provision of any Employee Benefit Legislation; (ii) furnish the Agent, no later than the date of submission in the case of any request or notice relating to any such Plan or Employee Benefit Plan other than a Multi-Employer Plan, and no later than acquiring knowledge or having reason to know thereof in the case of any request or notice relating to a Multi-Employer Plan, (a) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 302 of ERISA or Section 412 of the Code or any provision of any Employee Benefit Legislation and (b) a copy of any notice of intent to terminate any Plan sent to the PBGC or any analogous Governmental Body in Canada, (iii) furnish to the Agent notice of any event described in Title IV of ERISA or any analogous provision of any Employee Benefit Legislation that could cause any Borrower or any member of the Controlled Group to become liable for any withdrawal liability, immediately upon knowing or having reason to know of such event, and (iv) furnish to the Agent, if and when any Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC or analogous Governmental Body in Canada of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA or any analogous provision of any Employee Benefit Legislation, or knows or has reason to know that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC or analogous Governmental Body in Canada or, if such notice is not given to the PBGC or analogous Governmental Body in Canada, a description of the content of the notice that would be required to be given; and the Borrower and each member of the Controlled Group will comply, and will cause each Plan, Welfare Plan and Employee Benefit Plan maintained by it to comply, in all material respects with the applicable provisions of ERISA, the Code and any Employee Benefit Legislation, and cause each Plan, Welfare Plan and Employee Benefit Plan maintained by it to pay all benefits when due.

     5.10. Fiscal Year. Each of the Borrowers shall have a fiscal year ending on December 31 of each year and shall notify the Agent of any change in such fiscal year. All of the Borrowers shall have the identical fiscal year end. In the event any of the Borrowers changes its fiscal year end, the Agent and the Banks shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in the fiscal year of such Borrower.

     5.11. Further Assurances. At any time and from time to time each of the Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent to effect the purposes of the Loan Documents.

     5.12. Location of Records and Collateral; Name Change. Each of the Borrowers shall give the Agent written notice of any change in location at which Collateral is or will be kept and each office of the Borrowers at which the records of any of the Borrowers pertaining to Accounts Receivable and contract rights are kept. Except as such notice is given, all Collateral owned by the Borrowers shall be kept, and all records of the Borrowers pertaining to Accounts and contract rights shall be kept, at such location(s) as appears on Exhibit D hereto. The Borrowers shall give the Agent 30 days' prior written notice of any change in the name or corporate form of any of them or any change in the name or names under which any Borrower's business is transacted.

                                  SECTION VI

                              NEGATIVE COVENANTS

     So long as any Bank has any commitment to lend hereunder or any Revolving Loan or other Obligation hereunder remains outstanding, the Borrowers, jointly and severally, covenant as follows:

     6.1. Indebtedness. No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

     (a) Indebtedness of the Borrowers to the Agent or the Banks or any of their respective Affiliates under the Loan Documents;

     (b) Indebtedness in respect of current liabilities, other than for borrowed money, of any Borrower incurred in the ordinary course of business and of a type and magnitude consistent with past practices;

     (c) Indebtedness in respect of Capital Leases and purchase money security interests of any Borrower representing obligations permitted to be incurred by the terms of Section 6.17 and incurred in the ordinary course of business and consistent with past practices;

     (d) Indebtedness existing on the date of this Agreement and disclosed on Exhibit C hereto or in the financial statements referred to in Section 4.7;

     (e) Indebtedness secured by Permitted Encumbrances which is otherwise non-recourse against any Borrower;

     (f)  Indebtedness of any Borrower owed to another Borrower;

     (g) Indebtedness arising out of the issuance of letters of credit by a lending institution other than one of the Banks, provided that no letter of credit shall be secured by any of the property of any of the Borrowers, and, provided, further, that the aggregate face amount of such letters of credit outstanding at one time pursuant to this
Section 6.1(g) shall not exceed $5,000,000; and

     (h)  Indebtedness permitted under Section 6.2 of this Agreement.

     6.2. Contingent Liabilities. No Borrower shall create, incur, assume or remain liable with respect to any Guarantees other than the following:

     (a) Guarantees in favor of the Agent or the Banks or any of their respective Affiliates under the Loan Documents;

     (b) Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto or in the financial statements referred to in Section 4.7;

     (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business; and

     (d) Guarantees with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $500,000.

     6.3. Leases. No Borrower shall during any fiscal year enter into any leases of real or personal property as lessee, except for capital and operating leases of Equipment and real property acquired after the date hereof and renewals of existing Leases providing for total Indebtedness of less than or equal to $10,000,000 over and above total Indebtedness under Leases existing as of the date hereof, or requiring payments in any one fiscal year (whether or not such payments are termed rent) in the aggregate of less than $2,500,000 over and above payment obligations under Leases existing as of the date hereof. The Borrowers shall cause the landlord of any premises leased by any of the Borrowers after the Closing Date to deliver to the Agent simultaneously with the execution of any Lease, at the option of the Agent, a Landlord Waiver in form and substance acceptable to the Agent.

     6.4. Sale and Leaseback. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that any Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     6.5. Encumbrances. None of the Borrowers shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("Permitted Encumbrances"):

     (a) Encumbrances in favor of the Agent or the Banks or any of their respective Affiliates under the Loan Documents;

     (b) Encumbrances existing on the date of this Agreement and disclosed in Exhibit C hereto;

     (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

     (d) landlords' and lessors' liens in respect of rent not in default, to the extent Landlord Waivers shall have been delivered to the Agent and the Banks, provided, however, that Landlord Waivers shall not be required for leased premises located outside of the United States, or if the value of all assets on or in all such leased premises in the aggregate (measured at the greater of cost or fair market value) is less than $1,000,000, provided further that the Borrower shall have ninety (90) days from the date hereof to provide a Landlord Waiver with respect to the U.S. Borrower's chief executive office set forth in the preamble hereto (failure to timely obtain or deliver such Landlord Waiver or to provide the notice required under Section 5.12 that the U.S. Borrower has changed its chief executive office shall constitute an Event of Default hereunder); or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested by a Borrower in good faith; liens securing the performance of bids, tenders, contracts (other than for the payment of money); third party possessory liens, to the extent Bailee Waivers shall have been delivered to the Agent and the Banks, provided, however, that Bailee Waivers shall not be required if the value of all assets subject to all third party possessory liens in the aggregate (measured at the greater of cost or fair market value) is less than $1,000,000; and statutory obligations incidental to the conduct of business of any Borrower and that do not in the aggregate materially detract from the value of the property of any Borrower or materially impair the use thereof in the operation of such Borrower's business;

     (e) judgment liens up to and including (i) $500,000 for any single judgment, or (ii) $2,000,000 in the aggregate, that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

     (f) Encumbrances securing Indebtedness for the purchase price of capital assets to the extent such Indebtedness is permitted by Section 6.17, provided that (i) each such Encumbrance is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of acquisition of the property, and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition; and

          (g) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business.

          6.6. Merger; Consolidation; Sale or Lease of Assets; Acquisitions. None of the Borrowers shall (a) sell, lease or otherwise dispose of assets or properties without the prior written consent of the Agent and the Banks, other than (i) sales of Inventory wholly in the ordinary course of business (including the sale of Inventory from discontinued operations that were previously in the ordinary course), (ii) sales of non-functioning, obsolete or surplus equipment that is replaced by assets of equal or greater value, and (iii) sales of assets not in the ordinary course of business in an aggregate amount, measured on a cumulative basis until the Maturity Date or earlier termination of this Agreement, not to exceed 10% of the value of the Borrower's FIFO Tangible Assets, or (b) liquidate, or merge or consolidate into or with any other Person, provided that Clarke may merge or consolidate into or with (x) USL if no Default or Event of Default has occurred and is continuing or would result from such merger and if USL is the surviving company, or (y) any other wholly-owned Subsidiary of USL, if no Default or Event of Default has occurred and is continuing or would result from such merger, and if Clarke is the surviving company. None of the Borrowers shall, without the prior written consent of the Agent and the Banks, acquire all or substantially all of the assets or capital stock of any Person other than by means of a Qualified Investment. The Agent shall provide UCC-3 partial termination statements and such other releases of its Liens as the Borrowers may reasonably require in the event of a sale pursuant to Sections 6.6(a)(ii) or (iii).


          6.7. EBITDA to Cash Interest Expense Ratio. The Borrowers shall not at any time permit the EBITDA to Cash Interest Expense Ratio of the Borrowers to be less than the following ratios for the following fiscal periods:

                                                          Minimum
               Period                                     Ratio
               ------                                    -------
               For each fiscal period consisting of         0.90
               four consecutive calendar quarters
               ending on December 31, 1996, March 31,
               1997 and June 30, 1997


               For the fiscal period consisting of          1.00
               four consecutive calendar quarters
               ending on September 30, 1997

               For each fiscal period consisting of         1.25
               four consecutive calendar quarters
               ending on December 31, 1997 and March
               30, 1998

          For any fiscal period consisting of         1.50
          four consecutive calendar quarters
          ending on or after June 30, 1998

     6.8. Leverage Covenant. The Borrowers shall not permit the Debt to Tangible Assets Ratio of the Borrowers to be greater than the following ratios as of the following points in time:

                           Period                     Ratio
                           ------                     -----
          At any time after October 31, 1996          1.25
          through and including May 31, 1998

          At any time after June 1, 1998              1.20


     6.9. Minimum EBITDA. The Borrowers shall not permit EBITDA to be less than ("Minimum EBITDA"):


                           Period                     Ratio
                           ------                     -----
          For each fiscal period consisting of    $15,000,000
          four consecutive calendar quarters
          ending on December 31, 1996, March 31,
          1997 and June 30, 1997

          For the fiscal period consisting of     $17,500,000
          four consecutive calendar quarters
          ending on September 30, 1997

          For the fiscal period consisting of     $20,000,000
          four consecutive calendar quarters
          ending on December 31, 1997

          For the fiscal period consisting of     $22,500,000
          four consecutive calendar quarters
          ending on March 31, 1998

          For each fiscal period consisting of    $25,000,000
          four consecutive calendar quarters
          ending on and after June 30, 1998

          Provided, however if any of the Borrowers sells or disposes of assets in accordance with the terms of Section 6.6(a)(iii), the Minimum EBITDA shall be reduced by an amount equal to the lesser of (i) the EBITDA during the 12 months then ending derived from the assets or properties then sold (such EBITDA to be determined in a manner consistent with GAAP and the Borrowers' past practices), and (ii) $2,500,000.

          6.10. Restricted Payments. None of the Borrowers shall pay, make or declare any Restricted Payment; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and Excess Availability exceeds Minimum Availability (after taking into account payments to Holdings or USL permitted under this Section) (i) USL may make a cash or property dividend, distribution or payment to Holdings in an amount not to exceed $50,000 per fiscal year, (ii) USL may make loans or capital contributions to Clarke provided that each such loan is evidence by a promissory note, and that such promissory note shall be pledged and delivered to the Agent as security for the U.S. Borrower's Obligations, and (iii) Clarke or any other Subsidiary of USL may make cash or property dividends, loans, distributions or payments to USL.

          6.11. Investments. None of the Borrowers shall make or maintain any Investments other than as may be permitted by Section 6.10 and Qualified Investments.

          6.12. ERISA and Employee Benefit Legislation. None of the Borrowers nor any member of the Controlled Group shall permit any Plan, Welfare Plan or Employee Benefit Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 406 of ERISA, Section 4975 of the Code or any analogous definition contained in any provision of any Employee Benefit Legislation), (ii) incur any "accumulated funding deficiency" (as defined in
Section 302 of ERISA or Section 412 of the Code or any analogous definition contained in any provision of any Employee Benefit Legislation) whether or not waived, or (iii) terminate in a manner that could result in the imposition of a lien or Encumbrance on the assets of the Borrower pursuant to Section 4068 of ERISA or any analogous provision under any Employee Benefit Legislation.

          6.13. Transactions with Affiliates. None of the Borrowers shall enter into or participate in any agreements or transactions of any kind with any Affiliate, except (i) agreements or transactions contemplated, required or allowed by any Loan Document or any Ancillary Document as in effect on the date of this Agreement, including, without limitation, the Loftus Consulting Agreement, provided that such agreements or transactions are not otherwise prohibited by this Agreement or any of the Security Documents; or (ii) agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (A) include only terms which are fair and equitable to the Borrowers, (B) do not violate or otherwise conflict with any of the terms of any of the Loan Documents, (C) require the payment of no fees, charges or commissions by any of the Borrowers to any Affiliate, except those which are reasonable and disclosed to the Agent, (D) are disclosed on the books, accounts and records of the Borrower, and (E) involve terms no less favorable to the Borrowers than would be the terms of a similar agreement or transaction with any Person other than an Affiliate.

          6.14. Loans. None of the Borrowers shall make to any Person any loan, advance or other transfer with the anticipation of repayment other than as may be permitted by Section 6.10, Qualified Investments, or loans or advances to employees of any Borrower so long as no Default or Event of Default shall have occurred and be continuing at the time of such loan or advance, provided that the amount of such loans or advances to employees outstanding at any one time shall not exceed $100,000.

          6.15. Borrowing Base. Except for Overadvances as set forth in Section
2.3 of this Agreement, none of the Borrowers shall cause or permit the aggregate principal amount of all Revolving Loans and the aggregate face amount of Letters of Credit outstanding at any time to exceed the Borrowing Base at such time.

          6.16. Minimum Excess Availability. The Borrowers' repurchase of one or more Senior Notes at any time shall not at the time of the repurchase cause the amount of Excess Availability to be less than or equal to $15,000,000, taking into account the costs of such repurchase.

          6.17. Capital Expenditures. None of the Borrowers shall make any Capital Expenditures in excess of $10,000,000 in the aggregate during any fiscal year from and after the date hereof without the prior written consent of the Agent and the Banks.

          6.18. No Amendments to Certain Documents. None of the Borrowers shall at any time cause or permit (i) any of the Ancillary Documents (other than the Labor Union Agreements) to be modified, amended or supplemented in any respect whatsoever, except for such modification or amendment as would not effect any change materially adverse to the Agent or the Banks, or have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of any of the Borrowers, or (ii) any of the charter or other incorporation documents or by-laws of any of the Borrowers or Holdings, or the incorporation documents of Leather U.S., to be modified, amended or supplemented in any material respect whatsoever, without (in each case) the express prior written agreement, consent or approval of the Agent.

          6.19. Labor Union Agreements. None of the Borrowers shall engage in any unfair labor practice. Except as disclosed on Exhibit D hereto, and unless it would not have a material adverse effect on the property, assets, financial condition, business, income, operations, prospects or affairs of any Borrower, there is (i) no unfair labor practice complaint pending or to the knowledge of any of the Borrowers threatened against any Borrower before the National Labor Relations Board or analogous Governmental Body in Canada, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or, to the knowledge of any Borrower, threatened against it, (ii) no labor dispute, slow-down or stoppage pending against any Borrower or, to the knowledge of any Borrower, threatened against any Borrower, and (iii) to the best knowledge of any Borrower, no union representation question exists with respect to the employees of any Borrower and no union organizing activities are taking place.

                                  SECTION VII

                                   DEFAULTS

     7.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

     (a) Any of the Borrowers shall fail to perform any Obligation for payment of money under the Loan Documents, including without limitation to pay any amount of principal of any Revolving Loans when due or any amount of interest thereon or any fees, costs or expenses payable hereunder or under any Revolving Credit Note or Letter of Credit; or

     (b) Any of the Borrowers shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in Sections 5.1, 5.3, 5.5, 6.1 through 6.3, inclusive, 6.5 through 6.11, inclusive, and 6.13 through 6.15, inclusive; or

     (c) Any of the Borrowers shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of subsections 7.1(a) and (b) hereof) contained in this Agreement or in any other Loan Document and such failure shall continue for 17 days; or

     (d) any representation or warranty of any of the Borrowers made in any Loan Document or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     (e) there shall occur any material adverse change in the assets, properties, liabilities, financial condition, business or prospects of any of the Borrowers;

     (f) any of the Borrowers shall fail to pay at maturity, or within any applicable period of grace, any obligations or Indebtedness (other than under the Loan Documents) in excess of $750,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

     (g) any of the Borrowers shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property,
(ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or similar Canadian legislation, (v) commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, (vii) be Insolvent, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

     (h) a proceeding or case shall be commenced, without the application or consent of any Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect), against any of the Borrowers; or action under the laws of the jurisdiction of incorporation or organization of any of the Borrowers or any of their respective Subsidiaries similar to any of the foregoing shall be taken with respect to any such Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 60 days; or

     (i) a judgment or order for the payment of money shall be entered against any Borrower by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of such Borrower, that individually exceeds $500,000 or in the aggregate exceeds $2,000,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     (j) any Borrower or any member of the Controlled Group shall fail to pay when due a material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA or to any Plan under Section 302 of ERISA or Section 412 of the Code or any analogous provision under any Employee Benefit Legislation; or a proceeding shall be instituted by a fiduciary of any Plan against any Borrower or any member of a Controlled Group and such proceeding shall not have been dismissed within sixty (60) days thereafter; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA or any analogous provision under any Employee Benefit Legislation by any Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing, if termination of a Plan could cause any of the Borrowers or any member of the Controlled Group to become liable for a material amount with respect to the Plan, or the PBGC or analogous Governmental Body shall institute proceedings under Title IV of ERISA or any analogous provision under any Employee Benefit Legislation to terminate or to cause a trustee to be appointed to administer any Plan, otherwise, or a condition shall exist by reason of which the PBGC or analogous Governmental Body would be entitled to obtain a decree adjudicating that any Plan or Plans must be terminated; or

     (k) The Equitable Life Assurance Society and its Affiliates shall hold directly or indirectly less than 51% of the Equity Securities of, or shall not have the direct or indirect ability to appoint a majority of the Board of Directors of, USL; or

     (l) William F. Loftus, or someone reasonably acceptable to the Agent (the Agent hereby acknowledging that Robert A. Hale is acceptable), shall no longer serve as the chief executive officer of USL, provided that USL shall have 30 days from the date Mr. Loftus ceases serving as chief executive officer of USL to appoint a successor or acting successor reasonably acceptable to the Agent; or

     (m) any Loan Document, or covenant, agreement, representation, warranty or Obligation therein, shall be canceled, terminated, revoked or rescinded, or cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof, other than in accordance with the express prior written agreement, consent or approval of the Agent and the Banks; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Loan Document shall be commenced by or on behalf of such Borrower, or by any court or any other Governmental Body of competent jurisdiction; or any court or any other Governmental Body of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of, or any part of, the Loan Documents or any one or more of the obligations of any Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

     (n) any default or event of default shall occur and be continuing under the Indenture Agreement.

     7.2. Remedies. Upon the occurrence of (i) an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and (ii) any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Majority Banks and upon the Agent's declaration:

     (a) each Bank's Revolving Credit Commitment to make any further Revolving Loans hereunder shall terminate;

     (b) the unpaid principal amount of the Revolving Loans together with accrued interest, fees and charges, and such other Obligations as the Agent may elect, and all other Obligations of any of the Borrowers to the Agent and each Bank of any kind hereunder and under the other Loan Documents, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

     (c) the Agent may exercise (on behalf of itself and the Banks) any and all rights the Agent and the Banks have under this Agreement, the other Loan Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Agent's and the Banks' rights by any action at law, in equity or other appropriate proceeding.

                                 SECTION VIII

                      CONCERNING THE AGENT AND THE BANKS

     8.1 Appointment and Authorization. Each of the Banks hereby appoints Bank of Boston to serve as Agent under this Agreement and irrevocably authorizes the Agent to take such action on such Bank's behalf under this Agreement and to exercise such powers and to perform such duties under this Agreement and the other documents and instruments executed and delivered in connection with the consummation of the transactions contemplated hereby as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     8.2 Agent and Affiliates. Bank of Boston shall also have the same rights and powers under this Agreement of a Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank of Boston and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent hereunder. Except as otherwise provided by the terms of this Agreement, nothing herein shall prohibit any Bank from accepting deposits from, lending money to or generally engaging in any kind of business with the Borrower or any Affiliate of the Borrower.

     8.3  Future Advances.

     (a) (i) U.S. Loans. In order to more conveniently administer the U.S. Loans, each U.S. Bank does hereby authorize the Agent, on behalf of such Bank, to make all U.S. Loans to the U.S. Borrower, which are requested by the U.S. Borrower during any Business Day, subject to the terms and conditions of this Agreement and not to exceed in the aggregate the sum of all of the Banks' U.S. Credit Commitments. Each U.S. Bank does hereby further irrevocably agree, subject to the terms of Section 8.3(b), whether or not this Agreement has been terminated, a Default or an Event of Default has occurred, the Agent has accelerated the Obligations or the Agent is proceeding to liquidate the Collateral, to transfer to the Agent by 2:00 p.m. on the last Business Day of each calendar week, or such other times as the Agent may inform the U.S. Banks of from time to time, sufficient immediately available federal funds to reimburse the Agent for its respective U.S. Commitment Percentage of all U.S. Loans and other advances (not to exceed such Bank's U.S. Credit Commitment) made through the close of business on the immediately preceding Business Day after taking into account payments received by the Agent and applied to the U.S. Loan Account under Section 8.5, and subject to adjustment in accordance with the terms of Section 8.15.

          (ii) Canadian Loans. In order to more conveniently administer the U.S. Loans, and to calculate adjustments in accordance with the terms of Section 8.15, the Canadian Bank shall deliver to the Agent by 2:00 P.M. (Toronto time) on each Business Day a statement setting forth the Canadian Loans made and repayments thereof received during the immediately preceding Business Day as well as the outstanding balance of all Canadian Loans as of the close of business on such immediately preceding Business Day.

     (b) Notwithstanding the terms of Section 8.3(a), at such time as (i) the Majority Banks have exercised their option pursuant to Section 7.2 to cause all of the Obligations to be immediately due and payable and there is then no irrevocable prior commitment to fund any additional Revolving Loans or other advances hereunder, or (ii) there has occurred and is continuing an Event of Default under clause (a), (g) or (h) of Section 7.1, each of the U.S. Banks shall be obligated to fund additional U.S. Loans or other advances hereunder in accordance with the terms of Section 8.3(a), and the Canadian Bank shall be obligated to fund additional Canadian Loans or other advances hereunder in accordance with the terms of Section 2A.1, solely upon the written consent or approval of the Majority Banks. In no event shall any Bank be required to advance any amount of U.S. Loans or Canadian Loans, respectively, in excess of its respective U.S. Credit Commitment or Canadian Credit Commitment.

     (c) Funds provided by the Agent or the Canadian Bank as payment upon a sight or time draft presented to the Agent or the Canadian Bank, as applicable, under a Letter of Credit issued pursuant to the terms of
          Section 2B.5 hereof, and any payments made by the Agent or the Canadian Bank on behalf of the U.S. Borrower or the Canadian Borrower, as applicable, including, without limitation, pursuant to the terms of
          Section 5.3 hereof, shall constitute U.S. Loans or Canadian Loans, as applicable, or other advances initially made by the Agent or the Canadian Bank, as applicable, at such time as such funds are actually provided, or such payments are made, by the Agent or the Canadian Bank, as applicable. All U.S. Loans and other advances made by the Agent on behalf of any Bank shall be, for purposes of interest income and other charges, considered loans from such Bank to the U.S. Borrower and reflected in the U.S. Loan Account at such time as the Agent receives from such Bank funds as provided in this Section 8.3, and prior to such time such U.S. Loans and advances shall be considered, for purposes of interest income and other charges, loans from Bank of Boston and so reflected in the U.S. Loan Account. In addition, subject to the Security Documents, any collection of U.S. Collateral, including, but not limited to, any collections of Accounts, shall be applied to reduce any debit balance in the U.S. Loan Account so that the debit balance of the U.S. Loan Account equals the sum of each Bank's respective U.S. Commitment Percentage of such debit balance. The Agent may at any time upon notice to any U.S. Bank (i) refuse to make U.S. Loans and advances on behalf of such Bank unless such Bank shall have provided to the Agent immediately available federal funds sufficient to cause the U.S. Loan Account to equal and reflect such Bank's respective U.S. Commitment Percentage; (ii) require such Bank to fund such Revolving Loans and advances before making such U.S. Loans and advances to the U.S. Borrower; or (iii) require that such Bank immediately transfer to the Agent prior to the time such funds would otherwise be required hereunder immediately available federal funds sufficient to cause the U.S. Loan Account to equal (subject to adjustments pursuant to the terms of Section 8.15) the sum of each Bank's respective U.S. Commitment Percentage times the balance of such Loan Account (it being acknowledged, however, that the Agent will attempt to require any U.S. Bank to fund its share of any U.S. Loan or advance prior to the time such funding would otherwise be required hereunder to the extent such share exceeds $100,000, provided that the foregoing shall in no way diminish the Agent's rights under clauses
          (i) through (iii), inclusive, of this sentence, which rights it may exercise in its sole discretion). Notwithstanding the provisions hereof, the obligations to make U.S. Loans or Canadian Loans and advances under the terms of this Agreement shall be the several and not joint obligation of each Bank, or the Canadian Bank, as applicable, and any advances made by the Agent on behalf of a U.S. Bank are strictly for the administrative convenience of the parties and shall in no way diminish such Bank's liability to the Agent, subject to the terms of Section 8.3(b), to repay the Agent for such U.S. Loans and advances. Under no circumstances shall the Agent or any U.S. Bank which is not the Canadian Bank be obligated or otherwise required to make any Canadian Loans.

     8.4 Delinquent Bank. (a) Notwithstanding anything to the contrary contained in this Agreement, any U.S. Bank that fails to make available to the Agent its share of any U.S. Loan when and to the full extent required by the provisions of this Agreement shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding U.S. Loans, interest, fees or otherwise, to the remaining non-delinquent U.S. Banks for application to, and reduction of, their respective pro rata shares of all outstanding U.S. Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the non-delinquent U.S. Banks in proportion to their respective pro rata shares of all outstanding U.S. Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding U.S. Loans of the non-delinquent U.S. Banks, the Banks' respective pro rata shares of all outstanding U.S. Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (b) A Delinquent Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause
(iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, multiplied by (ii) the amount of such Delinquent Bank's share of such U.S. Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed from and including such date to the date on which the amount of such Delinquent Bank's share of such U.S. Loan shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Delinquent Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Delinquent Bank.

     8.5  Payments.

          (a) All payments and prepayments of principal of U.S. Loans or other advances received by the Agent shall be applied first to all fees and charges due solely to the Agent for its own account, with the balance to be paid promptly to each of the U.S. Banks on account of fees, charges, interest and outstanding principal due to all U.S. Banks pro rata in accordance with their respective U.S. Commitment Percentages. All such payments from the U.S. Borrower to be paid to the U.S. Banks shall be held in trust for the benefit of the U.S. Banks. As each such payment is received by the Agent, the Agent shall promptly charge or credit each of the U.S. Banks to the extent necessary to ensure that as between them (and subject to adjustments pursuant to the terms of Section 8.15) each of the U.S. Banks holds its respective U.S. Commitment Percentage of outstanding U.S. Loans or other advances, based on the then unpaid aggregate principal amounts of the U.S. Loans or other advances outstanding.

          (b) Each of the Banks and the Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right hereunder or otherwise) in respect of principal of, or interest on, the U.S. Loans or Canadian Loans, respectively, or any fees which are to be shared among the Banks, which, as compared to the amounts theretofore received by the other Banks with respect to such principal, interest or fees, is in excess of such Bank's pro rata share of such principal, interest or fees as provided in this Agreement, such Bank shall share such excess, less the costs and expenses (including reasonable attorneys' fees and disbursements) incurred by such Bank in connection with such realization, exercise, claim or action, pro rata with all other Banks in proportion to their respective interests therein (taking into account any adjustments previously determined or to be determined by the Agent pursuant to the terms of Section 8.15) and such sharing shall be deemed a purchase (without recourse) by such sharing party of participation interests in the Revolving Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) At such time as (i) the Majority Banks have exercised their option pursuant to Section 7.2 to cause all of the Obligations to be immediately due and payable and then there is no irrevocable prior commitment to fund any additional Revolving Loans or other advances hereunder, or (ii) there has occurred and is continuing an Event of Default under clause (a), (g) or (h) of
Section 7.1 hereof, (A) all payments received by the Agent as proceeds of U.S. Collateral or Canadian Collateral, to be paid to the U.S. Banks or the Canadian Bank, as applicable, under the Security Documents, shall be held in trust for the benefit of the US. Banks and the Canadian Banks, respectively, and the Agent shall charge or credit each of the Banks to the extent necessary to ensure that as between them (taking into account any adjustments pursuant to the terms of Section 8.15) each of the Banks holds its respective Total Commitment Percentage of outstanding Revolving Loans or other advances, based on the then unpaid aggregate principal amounts of the Revolving Loans or other advances outstanding, and (B) each of the Banks and the Agent hereby agrees that any amount it may receive (whether by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross-claim, by the enforcement of any right hereunder or otherwise) in respect of principal of, or interest on the Revolving Loans or any fees which are to be shared among the Banks, shall be provided to the Agent to be distributed to all of the Banks so as to reimburse such Banks for the reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by such Bank in connection with such realization, exercise, claim or action, and the remainder shall be shared pro rata among all of the Banks to the extent necessary to ensure that as between them (taking into account any adjustments pursuant to the terms of Section 8.15) each of the Banks holds its respective Total Commitment Percentage of outstanding Revolving Loans or other advances, based on the then unpaid aggregate principal amounts of the Revolving Loans or other advances outstanding; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     8.6 Interest, Fees and Other Payments. (i) All payments of interest received by the Agent in respect of U.S. Loans or other advances, except as otherwise provided by the terms of this Agreement, and all other fees and premiums received by the Agent hereunder or in respect of U.S. Loans or other advances shall be applied first to all fees and charges due solely to the Agent for its own account, and second to each of the U.S. Banks on account of fees, charges, interest and outstanding principal due to all U.S. Banks pro rata in accordance with their respective U.S. Commitment Percentages (taking into account for purposes of determining pro rata shares of payments on account of interest, but not of fees or charges, any adjustments pursuant to the terms of
Section 8.15; and (ii) all payments received by the Agent pursuant to Sections
9.2 or 9.3 of this

Agreement shall be applied by the Agent to reimburse each Bank, on account of the tax, charge or expense in respect of which such payment is made.

     8.7  Action by Agent.

          (a) The obligations of the Agent hereunder are only those expressly set forth herein. The Agent shall have no duty to exercise any right or power or remedy hereunder or under any other Loan Document or instrument executed and delivered in connection with or as contemplated by this Agreement or to take any affirmative action hereunder or thereunder.

          (b) The Agent shall keep all records of the U.S. Loans and payments with respect thereto, and shall give and receive notices and other communications to be given or received by the Agent hereunder on behalf of the Banks.

          (c) Upon the occurrence of an Event of Default the Agent may, and upon the direction of the Majority Banks pursuant to Section 7.2 the Agent shall, exercise the option of the Banks pursuant to Section 7.2 to declare all Revolving Loans and other Obligations immediately due and payable and may take such action as may appear necessary or desirable to collect the Obligations and enforce the rights and remedies of the Agent or the Banks.

          (d) Whether or not an Event of Default shall have occurred, the Agent may from time to time exercise the rights of the Agent and Banks hereunder or under the other documents, instrument or agreements executed or delivered in connection with or as contemplated by this Agreement as it may deem necessary or desirable to protect the Collateral and the interests of the Agent and the Banks therein.

     8.8 Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 8.8, it shall notify the other Banks of the existence of such Default or Event of Default.

     8.9 Consultation with Experts. The Agent shall be entitled to retain and consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such counsel, accountants or experts. The Agent may employ agents and attorneys-in-fact and shall not be liable to the Banks for the default or misconduct of any such agents or attorneys.

     8.10 Liability of Agent. The Agent shall exercise the same care to protect the interests of each Bank as it does to protect its own interests, so that so long as the Agent exercises such care it shall not be under any liability to any of the Banks, except for the Agent's gross negligence or willful misconduct with respect to anything it may do or refrain from doing. Subject to the immediately preceding sentence, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith in its capacity as Agent. Without limiting the generality of the foregoing, neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any Loan Document, or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Sections 3.1, 3.2 or 3.3, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness, enforceability or genuineness of this Agreement, the Revolving Credit Notes, any other Loan Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement; (v) the existence, value, collectibility or adequacy of the Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Banks (through the Agent) therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Banks (through the Agent) in the Collateral. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     8.11 Indemnification. Each Bank agrees to indemnify the Agent (to the extent the Agent is not reimbursed by the Borrowers), ratably in accordance with its Total Commitment Percentage from and against any cost, expense (including attorneys' fees and disbursements), claim, demand, action, loss or liability which the Agent may suffer or incur in connection with this Agreement, or any action taken or omitted by the Agent hereunder, or the Agent's relationship with the Borrower hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking or refraining from taking any action hereunder, but excluding any costs, expenses or losses directly arising from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall in any way relieve the Borrowers of their obligations under this Agreement with respect to the amounts so paid by any Bank, and the Banks shall be subrogated to the rights of the Agent, if any, in respect thereto.

     8.12 Independent Credit Decision. Each of the Banks represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in
Section 4.7 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each of the Banks acknowledges that it has not relied upon any representation by the Agent and that the Agent shall not be responsible for any statements in or omissions from any documents or information concerning the Borrower, this Agreement, the Revolving Credit Notes, any other Loan Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement. Each of the Banks acknowledges that it will, independently and without reliance upon the Agent or other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     8.13 Consents of All Banks. Under any circumstances where the consent, waiver, approval or similar decision of the Majority Banks or all of the Banks must be requested by the Borrowers under the terms of this Agreement, in the event that Bank of Boston, acting on its own account and not as Agent, has given any such consent, waiver, approval or otherwise, each of the other Banks hereby agrees with Bank of Boston, that any such consent, waiver, approval or otherwise will not be unreasonably withheld or delayed by such Bank.

     8.14 Successor Agent. Bank of Boston, or any successor Agent, may resign as Agent at any time by giving written notice thereof to the Banks and to the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent, (which successor Agent shall be a commercial bank (or Affiliate thereof) or savings and loan association organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America or any State thereof and having a combined capital, surplus and undivided profits of at least $100,000,000 (and shall be reasonably acceptable to the Borrowers if and only if at the time no Default or Event of Default has occurred and is continuing and such acceptance by the Borrowers is not unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after such resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank (or Affiliate thereof) or savings and loan association organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America or any State thereof and having a combined capital, surplus and undivided profits of at least $100,000,000 (and shall be reasonably acceptable to the Borrowers if and only if at the time no Default or Event of Default has occurred and is continuing and such acceptance by the Borrower is not unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement as Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     8.15  Relationship among Banks Regarding U.S. Loans and Canadian Loans.

           (a) Reference is made to the fact that (i) the availability of Canadian Loans to the Canadian Borrower pursuant to Section 2A.1 hereof is being provided by the

Canadian Bank, (ii) such Canadian Loans outstanding from time to time constitute a sublimit under and reduction of Availability of U.S. Loans hereunder from time to time pursuant to Section 2.1, and (iii) pursuant to Schedule 1 attached hereto the Canadian Bank has attributed to it a Canadian Commitment Percentage and a Total Commitment Percentage as set forth in said Schedule 1. It is hereby acknowledged and agreed by the Agent, the Banks and the Borrowers that the Canadian Loans are to be administered as a separate facility in accordance with and as contemplated by the terms of this Agreement. In furtherance of the understandings of the Banks, during the ongoing administration of the Canadian Loans and the U.S. Loans, neither the Agent nor the other U.S. Banks shall be obligated or permitted to make any advances of Canadian Loans. The Canadian Bank, however, shall be obligated and permitted to make U.S. Loans in accordance with its U.S. Commitment Percentage (subject to and taking into account adjustments pursuant to the terms of this Section 8.15).

          (b) In order to facilitate determinations of their respective portions of the Loans to be made by each of the U.S. Banks, all of the Banks hereby acknowledge and agree that determinations of such amounts shall be made by the Agent in accordance with the terms of this Section, such determinations to be deemed to be true and accurate in the absence of manifest error. Such determinations shall be made based upon the following two principles: (i) all Canadian Loans are to be made by the Canadian Bank, and (ii) considering that the Canadian Bank's Canadian Commitment Percentage (i.e., 100%) is greater than its U.S. Commitment Percentage and Total Commitment Percentage (i.e., as of the original execution and delivery of this Agreement, 15%) the Agent shall allocate to the Canadian Bank a reduced percentage of U.S. Loans (and a pro rata increased percentage of U.S. Loans to the other U.S. Banks) if, and to the extent, required to cause the Canadian Bank's aggregate percentage share of Revolving Loans then outstanding to equal as closely as possible the Canadian Bank's Total Commitment Percentage. For example, for illustrative purposes only:
(x) at such time as the Canadian Bank has made outstanding Canadian Loans equal to $7,500,000.00, and the U.S. Banks in the aggregate have made outstanding U.S. Loans equal to $72,500,000.00, the portion of the U.S. Loans that the Agent shall then allocate to the Canadian Bank shall equal $4,500,000.00 (i.e., 6% of U.S. Loans outstanding) so as to cause the Canadian Bank's aggregate percentage share of the Revolving Loans then outstanding to equal 15%; (y) at such time as the Canadian Bank has outstanding Canadian Loans equal to $7,500,000.00, and the U.S. Banks in the aggregate have outstanding U.S. Loans equal to $20,000,000.00, the portion of the U.S. Loans that the Agent shall then allocate to the Canadian Bank shall equal $0.00 (since the Canadian Loans constitute such a large portion of the total Revolving Loans that the Canadian Bank has a percentage of outstanding Revolving Loans in excess of 15%) and the portion of the U.S. Loans that the Agent shall then allocate to the other U.S. Banks shall be distributed among them in proportion to such other U.S. Banks' respective U.S. Commitment Percentages; (z) at such time as the Canadian Bank has outstanding Canadian Loans equal to $0.00, and the U.S. Banks in the aggregate have outstanding U.S. Loans equal to $80,000,000.00, the portion of the U.S. Loans that the Agent shall then allocate to the Canadian Bank shall equal $12,000,000.00 so as to cause the Canadian Bank's aggregate percentage share of the Revolving Loans then outstanding to equal 15%.

          (c) If, upon the irrevocable termination or expiration of the commitment of the Banks to make U.S. Loans or Canadian Loans under this Agreement because of an Event of Default or otherwise, the aggregate percentage of Revolving Loans made by the Canadian Bank shall exceed the Canadian Bank's Total Commitment Percentage, at the Agent's option exercisable in its sole discretion, the U.S. Banks (including the Canadian Bank) shall make an additional Base Rate Loan to the U.S. Borrower for purposes of causing the U.S. Borrower to provide funds to the Canadian Borrower so as to repay in full all of the Obligations of the Canadian Borrower, whereupon all of the Banks shall have respective outstanding U.S. Loans in proportion to their respective Total Commitment Percentages.

          (d) Notwithstanding any other provision of this Agreement to the contrary, upon the acceleration of the Obligations of the Borrowers in accordance with the terms of this Agreement, in the event that the Agent has not then exercised its option pursuant to Section 8.15(c), each of the U.S. Banks and the Canadian Bank hereby agrees to purchase or sell a portion of the Revolving Loans outstanding as the Agent shall direct so as to cause the outstanding portion of each U.S. Loan and Canadian Loan held by each of the Banks to equal such Bank's respective Total Commitment Percentage.

                                  SECTION IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     9.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) five Business Days after being properly deposited in the United States mails postage prepaid, certified, return receipt requested,
(iii) when sent by electronic facsimile transmission, or (iv) the next Business Day after being delivered to a nationally recognized overnight courier, addressed to such party at its address indicated below:

     If to any of the Borrowers, at or in care of

       United States Leather, Inc.
       1110 North Old World Third Street
       Suite 400
       Milwaukee, Wisconsin  53203
       Attention: William F. Loftus, Chief Executive Officer and President, and Robert A. Hale, Senior Vice President and Chief Financial Officer

          Telecopy:  (414) 765-1040

     with a copy to

          Pryor, Cashman, Sherman & Flynn
          410 Park Avenue
          New York, NY  10022
          Attention:  Blake Hornick, Esq.
          Telecopy:  (212) 326-0806

     with a copy of any notices pertaining in any way to the Canadian Borrower or the Canadian Loans to

          Celia Rhea, Esq.
          Goodman, Phillips and Vineberg
          250 Yonge Street
          Eaton Tower, Suite 2300
          Toronto, Ontario, CANADA M5B 2M6

     If to the Agent or Bank of Boston, at

          The First National Bank of Boston
          100 Federal Street
          Boston, Massachusetts  02110
          Attention:  Mark K. Gertzof, Director, Mail Stop:  01-09-06
          Telecopy:  (617) 434-2309

     with a copy to

          Goulston & Storrs, P.C.
          400 Atlantic Avenue
          Boston, Massachusetts  02110
          Attention:  Philip R. Rosenblatt, Esq.
          Telecopy:  (617) 574-4112

     If to the Canadian Bank, at such address as the Agent shall specify in accordance with the terms hereof with a copy to

          Goulston & Storrs, P.C.,
          400 Atlantic Avenue,
          Boston, Massachusetts  02110
          Attention:  Philip R. Rosenblatt, Esq.
          Telecopy:  (617) 574-4112
or at any other address specified by such party in writing.

     9.2. Expenses. (a) The Borrowers will pay on demand all reasonable expenses of the Agent in connection with the preparation, administration, waiver or amendment of this Agreement, the Revolving Credit Notes, the Loan Documents or other documents executed in connection therewith, or the administration, default or collection of the Revolving Loans or other Obligations, or reasonable expenses of the Agent and any Banks in connection with default, collection in connection with the Agent's or any Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees and costs of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and subject to Section 5.5, any fees or expenses associated with any travel or other costs relating to any appraisals, audits or examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to a Base Rate Loan hereunder (including any default rate).

          (b) Notwithstanding anything to the contrary contained in this Agreement, the U.S. Borrower and the Canadian Borrower each agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributed to any payment made hereunder, under the Revolving Credit Notes or from the execution, delivery of, or otherwise with respect to, this Agreement, the Revolving Credit Notes, other Loan Documents and any and all recording fees relating to any Loan Documents.

          (c) The U.S. Borrower shall indemnify each U.S. Bank and the Agent, and the Canadian Borrower shall indemnify the Canadian Bank, for the full amount of any taxes, duties or charges other than taxes on the net income of a Bank duly paid or payable by such Bank or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made immediately upon demand therefor.

          9.3. Indemnification. The Borrowers shall absolutely and unconditionally indemnify and hold harmless the Agent and each of the Banks against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Agent or any of the Banks or by any of their shareholders, directors, officers, employees, representatives, subsidiaries, affiliates or agents (other than as a result of the gross negligence or willful misconduct of the Agent or any of the Banks or such officers, directors, shareholders, employees or agents thereof) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement, any of the other Loan Documents or any of the Ancillary Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, any of such Loan Documents or any of such Ancillary Documents, are ultimately consummated (other than those costs and expenses incurred by the Banks other than the Agent in connection with the syndication, preparation, execution and delivery of the Loan Documents, and the day-to-day administration of the transactions contemplated thereby).

     9.4. Set-Off. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the Agent or any Bank or any of its branch or affiliate offices to any of the Borrowers may, at any time and from time to time during the existence of a Default or Event of Default, without notice to the Borrowers or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Agent or such Bank against any and all Obligations of the Borrowers to the Agent or such Bank or any of its affiliates in such manner as the head office of the Agent or Bank or any of its branch offices in their sole discretion may determine, and the Borrowers hereby grant the Agent or such Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

     9.5. Term of Agreement. This Agreement shall continue in force and effect so long as any Bank has any commitment to make Revolving Loans hereunder or any Revolving Loan or any Obligation shall be outstanding.

     9.6. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Loan Document or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     9.7. Governing Law. This Agreement and each of the other Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

     9.8. Amendments, Waivers, Etc. Except as otherwise expressly provided in this Agreement or any of the other Loan Documents, the following parties, for themselves or in their representative capacity, as the case may be, are hereby entitled and empowered to take the following actions hereunder without the consent, acquiescence, joinder or other agreement of any other party hereto:

          (a) The Agent acting alone is hereby entitled and empowered to do any of the following:

               (i) release from the liens created hereby any of the Collateral having a value equal to or less than $500,000.00 per annum not to exceed $1,500,000.00 in the aggregate over the term of this Agreement; and

               (ii) amend Schedule I hereto from time-to-time to reflect any changes to the U.S. or Canadian Credit Commitments, U.S. or Canadian Commitment Percentages, or Total Commitment and Commitment Percentages with any other Banks in order to reflect transactions in accordance with Section 9.10 hereto from time-to-time (any such Schedule I as so amended from time-to-time by the Agent to be conclusively presumed to be accurate and correct in the absence of manifest error).

          (b) The Majority Banks and the Borrower are hereby entitled and empowered to modify, amend or supplement each of the Loan Documents in any respect except for those respects specifically addressed elsewhere in this Agreement (including this Section) or any other of the Loan Documents.

          (c) The Majority Banks are hereby entitled and empowered to do any of the following:

               (i) waive the performance or observance by any Borrower of any of its covenants, agreements or obligations under any of the Loan Documents;

               (ii) release from any liens created hereunder or under any of the Loan Documents any Collateral having a value greater than $1,500,000.00 in the aggregate over the term of this Agreement but less than or equal to $5,000,000.00 in the aggregate over the term of this Agreement;

               (iii) make or give any other determinations to be made and consents to be given by the Agent and the Banks hereunder.

          (d) the Agent and all of the Banks, acting together, hereby are entitled and empowered to do any of the following:

               (i)   extend or postpone the Maturity Date;

               (ii) increase the percentages or types of Collateral used to measure the Borrowing Base or the amount of Overadvances permitted under this Agreement;

               (iii) decrease the interest rates prescribed in any of the Revolving Credit Notes;

               (iv) increase the U.S. Credit Commitment, Canadian Credit Commitment, U.S. Commitment Percentages, Canadian Commitment Percentages, Total

Commitment or Total Commitment Percentages of any of the Banks, except as permitted by Section 9.10;

               (v) release from any liens created hereunder any Collateral having a value greater than $5,000,000.00 in the aggregate over the term of this Agreement;

               (vi)  change the definition of Majority Banks hereunder; and

               (vii)  modify, amend or supplement any of the terms of this
Section 9.8.

          (e) Notwithstanding any provisions of this Agreement to the contrary, any change to Section VIII of this Agreement or any other provisions of this Agreement affecting the rights or obligations of the Agent shall not be amended of modified without the prior written consent of the Agent.

     9.9. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) neither of the Borrowers may assign or transfer its rights or obligations hereunder, and (ii) no Bank may assign or transfer its rights or obligations hereunder to any Person except in accordance with the provisions of Section 9.10.

     9.10.  Successors and Assigns.

          (i) Any Bank may at any time grant to one or more banks or other financial institutions (each, a "Participant") participating interests in its Revolving Credit Commitment or any or all of its Revolving Loans in an amount equal to not less than $5,000,000 and on such terms as such Bank may think fit, provided, however, that prior to granting a participating interest to a Participant, such Bank shall (x) notify the Borrowers and the Agent in writing identifying the proposed Participant and stating the aggregate principal amount of the proposed participating interest, and (y) receive the prior written consent of each of the Borrowers (unless there is then in existence a Default or Event of Default) and the Agent, which consent may not be unreasonably withheld or delayed by either the Borrower or the Agent. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such grantor Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such grantor Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such grantor Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that such grantor Bank will not agree, without the consent of the Participant, to any modification, amendment or waiver of this Agreement requiring the consent, agreement or approval of all of the Banks, as described in Section 9.8. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2B.7, 2B.10 and 2B.11 with respect to its participating interest. An assignment or other transfer which is not permitted by paragraph (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (i).

          (ii) Any Bank may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all, or a proportionate part of all, of its rights, interests and obligations under this Agreement and the Revolving Credit Notes on such terms, as between such Bank and each of its Assignees, as such Bank may think fit, and such Assignee shall assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank; provided, however, that (A) prior to assigning any interest to any Assignee hereunder, such Bank shall (x) notify the Borrowers and the Agent in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (y) receive the prior written consent of each of the Borrowers (unless there is then in existence a Default or Event of Default) and the Agent, which consent may not be unreasonably withheld or delayed by either the Borrower or the Agent, and (B) no Bank will assign to any Assignee less than an aggregate amount equal to $5,000,000 of such Bank's Revolving Credit Commitment and interest in the Revolving Credit Notes. It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this paragraph (ii) shall not restrict, (A) an assignment or other transfer by any Bank to an Affiliate of such Bank or to any other Bank or (B) a collateral assignment or other similar transfer to a Federal Reserve Bank. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights, interests and obligations of a Bank with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph (ii), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Revolving Credit Notes are issued to the Assignee and such other documentation as may be reasonably required to evidence the Assignee's rights and obligations hereunder as may be reasonably required shall be executed and delivered among the appropriate parties.

          (iii) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Sections 2B.7, 2B.10 or 2B.11 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

          (iv) Assignments require a fee payable to the Agent solely for the account of the assignor, and solely for the benefit of the Agent, in the amount of $3,000.

          (v) Each U.S. Bank (which, for purposes of this Section 9.10, shall include any Affiliate of a U.S. Bank that makes any Eurodollar Loan to the U.S. Borrower pursuant to the terms of this Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the U.S. Borrower and the Agent in the case of a Person that became a U.S. Bank after the Closing Date by assignment, promptly upon such assignment, two duly completed and signed copies of either (1) Form 1001 of the United States Internal Revenue Service entitling such U.S. Bank to a complete exemption from withholding on all amounts to be received by such U.S. Bank pursuant to this Agreement and/or the U.S. Revolving Credit Notes or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such U.S. Bank pursuant to this Agreement and/or the U.S. Revolving Credit Notes. Each such U.S. Bank shall, from time to time after submitting either such form, submit to the U.S. Borrower and the Agent such additional duly completed and signed copies of one or the other such forms (or forms evidencing eligibility for an exemption from withholding or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the U.S. Borrower or the Agent and (2) appropriate under then current United States law or regulations. Upon the reasonable request of the U.S. Borrower or the Agent, each U.S. Bank that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the U.S. Borrower and the Agent a certificate to the effect that it is a "United States person."

          (vi) Notwithstanding any other provision of this Agreement, if an event occurs which prevents any U.S. Bank (after it has become a U.S. Bank) which is not a "United States person" from delivering to the U.S. Borrower or the Agent any form or certificate that such U.S. Bank is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such U.S. Bank shall promptly notify the U.S. Borrower and the Agent of such fact and the provisions of Section 2B.13 hereof shall apply.

          (vii) Notwithstanding subparagraphs (i) and (ii) of this Section 9.10, so long as no Default or Event of Default has occurred and is continuing, Bank of Boston's Revolving Credit Commitment shall at no time be less than $15,000,000.

          9.11 Syndication of the Revolving Loans. Bank of Boston, in cooperation with the Borrowers, will manage all aspects of the syndication of the Revolving Loans, including, without limitation, decisions as to the selection of financial institutions to be approached, when such financial institutions will be approached and any titles offered to proposed financial institutions that will participate (so long as such financial institutions are reasonably acceptable to the Borrowers), the final allocation of Revolving Credit Commitments and the final distribution of fees, and Bank of Boston may, on behalf of the Borrowers, accept commitments from other financial institutions. If Bank of Boston deems such actions advisable in order to ensure a successful syndication, Bank of Boston may propose that this Agreement be amended, modified or supplemented, provided that the Total Commitment and the aggregate fees paid by the Borrowers remains the same and such changes are mutually agreeable to the Borrowers and the Majority Banks or all of the Banks, as applicable. The Borrowers and Claymore Partners, Ltd. agree to cooperate reasonably with the syndication of the Revolving Loans (including assignments and participations) and the Borrowers and Claymore Partners, Ltd. will prepare and provide all information (including the financial statements required to be delivered pursuant to Section 4.7 and confidential information memoranda), reasonably requested by the Agent in a form reasonably satisfactory to the Agent. The Borrowers will also make their management and advisors available at reasonable times to meet with potential banks in connection with the syndication or assignment of the Revolving Loans. The Agent and the Borrowers will require any potential Bank or Participant who receives such information provided by the Borrowers to keep such information confidential.

          9.12. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

          9.13. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Agreement.

          9.14. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

          9.15. WAIVER OF JURY TRIAL. THE BORROWERS AGREE THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE BORROWER AND EITHER OF THEIR ASSIGNS AND SUCCESSORS AND THE AGENT AND/OR ANY BANK, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE BANK AND THE BORROWERS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWERS ACKNOWLEDGE THAT NEITHER THE AGENT NOR ANY BANK HAS AGREED WITH OR REPRESENTED TO IT THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          9.16. Entire Agreement. This Agreement, the Revolving Credit Notes, the other Loan Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

          9.17 Judgment Currency. If the Agent or any Bank receives an amount with respect to the Obligations of any Borrower or if a portion of the Obligations is converted into a claim, proof, judgment or order, in a currency other than U.S. dollars, (i) the applicable Borrower shall indemnify the Agent or such Bank, as applicable, as an independent obligation against any loss, cost, expense or liability arising out of, or as a result of, the conversion,
(ii) if the amount received by the Agent or such Bank, as applicable, when converted into U.S. dollars at a market rate on the date of receipt by the Agent or such Bank in the usual course of its business, as determined by the Agent, is less than the amount owed in U.S. dollars, the applicable Borrower shall, on demand, pay to the Agent or such Bank, as applicable, an amount in U.S. Dollars equal to the deficit, and (iii) the applicable Borrower shall pay to the Agent or such Bank, as applicable, on demand, any expense, cost and taxes payable in connection with any such conversion.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                              The Borrowers:
                              -------------

                              UNITED STATES LEATHER, INC.


                              By:
                                 ----------------------------------------
                                  Title: Senior Vice President and Chief
                                         Financial Officer


                              A. R. CLARKE LIMITED


                              By:
                                 ----------------------------------------
                                  Title: Secretary


                              The Agent:
                              ---------

                              THE FIRST NATIONAL BANK OF BOSTON


                              By:
                                 ----------------------------------------
                                  Title: Vice President

                              The Banks:
                              ---------

                              THE FIRST NATIONAL BANK OF BOSTON


                              By:
                                 ----------------------------------------
                                  Title: Vice President

                                  EXHIBIT A-1
                                  -----------

                          UNITED STATES LEATHER, INC.

                                PROMISSORY NOTE

                                                      ___________________. 1996
$________________                                     __________,______________

          For value received, the undersigned hereby promise to pay to [The First National Bank of Boston] (the "Bank"), or order, at the head office of the Bank at [100 Federal Street, Boston, Massachusetts 02110], the principal amount of __________________ Dollars ($_______________), or such lesser amount as shall equal the principal amount outstanding hereunder on ____________________, 2001 (the "Maturity Date"), on or before the Maturity Date, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement (as hereinafter defined).

          This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Revolving Credit Agreement dated as of ___________, 1996 among the undersigned, A.R. Clarke Limited, The First National Bank of Boston, as agent, and the other banks party thereto (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

          As provided in the Agreement, this Note is secured by the U.S. Collateral (as defined in the Agreement) and is subject to mandatory prepayment in certain circumstances.

          In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The undersigned may at its option prepay (subject to Sections 2B.8 and 2B.12, without premium or penalty) all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

          The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

          This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                    UNITED STATES LEATHER, INC.



                                    By:
                                       --------------------------------
                                        Title:

                                  EXHIBIT A-2
                                  -----------

                              A.R. CLARKE LIMITED

                                PROMISSORY NOTE

                                                       ___________________, 1996
$7,500,000.00                                          __________,______________

          For value received, the undersigned hereby promise to pay to [______________ ______________] (the "Bank"), or order, at the head office of the Bank at [__________ ____________________________________], the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), or such lesser amount as shall equal the principal amount outstanding hereunder on ____________________, 2001 (the "Maturity Date"), on or before the Maturity Date, in lawful money of Canada and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement (as hereinafter defined).

          This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Revolving Credit Agreement dated as of ___________, 1996 among the undersigned, United States Leather, Inc., The First National Bank of Boston, as agent, and the other banks party thereto (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

          As provided in the Agreement, this Note is secured by the Collateral (as defined in the Agreement) and is subject to mandatory prepayment in certain circumstances.

          In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The undersigned may at its option prepay (subject to Sections 2B.8 and 2B.12 of the Loan Agreement, without premium or penalty) all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

          The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

          This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                          A.R. CLARKE LIMITED


                                          By:
                                             ----------------------------
                                              Title

                                   EXHIBIT C
                                   ---------

                    INDEBTEDNESS; ENCUMBRANCES; GUARANTEES
                    --------------------------------------

I.  Existing Indebtedness

    1.  10 1/4% Senior Notes due July 31, 2003
        $135 million issued August, 1993.
        $130 million outstanding at Closing. See attached Indenture dated August 2, 1993

    2. Bank loan dated October 29, 1993 for new finishing plant in Berlin, WI Original amount $1 million - Current balance due $693,000.
        See attached.

    3.  Capital leases - see Disclosure Schedule D

    4. USL, Inc. guarantee of debt of Clarke as will be required by this agreement (no attachment)

    5. CDN $3 million bankers acceptance issued by the National Bank of Canada on September 25, 1996, which matures on November 25, 1996

    6. CDN $3 million bankers acceptance issued by the National bank of Canada on September 18, 1996, which matures on December 17, 1996.

    7. CDN $3 million bankers acceptance issued by the National Bank of Canada on October 9, 1996 which matures on January 8, 1997.

    8.  Outstanding Letters of Credit

BANK                     TYPE      L/C NO.     BENEFICIARY     EXPIRATION DATE    AMOUNT
----                     ----      -------     -----------     ---------------    ------
Marshall & Ills        Import      IM28819      Cuero Art          10-28-96    $  166,277
Marshall & Ilsley      Stand-by    SB4099       Antonio Esposito   10-31-96       150,000
Marshall & Ilsley      Import      11433                           11-13-96       188,609
1st Natl of Chicago    Stand-by    00315594     GECC               08-01-97       145,985
1st Natl of Chicago    Stand-by    00315715     Wausau Ins         07-01-97     1,850,000
1st Natl of Chicago    Import      373166       Grunbaum           12-15-96     1,350,000
1st Natl of Chicago    Import      373170       Cuero Art          12-30-96     1,000,000
1st Natl of Chicago    Stand-by    219457       Excel Corp.        12-31-96     1,000,000

                                   EXHIBIT C
                                   ---------
                    INDEBTEDNESS; ENCUMBRANCES; GUARANTEES
                    --------------------------------------

II.             Existing Encumbrances

Debtor                Creditor                    Juris./File No.  Description
------                --------                    ---------------  -----------
United States         Amplicon, Inc.              Floyd, IN        Equip. Lease
Leather, Inc.                                     2888
("USL")

USL                   Amplicon, Inc.              IN--SS           Equip. Lease
                                                  2055107

USL/Caldwell          Bohnert Equipment Co. Inc.  IN--SS           Equip. Lease
Moser Leather Div.                                1998720

USL/Caldwell          Bohnert Equipment Co. Inc.  IN--SS           Equip. Lease
Moser Leather Div.                                1994703

USL                   Martel Lift Systems, Inc.   NE--SS           Equip. Lease
                                                  667494

USL                   Martel Lift Systems, Inc.   NE--SS           Equip. Lease
                                                  675998

USL                   AT&T Credit Corporation     NE--SS           Equip. Lease
                                                  682638

USL                   Amplicon, Inc.              NE--SS           Equip. Lease
                                                  694864

Lackawanna            Metro Leasing Company       NE--SS           Equip. Lease
Leather Co.                                       652803
                                                  656681 (amend.)

USL                   AT&T Credit Corporation     Catawba, NC      Equip. Lease
                                                  962058

USL                   M&I First Nat. Lsing Corp.  Catawba, NC      Equip. Lease
                                                  930011

Lackawana             M&I First Nat. Lsing Corp.  NC--SS           Equip. Lease
Leather Company                                   0955672
Div. of PVL

Limited Partnership

Debtor              Creditor                     Juris./File No.  Description
------              --------                     ---------------  -----------

USL,                AT&T Credit Corporation      NC--SS           Equip. Lease
Lackawana                                        1360856
Leather Div.

PVL Limited         Pitney Bowes Credit Corp.    NC--SS           Equip. Lease
Partnership                                      0848520

Pfister &           M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
Vogel Tanning                                    1273217
Co., division of                                 1383952 (amend.)
PVL Limited
Partnership I
(amended to:
Pfister & Vogel
Leather Company
Div. of USL)

Pfister &           M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
Vogel Tanning                                    1254321
Co., division of                                 1293095 (amend.)
PVL Limited                                      1383953 (amend.)
Partnership I
(amended to:
Pfister & Vogel
Leather Company
Div. of USL)

Pfister &           M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
Vogel Tanning                                    1315192
Co., division of                                 1385314 (amend.)
PVL Limited
Partnership I
(amended to:
Pfister & Vogel
Leather Company
Div. of USL)

The Lackawana       M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
Leather Company,                                 1323419
Div. of PVL
Limited Partnership

Debtor               Creditor                     Juris./File No.  Description
------               --------                     ---------------  -----------

USL                  M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
                                                  1332538
                                                  1342027 (amend.)

A. L. Gebhardt       M&I First Nat. Lsing Corp.   WI--SS           Equip. Lease
Company Inc.                                      1343863
                                                  1357450 (amend.)


USL                  Yale Financial Serv. Inc.    WI--SS           Equip. Lease
                                                  1429401

Pfister &            American Industrial Leasing  WI--SS           Equip. Lease
Vogel Tanning                                     1559036
Co., division of
PVL Limited
Partnership I

USL                  IBM Credit Corporation       WI--SS           Equip. Lease
                                                  1543868

USL                  IBM Credit Corporation       WI--SS           Equip. Lease
                                                  1569722

USL                  Amplicon, Inc.               WI--SS           Equip. Lease
                                                  1586910

PVL Limited          GECC                         WI--SS           Equip. Lease
Partnership I                                     1218562


Pfister &            GECC                         WI--SS           Equip. Lease
Vogel Tanning                                     1218563
Co., division of
PVL Limited
Partnership I

A.R. Clarke & Co.      V.W. Credit Canada Inc.    Ontario          Car Lease
Limited                                           005682988


Debtor           Creditor               Juris./File No.  Description
------           --------               ---------------  -----------

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Lacka-
Partnership I                           1243644          wana Genuine
                                                         Leather and
                                                         Design"

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Nutra"
Partnership I                           1367630

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Aniline
Partnership I                           1541528          Plus"


PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Playshu"
Partnership I                           623796

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Parka"
Partnership I                           652891

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Cortina"
Partnership I                           647641

PVL Limited      Heller Financial Inc.  U.S. TM Office   TM: "Velours"
Partnership I                           638922


* Including existing encumbrances, if any, on patents to be provided pursuant to the post closing letter.

                                   EXHIBIT C
                                   ---------

                    INDEBTEDNESS; ENCUMBRANCES; GUARANTEES
                    --------------------------------------

III.  Existing Guarantor


10 1/4% Senior Notes due July 31, 2003.
                           $135 million issued August, 1993.
                           $130 million outstanding at Closing. See attached Indenture dated August 2, 1993

                     -     Bank loan dated October 29, 1993
                           for new finishing plant in Berlin, WI
                           Original amount $1 million
                           Current balance due $693,000.

                     -     Capital leases - see Disclosure Schedule D

                     - USL, Inc. guarantee of debt of Clarke as will be required by this agreement (no attachment)

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



States or Provinces of Incorporation for each Borrower:
------------------------------------------------------

United States Leather, Inc.:  Wisconsin
A.R. Clarke Limited:    Ontario

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Labor Union Agreements:
----------------------

Pfister & Vogel               Teamsters "General"


Lackawanna Leather Hourly     United Food & Commercial
                              Workers Union
                              Local 204 and 271


A.R. Clarke (Canada) Hourly   United Food & Commercial
                              Workers Union - Local 175

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Depository Banks:
----------------

First Chicago National Bank    Lock Box Acct. No. 55-33767
Chicago, IL                    Operating Acct. No. 94-17648
                               Health Insurance Acct. No. 94-18199

PNC Bank Indiana, Inc.         Lock Box Acct. No. 38-4013-8452
New Albany, IN 47150

Nationsbank                    Lock Box Acct. No. 61030433
Hickory, NC 28601

National Bank of Canada        U.S. Acct. No. 537-60
Toronto, Ontario               General Acct. No. 6501-23

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Material Agreements and Contracts:
---------------------------------

1.  Robert Koe Severance Agreement

2.  Martin Goodwin Severance Agreement

3.  Kenneth Friedman Severance Agreement

4.  James Crowley Severance Agreement

5.  Financial Consulting Agreeement with Claymore Partners Ltd.

6.  Robert Hale Employment Agreement

7.  Sales Representation Agreement with Dan Brierton/Midland Trading Co.

8.  Edible Hide Collagen Conract - Teepak

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Jurisdictions Requiring Qualification to do Business (Sec. 4.1):
---------------------------------------------------------------

United States Leather, Inc., a Wisconsin corporation, is qualified to do business in the following jurisdictions:

                California         *

                Indiana

                Illinois           *

                Maine

                Nebraska

                New York           *

                North Carolina

                Pennsylvania

                Texas

                Kansas             *


* Indicates jurisdictions were the dissolution or withdrawal from qualification is in process.

     A.R. Clarke Limited, an Ontario corporation, is qualified to do business in the Provice of Ontario, Canada

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------




Location of Collateral and Records of Accounts (Sec. 4.6):
---------------------------------------------------------
UNITED STATES LEATHER, INC.   1110 N. Old World        Corporate Office
                              Third Street  (Ste. 400)
                              Milwaukee, WI  53203
                              (Leased)

PFISTER & VOGEL LEATHER       1483, 1531, 1635, 1645   Mfg. Plant & Shipping
                              N. Water St.             Center
                              Milwaukee, WI  53202

                              1403 W. Bruce St.        Warehouse
                              Milwaukee, WI  53204

                              2300 W. Cornell St.      Warehouse (Processed)
                              Milwaukee, WI  53209     & Environmental
                                                       (Recycling)

A.L. GEBHARDT                 2615 W. Greves St.       Mfg. Plant
                              Milwaukee, WI  53233

                              1215, 1237 W. Bruce St.  Sales, Marketing Offices
                              Milwaukee, WI  53204     Shipping Center

                              1228 W. Bruce St.        Split Mfg. Plant
                              Milwaukee, WI  53204

BERLIN TANNING                235 S. Wisconsin St.     Main Plant
                              Berlin, WI  54923

                              Industrial Park Rd.      Finishing Plant
                              Berlin, WI  54923

CALDWELL/MOSER                Silver & Albany Streets  Mfg. Plant & Offices
                              New Albany, IN

LACKAWANNA LEATHER CO.        106 Somerset Dr.         N.C. Headquarters
                              Conover, NC  28613

                              2420 "Z" St.             Main Plant
                              Omaha, NE  68107

                              2405 "Z" St.             Roth Building - Collagen



                             Omaha, NE  68107             Production & Warehouse

                             8948-56 "J" St.              Cut Plant - Auto
                             Omaha, NE  68107
                             (Leased)
                                                          Warehouse - Auto Cut
                             10C Zane Grey                Sets
                             El Paso, TX  79906
                             (Leased)

A.R. CLARKE LIMITED          633 Eastern Avenue           Mfg. Plant
                             Toronto, Ontario
                             Canada  M4M 1E5
Pfister & Vogel Leather      Business Rt. 1, Suite 32C   Sales Office
                             Yarmouth, ME   04096
UNITED STATES LEATHER, INC.  4F-02 No. 324 Sec. 1         Asian Sales Office
                             Wen Shin Road,
                             Taichung, Taiwan,
                             R.O.C.
                             Taiwan, R.O.C.
                             (Rented)

                         LOCATIONS OF COLLATERAL (ETC.)
                         ------------------------------

                         DOMESTIC THIRD PARTY LOCATIONS
                         ------------------------------

Omaha Cold Storage     5025 S. 33rd St.                Public Warehouse
                       Omaha, NE  68107

Fashion Tanning        6 Van Road                      Mfg. Services
                       Gloversville, NY  12078

Townsend Leather       4549 Townsend Avenue            Mfg. Services
                       Johnstown, NY  12095


                         FOREIGN THIRD PARTY LOCATIONS
                         -----------------------------

A.A. Crack & Sons      18 Henry Street                 Agent Facility
                       Northampton, England

Fritz International    6023-6027W, 6/FL Centre B       Public Warehouse
Transportation         Asia Terminals Centre, Perth 3
(HK) Ltd.              Kwai Chung Container Terminal
                       Kwai Chung, Hong Kong


Schomisch GMBH            P.O. Box 185526          German Branch
 *                        IM Teelbruch 136
                          D-4300 Essesn-Kettwig

Freudenburg Pty. Ltd.     3 Brand Drive            Agent Facility
                          Thomastown, VIC 3074
                          Australia


*  In process of shutting down this operation.

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------


Litigation (Sec. 4.11):

1. See Exhibit D - Environmental for PRP locations. No PRP location is expected to have a material adverse affect.

2. On September 27, 1996, the Company received penalty notices from the Department of Treasury - U.S. Customs Service alleging a violation of 19 U.S.C. 1592 for the following amounts:



     The Company is contesting the size of the penalty and has made a settlement offer.

3. Until the consummation of the 1996 Holdings Recapitalization (as defined in the December 31, 1995 Form 10-K of USL), Holdings intends to treat the $86.0 million (outstanding at March 15, 1996) in aggregate principal amount of 15% Senior Debentures due 2004 (the "Holdings Debentures") as indebtedness for federal income tax purposes and claim interest payments thereunder as deductions for income tax purposes. Because of the inherently factual nature of the determination and the lack of Treasury Regulations promulgated under applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), however, there can be no assurance that the Internal Revenue Service will not challenge this characterization and assert that the Holdings Debentures constitute equity for federal income tax purposes. If such challenge were successful, the interest paid on the Holding Debentures would not be deductible. In such event, USL would be severally liable with Holdings and the other members of the Holdings consolidated group for the deficiency in taxes relating thereto. USL does not believe, however, that any such deficiency will have a material adverse affect on the financial condition or results of operations of USL. USL has not sought a formal legal opinion from its tax counsel as to the deductibility of interest payments made on the Holdings Debentures.

4. See Exhibit D - Unfair Labor Practice Complaints Labor Disputes and Union Representation

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Responsible Party Sites under CERCLA (Sec. 4.15(b)):

     See the items set forth in the Disclosure Letter dated as of the date hereof among the Borrowers and the Agent.

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Unfair Labor Practice Complaints, Labor Disputes and Union Representation (Sec. 4.20):

1. Notice to reopen labor contract with Pfister & Vogel Hourly, represented by Teamster Local 200.

2. Pending Arbitrations with Lackawanna Leather Hourly, represented by UFCW Locals 204 and 271.

3. Pending arbitration on contract language as to how seventh consecutive day of work as defined.

4. Pending arbitration with former employee Thomas Egan over his termination for violating attendance policy.

5.   CONOVER

     Pending arbitration with former employee Eric O. Thompson over his termination for gross negligence on the job.

     No dates have been set for these arbitrations. Arbitrations two and three likely to be settled prior to actual arbitration.

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Insider Transactions with Borrower (Sec. 4.21):
----------------------------------------------

Financial Consulting Agreement with Claymore Partners Ltd.

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Capital Leases (Sec. 4.23):
--------------------------

Master Lease Agreement dated as of July 11, 1991 between General Electric Capital Corporation and Pfister & Vogel Tanning Co.

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURES
                                  -----------



Conflicts with and Encumbrances on Franchises, Patents, Copyrights, etc. (Sec. 4.24):

See Exhibit C

                                   EXHIBIT E
                                   ---------



                                 SUBSIDIARIES
                                 ------------


United States Leather, Inc., a Wisconsin corporation, has the following subsidiaries, all of which are 100% owned:


     -    PVL International, Inc. (Barbados), which is a FSC

     -    A.R. Clarke Limited (Ontario)

     -    ALG International, Inc., which is an inactive entity


In addition, USL is establishing a representative office in Taiwan and is closing a branch office in Germany.

                                   EXHIBIT F
                                   ---------

                         [LOCATIONS OF REAL PROPERTY]

UNITED STATES LEATHER, INC.     1110 N. Old World Third Street (Ste.400)          Corporate Office
                                Milwaukee, WI  53203 (Leased)

PFISTER & VOGEL LEATHER         1483, 1531, 1635, 1645 N. Water St.               Mfg. Plant & Shipping
                                Milwaukee, WI  53202                              Center

                                1403 W. Bruce St.                                 Warehouse
                                Milwaukee, WI  53204

                                2300 W. Cornell St.                               Warehouse (Processed)
                                Milwaukee, WI  53209                              & Environmental
                                                                                  (Recycling)

A.L. GEBHARDT                  2615 W. Greves St.                                 Mfg. Plant
                               Milwaukee, WI  53233

                               1215, 1237 W. Bruce St.                            Sales, Marketing Offices
                               Milwaukee, WI  53204                               Shipping Center

                               1228 W. Bruce St.                                  Split Mfg. Plant
                               Milwaukee, WI  53204

BERLIN TANNING                 235 S. Wisconsin St.                               Main Plant
                               Berlin, WI  54923

                               Industrial Park Rd.                                Finishing Plant
                               Berlin, WI  54923

CALDWELL/MOSER                 Silver & Albany Streets                            Mfg. Plant & Offices
                               New Albany, IN

LACKAWANNA LEATHER CO.         106 Somerset Dr.                                   N.C. Headquarters
                               Conover, NC  28613

                               2420 "Z" St.                                       Main Plant
                               Omaha, NE  68107

                               2405 "Z" St.                                       Roth Building - Collagen
                               Omaha, NE  68107                                   Production & Warehouse

                               8948-56 "J" St.                                    Cut Plant - Auto
                               Omaha, NE  68107 (Leased)



                             10C Zane Grey                    Warehouse - Auto Cut
                             El Paso, TX  79906 (Leased)      Sets

A.R. CLARKE LIMITED          633 Eastern Avenue               Mfg. Plant
                             Toronto, Ontario
                             Canada  M4M 1E5

Pfister & Vogel Leather      Business Rt. 1 , Suite 32C       Sales Office
                             Yarmouth, ME   04096

UNITED STATES LEATHER, INC.  4F-02 No. 324 Sec. 1             Asian Sales Office
                             Wen Shin Road,
                             Taichung, Taiwan,
                             R.O.C.
                             Taiwan, R.O.C. (Rented)


                                   EXHIBIT I
                                   ---------

                            SEPARATENESS COVENANTS
                    (TO BE INSERTED IN CHARTER OF HOLDINGS)


     Single Purpose: The purpose of the Company shall be limited to (i) holding 100% of the capital stock of United States Leather, Inc., a Wisconsin corporation ("USL"); and (ii) engaging in other activity in connection with and in furtherance of the foregoing, and the Company shall not engage in any other business, activity or purpose. The Company shall not incur any liabilities or indebtedness, whether secured, unsecured, contingent or unliquidated, other than liabilities or indebtedness incurred in the ordinary course of the Company's business. The Company shall not acquire or have any material assets other than the capital stock of USL.

     Separateness Covenants: So long as the Revolving Credit Agreement, dated as of October 31, 1996, among USL, A.R. Clarke Limited ("Clarke"), The First National Bank of Boston ("FNBB"), as agent for the Banks (as defined therein), and the Banks is in effect (as may be amended from time to time, the "Loan Agreement"), USL or Clarke has any unsatisfied monetary obligations thereunder and the Banks are committed to extend any credit to USL or Clarke thereunder, the Company shall not:

          (a) guarantee or pay any obligations, indebtedness or liabilities of any Affiliate, hold out its credit as being available to satisfy the obligations, indebtedness or liabilities of another, or pledge its assets for the benefit of any Affiliate other than as contemplated by the Loan Agreement or the Pledge Agreement between the Company and FNBB as agent for the Banks of even date with the Loan Agreement;

          (b) commingle any of its funds, assets or liabilities with those of any other Person or Affiliate;

          (c) take any action that, by itself or together with any other action or event, violates or prevents the ability of the Company or an Affiliate to comply with the Loan Agreement; and


     As used herein, the term "Affiliate" shall have the same meaning ascribed to it in the Loan Agreement, and shall include, without limitation, USL, Clarke and Leather U.S., Inc., a Delaware corporation.

     As used herein, the term "Person" shall include an individual, a company, a corporation, an association, a partnership, a limited liability company, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

     No Amendments: The Company shall not amend, alter, change or repeal the Single Purpose Provisions and Separateness Covenants set forth above so long as the Loan Agreement is in effect, USL or Clarke has any unsatisfied monetary obligations thereunder and any of the Banks are committed to extend any credit to USL or Clarke thereunder.

                                  SCHEDULE 1
                                  ----------


              [UCC Filing locations to be provided by Borrowers]

      This SECURITY AGREEMENT is made as of October __, 1996 among UNITED STATES LEATHER, INC., a Wisconsin corporation having its principal place of business and chief executive office at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203 (collectively with all of its divisions, the "Borrower"), The First National Bank of Boston, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as Agent (the "Agent") for the Banks (collectively, the "Banks") under (and as defined in) the Loan Agreement referred to below.

     WHEREAS, the Borrower has requested the Banks and the Agent to enter into a certain Revolving Credit Agreement of even date herewith (as the same may be amended from time to time, the "Loan Agreement") pursuant to which the Banks will make certain loans to the Borrower, and the Canadian Bank (as defined in the Loan Agreement) will make certain loans to the Borrower's wholly owned Subsidiary, A.R. Clarke Limited, upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Banks and the Agent are unwilling to enter into the Loan Agreement and to make any loans thereunder unless the Borrower shall execute and deliver this Security Agreement and grant the security interests herein provided;

     NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Loan Agreement, and to make or extend to the Borrower one or more loans, advances, or other extensions of credit and issue letters of credit for the account of the Borrower, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. All capitalized terms used herein, but not defined herein, shall have the same meanings as set forth in the Loan Agreement. Terms not otherwise defined herein or therein shall have the meanings ascribed to them, if any, under the Massachusetts Uniform Commercial Code.

          "Account" or "Accounts Receivable" means, individually and collectively, all of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Borrower from any person for goods sold by it or for services rendered by it, or however otherwise established or created, all rights to payment for goods sold or leased or for services rendered and all sums of money or other proceeds due or becoming due thereon, all guarantees and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit, all rights of an unpaid seller of goods or services, and all related insurance; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

          "Collateral" means all personal property, fixtures on real property now or hereafter owned by the Borrower and trade fixtures of the Borrower of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including, but not limited to, the following: all Inventory of the Borrower; all goods of the Borrower other than Inventory; all furniture, fixtures on real property now or hereafter owned by the Borrower and trade fixtures and similar property of the Borrower; all machinery and equipment of the Borrower; all Accounts of the Borrower; all contract rights of the Borrower, including without limitation, all rights of the Borrower as a bailee; all other rights of the Borrower to the payment of money, including without limitation amounts due from Affiliates, bailors, tax refunds, and insurance proceeds; any and all rights the Borrower may have pursuant to a bailee's lien; all interests of the Borrower in goods as to which an Account shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software to the extent any licenses are transferable) and writings of the Borrower or in which the Borrower has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Borrower or in which the Borrower has an interest which are now or may hereafter be in the possession of the Agent or any Bank or as to which the Agent or any Bank may now or hereafter control possession by documents of title or otherwise; all general intangibles of the Borrower (including without limitation all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all goodwill connected with the use of and symbolized by trademarks, trade names and service marks of the Debtor; all rights to use patents, trademarks, trade names, service marks and copyrights of any person; and any rights of the Borrower to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this definition); any other personal property of the Borrower, tangible or intangible, in which the Agent or any Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Agent or any Bank; any sums at any time credited by or due from the Agent or any Bank to the Borrower, including deposits; and proceeds and products of and accessions to all of the foregoing.

          "Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Event of Default" same meaning ascribed to such term in the Loan Agreement.

          "Inventory" means all of the Borrower's inventory of whatever name, nature, kind or description, all goods held for sale or lease or that are furnished or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed or to be used or consumed by the Borrower, all parts, supplies, chemicals, wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Borrower.

          "Obligations" shall have the meaning ascribed to such term in the Loan Agreement.

     2. Satisfaction of Obligations. The Borrower hereby promises to pay or otherwise satisfy all Obligations when the same shall become due, whether at maturity, by acceleration or otherwise.

     3.   Grant of Security Interest.

          3.1 Collateral. As security for the prompt and unconditional payment and performance of the Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Banks and the Agent, a continuing security interest in all Collateral, whether now owned or existing or hereafter arising or acquired and wherever located; and in each case in all proceeds, products, and accessions thereof, all causes of action and remedies relating thereto and all guaranties and security therefor. The Borrower agrees that the security interest herein granted has attached and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Banks are not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

          3.2 Deposits. Any and all deposits or other sums at any time credited by or due from the Agent or any Bank or any of their respective affiliates to the Borrower shall at all times constitute security for Obligations and, upon the occurrence and during the continuation of a Default or Event of Default, may be set-off against any Obligations at any time whether or not they are then adequate. Any and all instruments, documents, policies and action, general intangibles, chattel paper, cash, insurance proceeds, tax refunds, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possession or control of the Agent or any Bank or any of their respective affiliates or in transit by mail or carrier to or from the Agent or any Bank or such affiliate or in the possession of any third party acting in its behalf, without regard to whether the Agent or such Bank or such affiliate received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or had conditionally released the same, shall constitute security for Obligations and, upon the occurrence and during the continuation of a Default or Event of Default, may be applied at any time to Obligations which are then owing, whether due or not due.

          3.3 Insurance. The Borrower hereby assigns to the Agent, for the ratable benefit of the Banks and the Agent, all sums, including, without limitation, return of premiums, which may become payable to the Borrower or the Agent under any of Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to the Agent, for the ratable benefit of the Banks and the Agent, provided, however, that so long as there exists at that time no event or condition which constitutes a Default or Event of Default, the Agent agrees to disburse to the Borrower up to $3,500,000 in the aggregate of the amounts received by the Agent in respect of insured losses, so long as the Borrower uses such amounts solely for the purpose of reinvesting in assets performing the same or similar functions.

          4.  Collateral.

          4.1 Location of Collateral. The Borrower's principal place of business is located at the address shown on Exhibit A hereto and the records relating to the Borrower's Accounts Receivable are kept at the addresses listed on Exhibit A hereto. The Borrower will not change such principal place of business without giving thirty (30) days' prior written notice to the Agent. The Collateral will be kept at the location(s) listed on Exhibit A and such new locations as the Borrower shall establish not sooner than twenty (20) days after having given written notice thereof to the Agent. The Borrower hereby grants to the Agent , for a term commencing on the date hereof and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the right, upon the occurrence and during the continuation of a Default or Event of Default, to the use of all premises or places of business which the Borrower now or hereafter may have and where any Collateral may be located for the purpose of exercising its rights against Collateral.

          4.2 Instruments. If any Accounts Receivable are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, the Borrower will immediately deliver the same to the Agent, for the ratable benefit of the Banks and the Agent, appropriately endorsed to the Agent's order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto; provided, however, the Borrower shall have 30 days from the date hereof to deliver to the Agent promissory notes, trade acceptances or other instruments existing as of the date hereof.

          4.3 No Transfers. Except as expressly permitted by the Loan Agreement, the Borrower shall not sell, lease or transfer or further encumber any of the Collateral (except that Inventory may be sold in the ordinary course of business) without the prior written consent of the Agent and the Banks to the extent provided in the Loan Agreement until the Agent has reasonably determined that the Obligations have been indefeasibly discharged in full and the Banks are not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

          4.4 Representations. The Borrower represents, warrants and agrees as follows:

          (a) The Borrower has no knowledge of any fact that would impair the validity or make uncollectible any material amount of the Collateral that is Accounts Receivable (other than Ineligible Accounts or Accounts Receivable excluded on the Borrowing Base Report or Weekly Base Report), chattel paper, general intangibles, contract rights, documents or instruments, and, to the best of the Borrower's knowledge, each obligor liable upon such Collateral has and will have capacity to contract.

          (b) The items making up the Inventory at any time (other than an immaterial amount of Inventory at such time or Inventory from discontinued operations) are and will be genuine and saleable in the ordinary course of the Borrower's business.

          (c) Each Account Receivable is and will be a true and correct statement of the actual indebtedness incurred by each Account debtor with respect thereto, and arises and will arise out of or in connection with the sale or lease of goods or for the rendering of services by the Borrower to each such Account debtor.

          (d) No presently effective financing statement under the Uniform Commercial Code naming the Borrower as debtor is on file in any jurisdiction and the Borrower has not signed any presently effective security agreement authorizing any secured party thereunder to file a financing statement except in each case for the Agent and Permitted Encumbrances as defined in the Loan Agreement.

          (e) The Borrower's exact legal name is set forth at the beginning of this Agreement and the Borrower does not conduct business under any other name except as set forth on Exhibit A attached hereto.

          (f) At the time that the Borrower pledges, sells, assigns or transfers to the Agent any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein, the Borrower shall be the lawful owner thereof, or the lawful holder of the leasehold interest therein, and shall have good right to pledge, sell, assign or transfer the same, subject only to the Permitted Encumbrances; and the Borrower shall defend the same against the claims and demands of all persons.

          5.  Proceeds of Collateral.

          5.1 Collection By the Borrower. Until the Agent exercises its right to collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, contract rights and other Collateral pursuant to this Agreement, the Borrower will collect with diligence all such proceeds. Subject to

Section 2.8 of the Loan Agreement and the Cash Management Agreements, the Borrower will hold in trust for the Agent all checks, drafts, cash and other remittances that are proceeds of Collateral. The Agent will credit proceeds of Collateral received by the Agent (conditional upon final collection) against interest accrued on or principal of Revolving Loans or other Obligations outstanding hereunder; provided that for purposes of computing interest, the Borrower shall not be given credit for proceeds of Collateral until they are converted into cash or immediately available funds (for purposes of determining the Borrowing Base, the Borrower shall be given immediate credit for the same). Subject to Section 2.8 of the Loan Agreement and the Cash Management Agreements, the order and method of application of the proceeds of Collateral shall be in the Agent's sole discretion. Subject to the Loan Agreement and the Cash Management Agreements, at any time the Agent and the Banks shall have the right to require the Borrower (i) to enter into a lockbox arrangement with the Agent or its representative or designee for the collection of such remittances and payments or (ii) to maintain its deposit accounts at the Agent or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by the Agent under a written depository transfer agreement with the Agent, and to block the Borrower's account and waive its own rights as against such account.

          5.2 Collection By the Agent. At the Agent's request, upon the occurrence and during the continuance of a Default or Event of Default, the Borrower will notify account debtors that Collateral has been assigned to the Agent, and that payments by such debtors shall be made directly to the Agent, and give instruction and/or dictate on billings to such debtors that their Accounts Receivable shall be paid to the Agent. The Agent may at any time, without prior notice to the Borrower, if a Default or Event of Default has occurred and is continuing, collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, contract rights and other Collateral, and give notice of assignment thereof to any and all debtors thereof, and the Borrower does hereby make, constitute and appoint the Agent its irrevocable, true and lawful attorney in fact with power upon the occurrence and during the continuance of a Default or Event of Default: to receive, open and dispose of all mail addressed to the Borrower; to take possession of, sign, endorse the name of the Borrower upon and collect any notes, drafts, money orders, demands, checks, instruments, payments (including payments payable under or with respect to any policy of insurance), evidences of payment, agreements, documents, and other writings that may come into the possession of the Agent or any Bank in connection with the Collateral or as proceeds of Collateral; in the Borrower's name or otherwise, to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Collateral; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary or desirable to carry out the purposes herein contemplated.

          6.  Protection of Security Interest.

          6.1 By the Borrower. The Borrower shall continuously take all steps that are necessary or prudent to protect and maintain the security interest of the Agent in the Collateral. Without limiting the generality of the foregoing, the Borrower shall:

          6.1.1 No Liens. Not create, grant or permit to exist any security interest or lien in or on any of the Collateral, except as permitted by the Loan Agreement;

          6.1.2 Books. Keep and maintain separate books (in form and substance satisfactory to the Agent) relating to the Collateral at its principal place of business and other addresses listed on Exhibit A hereto, not remove the same without the prior written consent of the Agent, and allow the Banks, through the Agent or the Agent's designees, access to the books and to the Collateral at any reasonable time and from time to time (and at all times after the occurrence of a Default or Event of Default) for the purpose of examination, verification, copying, extracting or other purposes as the Agent or the Banks may require;

          6.1.3 Maintenance. Maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair (ordinary wear and tear excepted) and prevent any material waste or unusual or unreasonable depreciation thereof;

          6.1.4 Copies. Deliver to the Agent promptly at its reasonable request all schedules, lists, invoices, original bills of lading, documents of title, original purchase orders, receipts, agreements, writings and other items relating to the Collateral;

          6.1.5 Notice. Upon request of the Agent, make, stamp or record on any of the Borrower's books relating to the Collateral entries or legends with respect to the Agent's security interest, including, without limitation, notation of the security interest of the Agent on any certificates of title or other evidence of ownership outstanding with respect thereto, and post notices thereof upon the Collateral or in and about designated areas where the Collateral or any portion thereof may be stored, kept or used, from time to time;

          6.1.6 Filings. Join with the Agent at its request from time to time in executing financing statements, amendments thereto and continuation statements, and pay the cost of filing the same wherever the Agent reasonably deems desirable, and do, make, execute and deliver all additional and further acts, things, deeds, powers of attorney, assurances, writings, and instruments that the Agent may reasonably require to vest completely in it and assure to it its rights hereunder and in and to the Collateral;

          6.1.7 Assignments Under the Federal Assignment of Claims Act. If any Accounts Receivable arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Agent thereof and execute any instruments and take any steps reasonably requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

          6.1.8 Adverse Interests. Promptly notify the Agent of the existence of any claims, liens, security interests, rights, attachments or other Encumbrances, other than a Permitted Encumbrance having a value less than $3,000,000, that may be or become adverse to the interest of the Agent in any of the Collateral; and defend the Collateral against all claims, liens, security interests, demands and other Encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to the security interest granted to the Agent (other than those expressly permitted by the Loan Agreement), and reimburse the Agent for any expenses it may incur in satisfying any of the foregoing;

          6.1.9 Insurance. Maintain insurance on the Collateral as required by the Loan Agreement or other Loan Documents;

          6.1.10 Loss. Notify the Agent in the event of a material loss of or damage to the Collateral; of any loss, theft, damage or destruction to or of any material asset(s) of the Borrower not covered by insurance; of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of the Borrower; of any material adverse change in the Collateral; and of any other occurrence that may materially adversely affect the security interest of the Agent in the Collateral;

          6.1.11 Inventory. At least ANNUALLY (except for those items which are being inventoried on a "cycle count" basis) and whenever else reasonably requested by the Agent, take a physical listing of all Inventory and provide a copy (certified by an authorized officer of Borrower to be true, correct and complete) of any listing of Inventory, and perform any and all further steps requested by the Agent to perfect the Agent's security interest in Inventory, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses;

          6.1.12 Valuation. Notify the Agent in the event of any change in the basis for valuing Inventory;

          6.1.13 Name. Notify the Agent at least 30 days before changing its legal name or doing business under any name other than its legal name or the names set forth on Exhibit A;

          6.1.14 Expenses. Pay all expenses incurred with respect to the purchase, manufacture, delivery, use, repair, storage or other handling of the Collateral, and reimburse the Agent for all reasonable expenses and all taxes that the Agent may incur, including, without limitation, any and all reasonable attorneys' fees and costs.

          6.2 Agent Action. The Agent is hereby authorized and permitted to take any action at any time (except as expressly limited below) it reasonably deems necessary or prudent to protect the Collateral or its security interest in the Collateral, and the Borrower agrees to reimburse the Agent for the same. Without limiting the generality of the foregoing, the Borrower hereby grants to the Agent the right, at the Agent's sole discretion:

          6.2.1 U.C.C. Statements. To sign and file in the name and on behalf of the Borrower one or more financing statements under any applicable Uniform Commercial Code naming the Borrower as debtor and the Agent as secured party and indicating therein the types or describing the items of Collateral herein specified;

          6.2.2 Communication with Debtors. At any time, in its own name or in the name of others, to communicate with account debtors in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto; provided, however, that prior to the occurrence of a Default or Event of Default, the Agent shall communicate with such account debtors only in the name of others and not in its own name;

          6.2.3 Taxes. To (i) discharge taxes and liens levied or placed on Collateral except those not yet due and payable or those contested in accordance with the terms of the Loan Agreement; (ii) pay for insurance thereon or the maintenance and preservation thereof; or (iii) if the Borrower shall fail to make deposits in respect of F.I.C.A. and withholding taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as the Agent shall deem reasonably necessary in respect of the Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Revolving Loan under the Loan Agreement. Nothing herein shall be deemed to obligate the Agent to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by the Agent to take any further or similar action or a waiver of any right of the Agent hereunder.

     7.  Default and Remedies.

          7.1 Action after Default. Whenever any Event of Default shall have occurred and be continuing, the Agent may, at its option and without demand first made and without notice to the Borrower:

          7.1.1 Immediately, or from time to time, take possession of the Collateral, or any of it, wherever it may be found, using all necessary force so to do as permitted by law, or, from time to time, require the Borrower to assemble the Collateral, or any of it, and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Borrower and the Agent, and the Borrower waives all claims for damages due to, arising from or connected with any such taking;

          7.1.2 From time to time, proceed in the foreclosure of the Agent's security interest and sale of the Collateral, or any of it, in any manner permitted by law or provided for herein;

          7.1.3 Sell, lease or otherwise dispose of the Collateral, or any of it, at public or private sale, with or without having the Collateral, or any of it, at the place of sale, and upon terms and in such manner as the Agent may determine. Except for Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Agent shall give the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition is to be made, which notice the Borrower agrees is reasonable. The Agent may bid for any of the Collateral at any public sale and acquire the same free from any redemption right, and in lieu of paying cash therefor may make settlement for the selling price by crediting upon the Obligations, the net selling price after deducting all reasonable costs and expenses in any way relating thereto;

          7.1.4 From time to time in the Agent's sole discretion, postpone the time and change the place of any proposed public sale of any of the Collateral that has been noticed as provided above, upon at least one (1) day's prior oral or written notice to the Borrower (which notice the Borrower agrees is reasonable) of the new time and place of such sale (which time shall be at least five (5) days after such notice of postponement is given to the Borrower) whenever, in the Agent's judgment, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place;

          7.1.5 In case of any sale by the Agent of any of the Collateral on credit or for future delivery (which may be elected in the Agent's sole discretion), retain the Collateral so sold until the full selling price is paid by the purchaser, and the Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, the Collateral so sold may again be similarly sold;

          7.1.6 Retain the Collateral in full, or any portion of it in partial, satisfaction of the Obligations secured hereby;

          7.1.7 Act as attorney in fact for the Borrower in obtaining, adjusting, settling and canceling insurance, endorsing any checks or drafts, and applying any amounts collected or received by the Agent to obligations or at the option of the Agent, releasing the same to the Borrower, but such application or release shall not cure or waive any Default or Event of Default hereunder or under any other Loan Document and no amount so released shall be deemed a payment on any Obligations secured hereby;

          7.1.8 Settle, compromise or adjust any suit, action or proceeding against or by the Borrower with respect to any Collateral and in connection therewith, give such discharges or releases as the Agent may deem appropriate and, generally, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were absolute owner thereof for all purposes;

          7.1.9 As to the Collateral that is Accounts Receivable, chattel paper, deposit accounts, instruments, general intangibles or contract rights, in its own name or in the name of the Borrower:

                    (i) Take any action permitted under Section 5.2 relating to such Collateral or in connection therewith, sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection therewith or in connection with other documents relating to the Collateral;

                    (ii) Receive payment of, receipt for, settle, compromise or adjust and give discharges and releases for or in respect of any and all moneys, claims and other amounts due and to become due at any time under or arising out of the Collateral;

                    (iii) File any claim and take other action in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys whenever payable relating thereto, although the Agent shall not be required or obligated in any manner to make any demand or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled hereunder at any time or times;

                    (iv) Give written notice to officials of the United States Post Office to effect change or changes of address so that all mail addressed to the Borrower may be delivered directly to a Post Office box or to any other depository that may be selected by the Agent (which is hereby consented to by the Borrower), and receive, open and dispose of all mail addressed to the Borrower; and

                    (v) Direct obligors or any other party liable for the payment thereunder to make payment of any and all moneys at any time payable in connection therewith directly to the Agent or to an agent specified by it; and notwithstanding the foregoing, neither this Security Agreement nor the receipt by the Agent of any payment pursuant hereto shall cause the Agent to be under any obligation or liability in any respect to an obligor or any other party for the performance or observance of any of the representations, warranties, conditions or terms of any invoice, agreement or other document issued or executed in connection with any Account Receivable;

               7.1.10 Exercise any and all remedies of a secured party under the Massachusetts or other applicable Uniform Commercial Code or as otherwise provided by law.

          7.2  Additional Provisions.

               7.2.1 The Borrower authorizes the Agent to carry out the above remedial steps and irrevocably makes, constitutes, and appoints the Agent and any officer or agent thereof with full power of substitution as the Borrower's true and lawful attorney in fact in connection therewith.

               7.2.2 The Borrower hereby waives, to the full extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force, and all rights of marshalling in the event of any sale or other disposition of any of the Collateral.

               7.2.3 Prior to any disposition of Collateral, the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as the Agent reasonably deems advisable, and any sums expended therefor by the Agent shall constitute Obligations to be repaid by the Borrower and shall be secured hereby. The Agent shall have the right to pursue any remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all of the Obligations, the Borrower hereby promises and agrees to pay the Agent any deficiency.

               7.2.4 The receipt of the Agent for the purchase money paid at any sale of Collateral made by the Agent shall be a sufficient discharge therefor to any purchaser of any of the Collateral sold as provided above. No such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or be answerable in any manner for any loss, misapplication or nonapplication of any such purchase money, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               7.2.5 Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Borrower's sole risk at all times. The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower's rights in the Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

          7.3 Priority of Payment. Any amounts collected pursuant to action taken under this Section 7 shall be paid to the Agent, for the ratable benefit of the Banks and the Agent, and applied first, to the payment of any costs incurred by the Agent in taking such action, including any and all attorneys' fees and costs reasonably incurred; and second, to all fees and charges due solely to the Agent for its own account under the Loan Agreement, and third, to payment of all sums due to the Agent and the other Banks on account of and in the following order: fees and charges, interest, outstanding principal and other Obligations due to all of the Banks pro rata in accordance with each Bank's respective percentage of Revolving Loans then outstanding; and the excess, if any, shall be paid to the Borrower.

          7.4 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No course of dealing on the part of the Agent and no delay or omission to exercise any right or power accruing upon the occurrence of any Default or Event of Default shall impair such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent to exercise any remedy reserved to it in this Section 7, it shall not be necessary to give any notice, other than any notice or notices expressly required in this Section 7.

     8.  General.

          8.1 Successors and Assigns. This Security Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Security Agreement.

          8.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Security Agreement shall survive the execution and delivery of the Loan Documents.

          8.3 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Security Agreement or any other Loan Document under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Security Agreement.

          8.4 Amendments. This Security Agreement may be amended, modified and supplemented only by written agreement of the parties hereto and, if required under Section 9.8 of the Loan Agreement, the prior written consent or approval of the Majority Banks or all of the Banks.

          8.5 Waivers. No waiver of any rights or remedies hereunder shall be deemed made by the Agent or any Bank or any subsequent holder of the Revolving Credit Notes under any circumstances unless in writing and duly signed on behalf of the Agent, such Bank or such holder, as the case may be. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of the right or remedy involved.

          8.6 Execution and Counterparts. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          8.7 Captions. Captions and headings in this Security Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          8.8 Written Notices. Any notices, expressly required by this Agreement to be in writing, to any party hereto shall be given in accordance with Section 9.1 of the Loan Agreement.

          8.9 Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to provisions relating to conflicts of law). Any legal action or proceeding arising out of or relating to this Agreement or any Obligation may be instituted in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding, provided, however, that the foregoing shall not limit the Agent's rights to bring any legal action or proceeding in any other appropriate jurisdiction in which event, at the Agent's option, the laws of such jurisdiction or of the Commonwealth of Massachusetts shall apply. Personal jurisdiction over the Borrower may be obtained by the service of a summons or similar legal document to the Borrower's address for notices under this Agreement.

          8.10 Exhibits. The Exhibits attached hereto are incorporated herein for all purposes, and shall be considered a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.


                              UNITED STATES LEATHER, INC.


                              By:_________________________
                                 Title:


                              THE FIRST NATIONAL BANK OF
                                BOSTON, as Agent


                              By:_________________________
                                 Title:

                                   EXHIBIT A
                                   ---------


I.   Borrower's Principal Place of Business:
     ---------------------------------------

     Address:
     1110 North Old World Third Street
     Suite 400
     Milwaukee, Wisconsin 53203


II.  Other Locations of Collateral:
     ------------------------------

     (a) Pfister & Vogel Leather
         -----------------------
         1483, 1531, 1635, 1645 N. Water Street
         Milwaukee, WI  53202

         1403 W. Bruce Street
         Milwaukee, WI  53204

         2300 W. Cornell Street
         Milwaukee, WI 53209

         Business Rt. 1, Suite 32C
         Yarmouth, ME  04096

     (b) A.L. Gebhardt
         -------------
         2615 W. Greves Street
         Milwaukee, WI  53233

         1215, 1237 W. Bruce Street
         Milwaukee, WI  53204

         1228 W. Bruce Street
         Milwaukee, WI  53204

     (c) Berlin Tanning
         --------------
         235 S. Wisconsin Street
         Berlin, WI  54923

         Industrial Park Rd.
         Berlin, WI 54923

     (d) Caldwell/Moser
         --------------
         Silver & Albany Streets
         New Albany, IN

     (e) Lackawanna Leather Co.
         ----------------------
         106 Somerset Dr.
         Conover, NC  28613

         2420 "Z" St.
         Omaha, NE  68107

         2405 "Z" St.
         Omaha, NE  68107

         8948-56 "J" St.
         Omaha, NE  68107 (Leased)

         10C Zane Grey
         El Paso, TX  79906 (Leased)

     (f) A.R. Clarke Limited
         -------------------
         633 Eastern Avenue
         Toronto, Ontario
         Canada M4MlE5

     (g) Third Party Locations
         ---------------------

         Omaha Cold Storage
         ------------------
         5025 S. 33rd Street
         Omaha, NE  68107

         Fashion Tanning
         ---------------
         6 Van Road
         Gloversville, NY  12078

         Townsend Leather
         ----------------
         4549 Townsend Avenue
         Johnstown, NY  12095

III. Other Names:
     ------------

     A.L. Gebhardt
     Lackawanna Leather
     Lackawanna Automotive
     Pfister & Vogel
     Caldwell/Moser
     A.R. Clarke Limited
     Caldwell/Moser Leather Company
     A.L. Gebhardt Company
     Pfister & Vogel Leather Company
     P&V
     Lackawanna Leather Co.
     A.L. Gebhardt International, Inc.
     P.V.L. International, Inc.
     United States Leather, Inc. Automotive Group

                               PLEDGE AGREEMENT
                               ----------------


     PLEDGE AGREEMENT dated as of ______________, 1996 by and between UNITED STATES LEATHER HOLDINGS, INC., a Delaware corporation having its principal place of business and chief executive offices at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203, (the "Pledgor"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, acting in its capacity as agent for the Banks (collectively, the "Banks") under (and as defined in) the Loan Agreement referred to below (the "Pledgee").

     WHEREAS, Pledgor is the owner of 100% of the issued and outstanding shares of Stock (as hereinafter defined) of United States Leather, Inc., a Wisconsin corporation ("USL"); and

     WHEREAS, in order to induce the Banks to make loans and other extensions of credit under the Loan Agreement referred to below, and in consideration thereof, the Pledgor wishes to pledge all of the Stock of USL to the Pledgee, for the benefit and on behalf of the Banks, on the terms and conditions described herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meanings ascribed to them in that certain Revolving Credit Agreement among USL, A.R. Clarke Limited ("Clarke"), the Banks and the Pledgee dated as of the date hereof (as the same may be amended from time to time, the "Loan Agreement") or under the Massachusetts Uniform Commercial Code.

          "Collateral" means the Pledged Stock and all other securities of USL and monies received and held by the Pledgee hereunder or in which a security interest is granted hereby and which are required to be delivered to the Pledgee hereunder.

          "Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Event of Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Loan Documents" shall have the same meaning as in the Loan Agreement.

          "Obligations" shall have the meaning ascribed to such term in the Loan Agreement.

          "Pledged Stock" means all Stock at any time pledged or required to be pledged hereunder.

          "Stock" means all of the issued and outstanding capital stock of USL at any time owned by the Pledgor and any other or additional securities at the time pledged to the Pledgee hereunder.

     2.   Pledge; Delivery.

          2.1 As security for the prompt and unconditional payment and performance by the Borrower of the Obligations, the Pledgor hereby pledges, assigns and transfers to the Pledgee and grants the Pledgee a security interest in the Stock owned by the Pledgor on the date hereof as described in Exhibit A attached hereto and in the Collateral, whether now owned or hereafter acquired. In furtherance thereof, the Pledgor hereby delivers to the Pledgee certificates for said Stock accompanied by stock powers duly executed in blank by the Pledgor and hereby assigns, transfers and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such certificates to be held by the Pledgee upon the terms and conditions set forth in this Pledge Agreement. In addition, the Pledgor delivers herewith to the Pledgee true and correct copies of the stock transfer books of USL to be held by the Pledgee for the duration of the pledge hereunder. If the Pledgor shall acquire by purchase, stock dividend or otherwise any additional Stock or other Collateral at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit the same with the Pledgee hereunder and deliver to the Pledgee certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor.

          2.2 The Pledgee may, in its sole discretion and at any time or times, after the occurrence and during the continuance of an Event of Default, cause the Pledged Stock and any other securities constituting Collateral to be transferred into its own name or the name or names of its nominee or nominees or successor in interest on the books of the issuer of such securities, and the Pledgor hereby constitutes and appoints the Pledgee, its employees, agents, successors and assigns to be the attorney-in-fact of the Pledgor to effect any such transfer.

          2.3 If any Default or Event of Default shall have occurred and be continuing, the Pledgee may, in its sole discretion and at any time or times, collect, receive and hold as additional Collateral all dividends, distributions and other income on the Pledged Stock and the other Collateral.

     3. Representations and Warranties of the Pledgor. The Pledgor represents and warrants to the Pledgee as follows:

          3.1 The Pledgor has and has duly exercised all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock and other Collateral for the purposes described in Section 2, and to carry out the transactions contemplated by this Pledge Agreement;

          3.2 The Pledgor is the legal and beneficial owner of all of the Pledged Stock;

          3.3 The Pledged Stock constitutes all of the issued and outstanding capital stock of USL, as described on Exhibit A attached hereto;

          3.4 All of the shares of the Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder; and

          3.5 Upon delivery of the Stock to the Pledgee or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Stock.

     4. Voting. Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or be inconsistent with any of the terms of this Pledge Agreement or the other Loan Documents or which would have the effect of impairing the position or interests of the Pledgee. Upon the occurrence and during the continuance of a Default or Event of Default, the Pledgee shall have the right to vote, and to give consents, waivers and ratifications with respect to, the Pledged Stock, provided that if the Pledgee elects not to exercise such rights at any time, the Pledgor may continue to exercise such rights, provided that the Pledgor shall not take any vote or other action with respect to such Pledged Stock that would have an adverse effect on the Pledgee.

     5.   Remedies Upon an Event of Default.

          5.1 In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Pledge Agreement, the other Loan Documents or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights (in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts) which Pledgor hereby agrees shall be commercially reasonable:

          (a) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee, its employees, agents, successors and assigns the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so); and

          (b) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise, all of which are hereby waived by the Pledgor, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least ten (10) days prior notice of the time and place of any such sale shall be given to Pledgor.

          5.2 If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at a private sale and may make payment therefor by any means including, without limitation, cancellation of indebtedness secured thereby.

          5.3 The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock or other Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in other applicable laws, regulations, or agreements to which such Stock or other Collateral may be subject but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a "commercially reasonable" manner within the meaning of Section 9-504(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts, provided that the notice specified in Section 5.1 shall have been given to the Pledgor. The Pledgee shall be under no obligation to delay a sale of any of the Stock or other Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

          5.4 At any sale of Collateral, unless prohibited by applicable law, the Pledgee or any holder of the Obligations may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

          5.5 The Pledgor shall, upon the occurrence of an Event of Default, immediately deliver to the Pledgee the stock transfer books of USL.

     6. Remedies Cumulative. Each right, power and remedy of the Pledgee or any holder of the Obligations provided for in this Pledge Agreement, the other Loan Documents or in any of the other documents, instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any holder of the Obligations of any one or more of the rights, powers or remedies provided for in this Pledge Agreement, the other Loan Documents or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any holder of the Obligations of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any holder of the Obligations to exercise any such right, power or remedy shall operate as a waiver thereof.

     7. Application of Moneys by the Pledgee. All moneys collected upon any sale of the Collateral hereunder, together with all other moneys received by the Pledgee hereunder, shall be applied as follows (i) First, to the payment of all reasonable costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses reasonably incurred); (ii) Second, to the payment of all fees and charges due solely to the Agent for its own account under the Loan Agreement; (iii) Third, to the payment of all sums due to the Agent and the other Banks on account of and in the following order: fees and charges, interest, outstanding principal and other Obligations due to all of the Banks pro rata in accordance with each Bank's respective percentage of Revolving Loans then outstanding; and (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

     8. Transfer By the Pledgor. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (except pursuant to this Pledge Agreement or as otherwise permitted by the Loan Documents) any of the Collateral or any interest therein or consent to or approve the issuance of any additional shares of any class of capital stock of USL; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares.

     9. The Pledgor's Obligations Absolute. The Obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the other Loan Documents, or any assignment or transfer of the other Loan Documents; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Loan Documents; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party's liability or obligations under the Loan Documents or any invalidity or unenforceablity, in whole or in part, of the same; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, USL or Clarke, or any action taken with respect to this Pledge Agreement by any trustee or receiver or by any court, in any such proceeding; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. Further Assurances. The Pledgor at its expense will execute, acknowledge and deliver all such instruments and take all such action as the Pledgee from time to time may reasonably request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof.

     11. The Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Pledgor's sole risk at all times. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

     12. No Waiver, Etc. The Pledgee may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement. The Pledgee shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right under this Pledge Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee on the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

     13. Termination. When all Obligations have been paid, performed and indefeasibly discharged in full, and if at such time the Banks are not committed to extend any credit to USL under the Loan Agreement or any other Loan Document, this Pledge

Agreement shall terminate and the Pledgee, at the expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor, or its successors or assigns, as the case may be, such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

     14.  Miscellaneous.

          14.1 Successors and Assigns. This Pledge Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Pledge Agreement.

          14.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Pledge Agreement shall survive the execution and delivery of the Loan Documents and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Banks are not committed to extend any credit to USL or Clarke under the Loan Agreement or under any other Loan Document.

          14.3 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Pledge Agreement or any other Loan Document under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Pledge Agreement.

          14.4 Amendments. This Pledge Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

          14.5 Execution and Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          14.6 Captions. Captions and headings in this Pledge Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          14.7 Notices. All notices, certificates or other communications hereunder shall be in writing and shall be given in accordance with Section 9.1 of the Loan Agreement.

          14.8 Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                              UNITED STATES LEATHER
                              HOLDINGS, INC.



                              By_______________________________
                                 Title:



                              THE FIRST NATIONAL BANK OF
                              BOSTON, as Agent



                              By_________________________________
                                 Title:

                                   EXHIBIT A



       Name/Address              State of                      No. of Shares
          of USL              Incorporation   Class of Stock    Outstanding
          ------              -------------   --------------    -------------
United States Leather, Inc.     Wisconsin         Common             100
1110 North Old World Third
Street, Suite 400
Milwaukee, WI  53203

                               PLEDGE AGREEMENT
                               ----------------


     PLEDGE AGREEMENT dated as of ______________, 1996 by and between UNITED STATES LEATHER, INC., a Wisconsin corporation having its principal place of business and chief executive offices at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203, (the "Pledgor"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, acting in its capacity as agent for the Banks (collectively, the "Banks") under (and as defined in) the Loan Agreement referred to below (the "Pledgee").

     WHEREAS, Pledgor is the owner of 100% of the issued and outstanding shares of Stock (as hereinafter defined) of A.R. Clarke Limited, an Ontario, Canada corporation ("Clarke"); and

     WHEREAS, in order to induce the Banks to make loans and other extensions of credit under the Loan Agreement referred to below, and in consideration thereof, the Pledgor wishes to pledge 66% of the Stock of Clarke to the Pledgee, for the benefit and on behalf of the Banks, on the terms and conditions described herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meanings ascribed to them in that certain Revolving Credit Agreement among Pledgor, Clarke, the Banks and the Pledgee dated as of the date hereof (as the same may be amended from time to time, the "Loan Agreement") or under the Massachusetts Uniform Commercial Code.

          "Collateral" means the Pledged Stock and all other securities of Clarke and monies received and held by the Pledgee hereunder or in which a security interest is granted hereby and which are required to be delivered to the Pledgee hereunder.

          "Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Event of Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Loan Documents" shall have the same meaning as in the Loan Agreement.

          "Obligations" shall have the meaning ascribed to such term in the Loan Agreement.

          "Pledged Stock" means all Stock at any time pledged or required to be pledged hereunder.

          "Stock" means 66% of the issued and outstanding capital stock of Clarke (as described in Exhibit A hereto) at any time owned by the Pledgor and any other or additional securities at the time pledged to the Pledgee hereunder.

     2.   Pledge; Delivery.

          2.1 As security for the prompt and unconditional payment and performance by the Borrower of the Obligations, the Pledgor hereby pledges, assigns and transfers to the Pledgee and grants the Pledgee a security interest in the Stock owned by the Pledgor on the date hereof and in the Collateral, whether now owned or hereafter acquired. In furtherance thereof, the Pledgor hereby delivers to the Pledgee certificates for said Stock accompanied by stock powers duly executed in blank by the Pledgor and hereby assigns, transfers and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such certificates to be held by the Pledgee upon the terms and conditions set forth in this Pledge Agreement. In addition, the Pledgor delivers herewith to the Pledgee true and correct copies of the stock transfer books of Clarke to be held by the Pledgee for the duration of the pledge hereunder. If the Pledgor shall acquire by purchase, stock dividend or otherwise any additional Stock or other Collateral at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit the same with the Pledgee hereunder and deliver to the Pledgee certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor.

          2.2 The Pledgee may, in its sole discretion and at any time or times, after the occurrence and during the continuance of an Event of Default, cause the Pledged Stock and any other securities constituting Collateral to be transferred into its own name or the name or names of its nominee or nominees or successor in interest on the books of the issuer of such securities, and the Pledgor hereby constitutes and appoints the Pledgee, its employees, agents, successors and assigns to be the attorney-in-fact of the Pledgor to effect any such transfer.

          2.3 If any Default or Event of Default shall have occurred and be continuing, the Pledgee may, in its sole discretion and at any time or times, collect, receive and hold as additional Collateral all dividends, distributions and other income on the Pledged Stock and the other Collateral.

     3. Representations and Warranties of the Pledgor. The Pledgor represents and warrants to the Pledgee as follows:

          3.1 The Pledgor has and has duly exercised all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock and other Collateral for the purposes described in Section 2, and to carry out the transactions contemplated by this Pledge Agreement;

          3.2 The Pledgor is the legal and beneficial owner of all of the issued and outstanding capital stock of Clarke as described in Exhibit A hereto;

          3.3 The Pledged Stock constitutes 66% of the issued and outstanding capital stock of Clarke;

          3.4 All of the shares of the issued and outstanding capital stock of Clarke Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder and except for that granted to the Canadian Bank as contemplated by the Loan Documents; and

          3.5 Upon delivery of the Stock to the Pledgee or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Stock.

     4. Voting. Unless a Default shall have occurred and is continuing, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or be inconsistent with any of the terms of this Pledge Agreement or the other Loan Documents or which would have the effect of impairing the position or interests of the Pledgee. Upon the occurrence and during the continuance of a Default, the Pledgee shall have the right to vote, and to give consents, waivers and ratifications with respect to, the Pledged Stock, provided that if the Pledgee elects not to exercise such rights at any time, the Pledgor may continue to exercise such rights, provided that the Pledgor shall not take any vote or other action with respect to such Pledged Stock that would have an adverse effect on the Pledgee.

     5.   Remedies Upon an Event of Default.

          5.1 In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Pledge Agreement, the other Loan Documents or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights (in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts) which Pledgor hereby agrees shall be commercially reasonable:

          (a) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee, its employees, agents, successors and assigns the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so); and

          (b) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise, all of which are hereby waived by the Pledgor, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least ten (10) days prior notice of the time and place of any such sale shall be given to Pledgor.

          5.2 If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at a private sale and may make payment therefor by any means including, without limitation, cancellation of indebtedness secured thereby.

          5.3 The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock or other Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in other applicable laws, regulations, or agreements to which such Stock or other Collateral may be subject but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a "commercially reasonable" manner within the meaning of Section 9-504(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts, provided that the notice specified in Section 5.1 shall have been given to the Pledgor. The Pledgee shall be under no obligation to delay a sale of any of the Stock or other Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

          5.4 At any sale of Collateral, unless prohibited by applicable law, the Pledgee or any holder of the Obligations may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

          5.5. The Pledgor shall, upon the occurrence of an Event of Default, immediately deliver to the Pledgee the stock transfer books of Clarke.

     6. Remedies Cumulative. Each right, power and remedy of the Pledgee or any holder of the Obligations provided for in this Pledge Agreement, the other Loan Documents or in any of the other documents, instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any holder of the Obligations of any one or more of the rights, powers or remedies provided for in this Pledge Agreement, the other Loan Documents or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any holder of the Obligations of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any holder of the Obligations to exercise any such right, power or remedy shall operate as a waiver thereof.

     7.   Application of Moneys by the Pledgee.  Except as set forth in Section
2.7 of the Loan Agreement, all moneys collected upon any sale of the Collateral hereunder, together with all other moneys received by the Pledgee hereunder, shall be applied as follows (i) First, to the payment of all reasonable costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses reasonably incurred); (ii) Second, to the payment of all fees and charges due solely to the Agent for its own account under the Loan Agreement; (iii) Third, to the payment of all sums due to the Agent and the other Banks on account of and in the following order: fees and charges, interest, outstanding principal and other Obligations due to all of the Banks pro rata in accordance with each Bank's respective percentage of Revolving Loans then outstanding; and (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

     8. Transfer By the Pledgor. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (except pursuant to this Pledge Agreement or as otherwise permitted by the Loan Documents) any of the Collateral or any interest therein or consent to or approve the issuance of any additional shares of any class of capital stock of Clarke; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares.

     9. The Pledgor's Obligations Absolute. The Obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the other Loan Documents, or any assignment or transfer of the other Loan Documents; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Loan Documents; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party's liability or obligations under the Loan Documents or any invalidity or unenforceablity, in whole or in part, of the same; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or Clarke, or any action taken with respect to this Pledge Agreement by any trustee or receiver or by any court, in any such proceeding; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. Further Assurances. The Pledgor at its expense will execute, acknowledge and deliver all such instruments and take all such action as the Pledgee from time to time may reasonably request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof.

     11. The Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Pledgor's sole risk at all times. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

     12. No Waiver, Etc. The Pledgee may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement. The Pledgee shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right under this Pledge Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee on the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

     13. Termination. When all Obligations have been paid, performed and indefeasibly discharged in full, and if at such time the Banks are not committed to extend any credit to Pledgor under the Loan Agreement or any other Loan Document, this

Pledge Agreement shall terminate and the Pledgee, at the expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor, or its successors or assigns, as the case may be, such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

     14.  Miscellaneous.

          14.1 Successors and Assigns. This Pledge Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Pledge Agreement.

          14.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Pledge Agreement shall survive the execution and delivery of the Loan Documents and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Banks are not committed to extend any credit to Pledgor or Clarke under the Loan Agreement or under any other Loan Document.

          14.3 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Pledge Agreement or any other Loan Document under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Pledge Agreement.

          14.4 Amendments. This Pledge Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

          14.5 Execution and Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          14.6 Captions. Captions and headings in this Pledge Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          14.7 Notices. All notices, certificates or other communications hereunder shall be in writing and shall be given in accordance with Section 9.1 of the Loan Agreement.

          14.8 Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                              UNITED STATES LEATHER, INC.



                              By_______________________________
                                 Title:


                              THE FIRST NATIONAL BANK OF BOSTON, as Agent



                              By_______________________________
                                 Title:

                                   EXHIBIT A




       Name/Address     Jurisdiction of                     No. of Shares
         of Clarke       Incorporation     Class of Stock    Outstanding
         ---------       -------------     --------------    -----------
A.R. Clarke Limited     Ontario, Canada        Common           1,000
633 Eastern Avenue
Toronto, Ontario
M4MIE5
Canada

                                PLEDGE AGREEMENT
                                ----------------


     PLEDGE AGREEMENT dated as of ______________, 1996 by and between UNITED STATES LEATHER, INC., a Wisconsin corporation having its principal place of business and chief executive offices at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203, (the "Pledgor"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, acting in its capacity as agent for the Banks (collectively, the "Banks") under (and as defined in) the Loan Agreement referred to below (the "Pledgee").

     WHEREAS, Pledgor is the owner of 100% of the issued and outstanding shares of Stock (as hereinafter defined) of A.R. Clarke Limited, an Ontario, Canada corporation ("Clarke"); and

     WHEREAS, Pledgor, Clarke, Pledgee and, from time to time, other Banks have entered into that certain Revolving Credit Agreement dated ___________, 1996 (the "Loan Agreement"); and

     WHEREAS, in order to induce the Banks to make loans and other extensions of credit under the Loan Agreement referred to below, and in consideration thereof, the Pledgor wishes to pledge 34% of the Stock of Clarke to the Pledgee, for the benefit and on behalf of the Banks, on the terms and conditions described herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meanings ascribed to them in that certain Revolving Credit Agreement among Pledgor, Clarke, the Banks and the Pledgee dated as of the date hereof (as the same may be amended from time to time, the "Loan Agreement") or under the Massachusetts Uniform Commercial Code.

          "Collateral" means the Pledged Stock and all other securities of Clarke and monies received and held by the Pledgee hereunder or in which a security interest is granted hereby and which are required to be delivered to the Pledgee hereunder.

          "Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Event of Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Loan Documents" shall have the same meaning as in the Loan Agreement.

          "Obligations" shall have the meaning ascribed to such term in the Loan Agreement.

          "Pledged Stock" means all Stock at any time pledged or required to be pledged hereunder.

          "Stock" means 34% of the issued and outstanding capital stock of Clarke (as described in Exhibit A hereto) at any time owned by the Pledgor and any other or additional securities at the time pledged to the Pledgee hereunder.

     2.   Pledge; Delivery.

          2.1 As security for the prompt and unconditional payment and performance by the Borrower of the Obligations, the Pledgor hereby pledges, assigns and transfers to the Pledgee and grants the Pledgee a security interest in the Stock owned by the Pledgor on the date hereof and in the Collateral, whether now owned or hereafter acquired. In furtherance thereof, the Pledgor hereby delivers to the Pledgee certificates for said Stock accompanied by stock powers duly executed in blank by the Pledgor and hereby assigns, transfers and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such certificates to be held by the Pledgee upon the terms and conditions set forth in this Pledge Agreement. If the Pledgor shall acquire by purchase, stock dividend or otherwise any additional Stock or other Collateral at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit the same with the Pledgee hereunder and deliver to the Pledgee certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor.

          2.2 The Pledgee may, in its sole discretion and at any time or times, after the occurrence and during the continuance of an Event of Default, cause the Pledged Stock and any other securities constituting Collateral to be transferred into its own name or the name or names of its nominee or nominees or successor in interest on the books of the issuer of such securities, and the Pledgor hereby constitutes and appoints the Pledgee, its employees, agents, successors and assigns to be the attorney-in-fact of the Pledgor to effect any such transfer.

          2.3 If any Default or Event of Default shall have occurred and be continuing, the Pledgee may, in its sole discretion and at any time or times (whether or not a Default shall have occurred), collect, receive and hold as additional Collateral all dividends, distributions and other income on the Pledged Stock and the other Collateral.

     3. Representations and Warranties of the Pledgor. The Pledgor represents and warrants to the Pledgee as follows:

          3.1 The Pledgor has and has duly exercised all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock and other Collateral for the purposes described in Section 2, and to carry out the transactions contemplated by this Pledge Agreement;

          3.2 The Pledgor is the legal and beneficial owner of all of the issued and outstanding capital stock of Clarke as described in Exhibit A attached hereto;

          3.3 The Pledged Stock constitutes 34% of the issued and outstanding capital stock of Clarke;

          3.4 All of the shares of the issued and outstanding capital stock of Clarke Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder and except for that granted to The First National Bank of Boston as contemplated by the Loan Documents; and

          3.5 Upon delivery of the Stock to the Pledgee or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Stock.

     4. Voting. Unless a Default shall have occurred and is continuing, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or be inconsistent with any of the terms of this Pledge Agreement or the other Loan Documents or which would have the effect of impairing the position or interests of the Pledgee. Upon the occurrence and during the continuance of a Default, the Pledgee shall have the right to vote, and to give consents, waivers and ratifications with respect to, the Pledged Stock, provided that if the Pledgee elects not to exercise such rights at any time, the Pledgor may continue to exercise such rights, provided that the Pledgor shall not take any vote or other action with respect to such Pledged Stock that would have an adverse effect on the Pledgee.

     5.   Remedies Upon an Event of Default.

          5.1 In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Pledge Agreement, the other Loan Documents or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights (in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts) which Pledgor hereby agrees shall be commercially reasonable:

          (a) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee, its employees, agents, successors and assigns the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so); and

          (b) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise, all of which are hereby waived by the Pledgor, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least ten (10) days prior notice of the time and place of any such sale shall be given to Pledgor.

          5.2 If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at a private sale and may make payment therefor by any means including, without limitation, cancellation of indebtedness secured thereby.

          5.3 The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock or other Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in other applicable laws, regulations, or agreements to which such Stock or other Collateral may be subject but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a "commercially reasonable" manner within the meaning of Section 9-504(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts, provided that the notice specified in Section 5.1 shall have been given to the Pledgor. The Pledgee shall be under no obligation to delay a sale of any of the Stock or other Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

          5.4 At any sale of Collateral, unless prohibited by applicable law, the Pledgee or any holder of the Obligations may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

     6. Remedies Cumulative. Each right, power and remedy of the Pledgee or any holder of the Obligations provided for in this Pledge Agreement, the other Loan Documents or in any of the other documents, instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any holder of the Obligations of any one or more of the rights, powers or remedies provided for in this Pledge Agreement, the other Loan Documents or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any holder of the Obligations of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any holder of the Obligations to exercise any such right, power or remedy shall operate as a waiver thereof.

     7.   Application of Moneys by the Pledgee. Except as set forth in Section
2.7 of the Loan Agreement, all moneys collected upon any sale of the Collateral hereunder, together with all other moneys received by the Pledgee hereunder, shall be applied as follows (i) First, to the payment of all reasonable costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses reasonably incurred); (ii) Second, to the payment of all fees and charges due solely to the Agent for its own account under the Loan Agreement; (iii) Third, to the payment of all sums due to the Agent and the other Banks on account of and in the following order: fees and charges, interest, outstanding principal and other Obligations due to all of the Banks pro rata in accordance with each Bank's respective percentage of Revolving Loans then outstanding; and (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

     8. Transfer By the Pledgor. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (except pursuant to this Pledge Agreement or as otherwise permitted by the Loan Documents) any of the Collateral or any interest therein or consent to or approve the issuance of any additional shares of any class of capital stock of Clarke; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares.

     9. The Pledgor's Obligations Absolute. The Obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the other Loan Documents, or any assignment or transfer of the other Loan Documents; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Loan Documents; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party's liability or obligations under the Loan Documents or any invalidity or unenforceablity, in whole or in part, of the same; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or Clarke, or any action taken with respect to this Pledge Agreement by any trustee or receiver or by any court, in any such proceeding; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. Further Assurances. The Pledgor at its expense will execute, acknowledge and deliver all such instruments and take all such action as the Pledgee from time to time may reasonably request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof.

     11. The Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Pledgor's sole risk at all times. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

     12. No Waiver, Etc. The Pledgee may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement. The Pledgee shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right under this Pledge Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee on the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

     13. Termination. When all Obligations have been paid, performed and indefeasibly discharged in full, and if at such time the Banks are not committed to extend any credit to Pledgor under the Loan Agreement or any other Loan Document, this Pledge Agreement shall terminate and the Pledgee, at the expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor, or its successors or assigns, as the case may be, such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

     14.  Miscellaneous.

          14.1 Successors and Assigns. This Pledge Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Pledge Agreement.

          14.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Pledge Agreement shall survive the execution and delivery of the Loan Documents and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Banks are not committed to extend any credit to Pledgor or Clarke under the Loan Agreement or under any other Loan Document.

          14.3 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Pledge Agreement or any other Loan Document under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Pledge Agreement.

          14.4 Amendments. This Pledge Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

          14.5 Execution and Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          14.6 Captions. Captions and headings in this Pledge Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          14.7 Notices. All notices, certificates or other communications hereunder shall be in writing and shall be given in accordance with Section 9.1 of the Loan Agreement.

          14.8 Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                              UNITED STATES LEATHER, INC.



                              By_______________________________
                                Title:


                              THE FIRST NATIONAL BANK OF BOSTON



                              By_________________________________
                                Title:



                                   EXHIBIT A



    Name/Address             Jurisdiction of      Class of         No. of Shares
      of Clarke               Incorporation         Stock           Outstanding
      ---------               -------------         -----           -----------

A.R. Clarke Limited          Ontario, Canada       Common              1,000
633 Eastern Avenue
Toronto, Ontario
M4MIE5
Canada

                              SECURITY AGREEMENT


     This SECURITY AGREEMENT is made as of _____________, 1996 among A.R. CLARKE LIMITED, an Ontario corporation having its chief executive office at 633 Eastern Avenue, Toronto, Ontario Canada M4M 1E5 (the "Borrower"), The First National Bank of Boston, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as Agent (the "Agent") for the Canadian Bank (the "Canadian Bank") under (and as defined in) the Loan Agreement referred to below.

     WHEREAS, the Borrower has requested the Canadian Bank and the Agent to enter into a certain Revolving Credit Agreement of even date herewith (as the same may be amended from time to time, the "Loan Agreement") among the Borrower, United States Leather, Inc. ("USL"), the Agent, the Canadian Bank and the other Banks (as defined in the Loan Agreement), pursuant to which, inter alia, the Canadian Bank will make certain loans to the Borrower, upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Canadian Bank and the Agent are unwilling to enter into the Loan Agreement and the Canadian Bank is unwilling to make any loans thereunder unless the Borrower shall execute and deliver this Security Agreement and grant the security interests herein provided;

     NOW, THEREFORE, in order to induce the Canadian Bank and the Agent to enter into the Loan Agreement, and the Canadian Bank to make or extend to the Borrower one or more loans, advances, or other extensions of credit and issue letters of credit for the account of the Borrower, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. All capitalized terms used herein, but not defined herein, shall have the same meanings as set forth in the Loan Agreement. Terms not otherwise defined herein or therein shall have the meanings ascribed to them, if any, under the Massachusetts Uniform Commercial Code.

          "Account" or "Accounts Receivable" means, individually and collectively, all of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Borrower from any person for goods sold by it or for services rendered by it, or however otherwise established or created, all rights to payment for goods sold or leased or for services rendered and all sums of money or other proceeds due or becoming due thereon, all guarantees and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit, all rights of an unpaid seller of goods or services, and all related insurance; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

          "Collateral" means all personal property, fixtures on real property now or hereafter owned by the Borrower and trade fixtures of the Borrower of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including, but not limited to, the following: all Inventory of the Borrower; all goods of the Borrower other than Inventory; all furniture, fixtures on real property now or hereafter owned by the Borrower and trade fixtures and similar property of the Borrower; all machinery and equipment of the Borrower; all Accounts of the Borrower; all contract rights of the Borrower, including without limitation, all rights of the Borrower as a bailee; all other rights of the Borrower to the payment of money, including without limitation amounts due from Affiliates, bailors, tax refunds, and insurance proceeds; any and all rights the Borrower may have pursuant to a bailee's lien; all interests of the Borrower in goods as to which an Account shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software to the extent any licenses are transferable) and writings of the Borrower or in which the Borrower has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Borrower or in which the Borrower has an interest which are now or may hereafter be in the possession of the Agent or any Bank or as to which the Agent or any Bank may now or hereafter control possession by documents of title or otherwise; all general intangibles of the Borrower (including without limitation all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all goodwill connected with the use of and symbolized by trademarks, trade names and service marks of the Debtor; all rights to use patents, trademarks, trade names, service marks and copyrights of any person; and any rights of the Borrower to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this definition); any other personal property of the Borrower, tangible or intangible, in which the Agent or any Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Agent or any Bank; any sums at any time credited by or due from the Canadian Bank to the Borrower, including deposits; and proceeds and products of and accessions to all of the foregoing.

          "Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Event of Default" shall have the same meaning ascribed to such term in the Loan Agreement.

          "Inventory" means all of the Borrower's inventory of whatever name, nature, kind or description, all goods held for sale or lease or that are furnished or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed or to be used or consumed by the Borrower, all parts, supplies, chemicals, wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Borrower.

          "Obligations" means any and all Obligations (as defined in the Loan Agreement) of the Borrower to the Agent, on behalf of the Canadian Bank, or to the Canadian Bank, arising under any of the Loan Documents.

     2. Satisfaction of Obligations. The Borrower hereby promises to pay or otherwise satisfy all Obligations when the same shall become due, whether at maturity, by acceleration or otherwise.

     3.   Grant of Security Interest.

          3.1 Collateral. As security for the prompt and unconditional payment and performance of the Obligations, the Borrower hereby grants to the Agent, for the benefit of the Canadian Bank, a continuing security interest in all Collateral, whether now owned or existing or hereafter arising or acquired and wherever located; and in each case in all proceeds, products, and accessions thereof, all causes of action and remedies relating thereto and all guaranties and security therefor. The Borrower agrees that the security interest herein granted has attached and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Canadian Bank is not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

          3.2 Deposits. Any and all deposits or other sums at any time credited by or due from the Agent or any Bank or any of their respective affiliates to the Borrower shall at all times constitute security for Obligations and, upon the occurrence and during the continuation of a Default or Event of Default, may be set-off against any Obligations at any time whether or not they are then adequate. Any and all instruments, documents, policies and action, general intangibles, chattel paper, cash, insurance proceeds, tax refunds, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possession or control of the Agent or any Bank or any of their respective affiliates or in transit by mail or carrier to or from the Agent or any Bank or such affiliate or in the possession of any third party acting in its behalf, without regard to whether the Agent or such Bank or such affiliate received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or had conditionally released the same, shall constitute security for Obligations and, upon the occurrence and during the continuation of a Default or Event of Default, may be applied at any time to Obligations which are then owing, whether due or not due.

          3.3 Insurance. The Borrower hereby assigns to the Agent, for the benefit of the Canadian Bank, all sums, including, without limitation, return of premiums, which may become payable to the Borrower or the Agent, for the benefit of the Canadian Bank, under any of Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to the Agent, for the benefit of the Canadian Bank.

     4.   Collateral.

          4.1 Location of Collateral. The Borrower's principal place of business is located at the address shown on Exhibit A hereto and the records relating to the Borrower's Accounts Receivable are kept at the addresses listed on Exhibit A hereto. The Borrower will not change such principal place of business without giving thirty (30) days' prior written notice to the Agent. The Collateral will be kept at the location(s) listed on Exhibit A and such new locations as the Borrower shall establish not sooner than twenty (20) days after having given written notice thereof to the Agent. The Borrower hereby grants to the Agent , for a term commencing on the date hereof and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the right, upon the occurrence and during the continuation of a Default or Event of Default, to the use of all premises or places of business which the Borrower now or hereafter may have and where any Collateral may be located for the purpose of exercising its rights against Collateral.

          4.2 Instruments. If any Accounts Receivable are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, the Borrower will immediately deliver the same to the Agent, for the benefit of the Canadian Bank, appropriately endorsed to the Agent's order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto; provided, however, the Borrower shall have 30 days from the date hereof to deliver to the Agent promissory notes, trade acceptances or other instruments existing as of the date hereof.

          4.3 No Transfers. Except as expressly permitted by the Loan Agreement, the Borrower shall not sell, lease or transfer or further encumber any of the Collateral (except that Inventory may be sold in the ordinary course of business) without the prior written consent of the Agent to the extent provided in the Loan Agreement until the Agent has reasonably determined that the Obligations have been indefeasibly discharged in full and the Canadian Bank is not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

          4.4 Representations. The Borrower represents, warrants and agrees as follows:

          (a) The Borrower has no knowledge of any fact that would impair the validity or make uncollectible any material amount of the Collateral that is

Accounts Receivable (other than Ineligible Accounts or Accounts Receivable excluded on the Borrowing Base Report or Weekly Base Report), chattel paper, general intangibles, contract rights, documents or instruments, and, to the best of the Borrower's knowledge, each obligor liable upon such Collateral has and will have capacity to contract.

          (b) The items making up the Inventory at any time (other than an immaterial amount of Inventory at such time or Inventory from discontinued operations) are and will be genuine and saleable in the ordinary course of the Borrower's business.

          (c) Each Account Receivable is and will be a true and correct statement of the actual indebtedness incurred by each Account debtor with respect thereto, and arises and will arise out of or in connection with the sale or lease of goods or for the rendering of services by the Borrower to each such Account debtor.

          (d) No presently effective financing statement under the Uniform Commercial Code or Personal Property Security Act (Ontario) naming the Borrower as debtor is on file in any jurisdiction and the Borrower has not signed any presently effective security agreement authorizing any secured party thereunder to file a financing statement except in each case for the Agent and Permitted Encumbrances as defined in the Loan Agreement.

          (e) The Borrower's exact legal name is set forth at the beginning of this Agreement and the Borrower does not conduct business under any other name.

          (f) At the time that the Borrower pledges, sells, assigns or transfers to the Agent or Canadian Bank, as the case may be, any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein, the Borrower shall be the lawful owner thereof, or the lawful holder of the leasehold interest therein, and shall have good right to pledge, sell, assign or transfer the same, subject only to the Permitted Encumbrances; and the Borrower shall defend the same against the claims and demands of all persons.

     5.   Proceeds of Collateral.

          5.1 Collection By the Borrower. Until the Agent exercises its right to collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, contract rights and other Collateral pursuant to this Agreement, the Borrower will collect with diligence all such proceeds. Subject to Section 2A.5 of the Loan Agreement and the Cash Management Agreements, the Borrower will hold in trust for the Agent, on behalf of the Canadian Bank, all checks, drafts, cash and other remittances that are proceeds of Collateral. The Canadian Bank will credit proceeds of Collateral received by the Canadian Bank (conditional upon final collection) against interest accrued on or principal of Canadian Loans or other

Obligations outstanding hereunder; provided that for purposes of computing interest, the Borrower shall not be given credit for proceeds of Collateral until they are converted into cash or immediately available funds (for purposes of determining the Canadian Borrowing Base and the Borrowing Base, the Borrower shall be given immediate credit for the same). Subject to Section 2A.5 of the Loan Agreement and the Cash Management Agreements, the order and method of application of the proceeds of Collateral shall be in the Canadian Bank's sole discretion (subject to the terms of the Loan Agreement). Subject to the Loan Agreement and the Cash Management Agreements, at any time the Agent shall have the right to require the Borrower (i) to enter into a lockbox arrangement with the Agent or its representative or designee, or the Canadian Bank, for the collection of such remittances and payments or (ii) to maintain its deposit accounts at the Agent or the Canadian Bank or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by the Agent or the Canadian Bank under a written depository transfer agreement with the Agent and the Canadian Bank, and to block the Borrower's account and waive its own rights as against such account.

          5.2 Collection By the Agent. At the Agent's request, upon the occurrence and during the continuance of a Default or Event of Default, the Borrower will notify account debtors that Collateral has been assigned to the Agent, and that payments by such debtors shall be made directly to the Agent, on behalf of the Canadian Bank, and give instruction and/or dictate on billings to such debtors that their Accounts Receivable shall be paid to the Agent on behalf of the Canadian Bank. The Agent or its designee may at any time, without prior notice to the Borrower, if a Default or Event of Default has occurred and is continuing, collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, contract rights and other Collateral, and give notice of assignment thereof to any and all debtors thereof, and the Borrower does hereby make, constitute and appoint the Agent its irrevocable, true and lawful attorney in fact with power upon the occurrence and during the continuance of a Default or Event of Default: to receive, open and dispose of all mail addressed to the Borrower; to take possession of, sign, endorse the name of the Borrower upon and collect any notes, drafts, money orders, demands, checks, instruments, payments (including payments payable under or with respect to any policy of insurance), evidences of payment, agreements, documents, and other writings that may come into the possession of the Agent or any Bank in connection with the Collateral or as proceeds of Collateral; in the Borrower's name or otherwise, to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Collateral; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary or desirable to carry out the purposes herein contemplated.

     6.   Protection of Security Interest.

          6.1 By the Borrower. The Borrower shall continuously take all steps that are necessary or prudent to protect and maintain the security interest of the Agent in the Collateral. Without limiting the generality of the foregoing, the Borrower shall:

               6.1.1 No Liens. Not create, grant or permit to exist any security interest or lien in or on any of the Collateral, except as permitted by the Loan Agreement;

               6.1.2 Books. Keep and maintain separate books (in form and substance satisfactory to the Agent) relating to the Collateral at its principal place of business and other addresses listed on Exhibit A hereto, not remove the same without the prior written consent of the Agent, and allow the Canadian Bank, through the Agent or the Agent's designees, access to the books and to the Collateral at any reasonable time and from time to time (and at all times after the occurrence of a Default or Event of Default) for the purpose of examination, verification, copying, extracting or other purposes as the Agent or the Canadian Bank may require;

               6.1.3 Maintenance. Maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair (ordinary wear and tear excepted) and prevent any material waste or unusual or unreasonable depreciation thereof;

               6.1.4 Copies. Deliver to the Agent promptly at its reasonable request all schedules, lists, invoices, original bills of lading, documents of title, original purchase orders, receipts, agreements, writings and other items relating to the Collateral;

               6.1.5 Notice. Upon request of the Agent, make, stamp or record on any of the Borrower's books relating to the Collateral entries or legends with respect to the Agent's security interest, including, without limitation, notation of the security interest of the Agent on any certificates of title or other evidence of ownership outstanding with respect thereto, and post notices thereof upon the Collateral or in and about designated areas where the Collateral or any portion thereof may be stored, kept or used, from time to time;

               6.1.6 Filings. Join with the Agent at its request from time to time in executing financing statements, amendments thereto and continuation statements, and pay the cost of filing the same wherever the Agent reasonably deems desirable, and do, make, execute and deliver all additional and further acts, things, deeds, powers of attorney, assurances, confirmations, searches, writings, and instruments that the Agent may reasonably require to vest completely in it and assure to it its rights hereunder and in and to the Collateral;

               6.1.7 Assignments Under the Federal Assignment of Claims Act. If any Accounts Receivable arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Agent thereof and execute any instruments and take any steps reasonably requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

               6.1.8 Adverse Interests. Promptly notify the Agent of the existence of any claims, liens, security interests, rights, attachments or other

Encumbrances, other than a Permitted Encumbrance having a value less than $3,000,000, that may be or become adverse to the interest of the Agent in any of the Collateral; and defend the Collateral against all claims, liens, security interests, demands and other Encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to the security interest granted to the Agent (other than those expressly permitted by the Loan Agreement), and reimburse the Agent for any expenses it may incur in satisfying any of the foregoing;

               6.1.9 Insurance. Maintain insurance on the Collateral as required by the Loan Agreement or other Loan Documents;

               6.1.10 Loss. Notify the Agent and the Canadian Bank in the event of a material loss of or damage to the Collateral; of any loss, theft, damage or destruction to or of any material asset(s) of the Borrower not covered by insurance; of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of the Borrower; of any material adverse change in the Collateral; and of any other occurrence that may materially adversely affect the security interest of the Agent in the Collateral;

               6.1.11 Inventory. At least annually (except for those items which are being inventoried on a "cycle count" basis) and whenever else reasonably requested by the Agent, take a physical listing of all Inventory and provide a copy (certified by an authorized officer of Borrower to be true, correct and complete) of any listing of Inventory, and perform any and all further steps requested by the Agent to perfect the Agent's security interest in Inventory, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses;

               6.1.12 Valuation. Notify the Agent in the event of any change in the basis for valuing Inventory;

               6.1.13 Name. Notify the Agent at least 30 days before changing its legal name or doing business under any name other than its legal name;

               6.1.14 Expenses. Pay all expenses incurred with respect to the purchase, manufacture, delivery, use, repair, storage or other handling of the Collateral, and reimburse the Agent for all reasonable expenses and all taxes that the Agent may incur, including, without limitation, any and all reasonable attorneys' fees and costs.

          6.2 Agent Action. The Agent is hereby authorized and permitted to take any action at any time (except as expressly limited below) it reasonably deems necessary or prudent to protect the Collateral or its security interest in the Collateral, and the Borrower agrees to reimburse the Agent for the same. Without limiting the generality of the foregoing, the Borrower hereby grants to the Agent the right, at the Agent's sole discretion:

               6.2.1 U.C.C. Statements. To sign and file in the name and on behalf of the Borrower one or more financing statements under any applicable Uniform Commercial Code or Personal Property Security Act (Ontario) naming the Borrower as debtor and the Agent as secured party and indicating therein the types or describing the items of Collateral herein specified;

               6.2.2 Communication with Debtors. At any time, in its own name or in the name of others, to communicate with account debtors in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto; provided, however, that prior to the occurrence of a Default or Event of Default, the Agent shall communicate with such account debtors only in the name of others and not in its own name;

               6.2.3 Taxes. To (i) discharge taxes and liens levied or placed on Collateral except those not yet due and payable or those contested in accordance with the terms of the Loan Agreement; (ii) pay for insurance thereon or the maintenance and preservation thereof; or (iii) if the Borrower shall fail to make deposits in respect of F.I.C.A. and withholding taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as the Agent shall deem reasonably necessary in respect of the Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Canadian Loan under the Loan Agreement. Nothing herein shall be deemed to obligate the Agent to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by the Agent to take any further or similar action or a waiver of any right of the Agent hereunder.

     7.  Default and Remedies.

          7.1 Action after Default. Whenever any Event of Default shall have occurred and be continuing, the Agent, on behalf of the Canadian Bank, may, at its option and without demand first made and without notice to the Borrower:

               7.1.1 Immediately, or from time to time, take possession of the Collateral, or any of it, wherever it may be found, using all necessary force so to do as permitted by law, or, from time to time, require the Borrower to assemble the Collateral, or any of it, and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Borrower and the Agent, and the Borrower waives all claims for damages due to, arising from or connected with any such taking;

               7.1.2 From time to time, proceed in the foreclosure of the Agent's security interest and sale of the Collateral, or any of it, in any manner permitted by law or provided for herein;

               7.1.3 Sell, lease or otherwise dispose of the Collateral, or any of it, at public or private sale, with or without having the Collateral, or any of it, at the place of sale, and upon terms and in such manner as the Agent may determine. Except for

Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Agent shall give the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition is to be made, which notice the Borrower agrees is reasonable. The Agent may bid for any of the Collateral at any public sale and acquire the same free from any redemption right, and in lieu of paying cash therefor may make settlement for the selling price by crediting upon the Obligations, the net selling price after deducting all reasonable costs and expenses in any way relating thereto;

               7.1.4 From time to time in the Agent's sole discretion, postpone the time and change the place of any proposed public sale of any of the Collateral that has been noticed as provided above, upon at least one (1) day's prior oral or written notice to the Borrower (which notice the Borrower agrees is reasonable) of the new time and place of such sale (which time shall be at least five (5) days after such notice of postponement is given to the Borrower) whenever, in the Agent's judgment, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place;

               7.1.5 In case of any sale by the Agent of any of the Collateral on credit or for future delivery (which may be elected in the Agent's sole discretion), retain the Collateral so sold until the full selling price is paid by the purchaser, and the Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, the Collateral so sold may again be similarly sold;

               7.1.6 Retain the Collateral in full, or any portion of it in partial, satisfaction of the Obligations secured hereby;

               7.1.7 Act as attorney in fact for the Borrower in obtaining, adjusting, settling and canceling insurance, endorsing any checks or drafts, and applying any amounts collected or received by the Agent to obligations or at the option of the Agent, releasing the same to the Borrower, but such application or release shall not cure or waive any Default or Event of Default hereunder or under any other Loan Document and no amount so released shall be deemed a payment on any Obligations secured hereby;

               7.1.8 Settle, compromise or adjust any suit, action or proceeding against or by the Borrower with respect to any Collateral and in connection therewith, give such discharges or releases as the Agent may deem appropriate and, generally, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were absolute owner thereof for all purposes;

               7.1.9 As to the Collateral that is Accounts Receivable, chattel paper, deposit accounts, instruments, general intangibles or contract rights, in its own name or in the name of the Borrower:

                    (i) Take any action permitted under Section 5.2 relating to such Collateral or in connection therewith, sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection therewith or in connection with other documents relating to the Collateral;

                    (ii) Receive payment of, receipt for, settle, compromise or adjust and give discharges and releases for or in respect of any and all moneys, claims and other amounts due and to become due at any time under or arising out of the Collateral;

                    (iii) File any claim and take other action in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys whenever payable relating thereto, although the Agent shall not be required or obligated in any manner to make any demand or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled hereunder at any time or times;

                    (iv) Give written notice to officials of the United States Post Office to effect change or changes of address so that all mail addressed to the Borrower may be delivered directly to a Post Office box or to any other depository that may be selected by the Agent (which is hereby consented to by the Borrower), and receive, open and dispose of all mail addressed to the Borrower; and

                    (v) Direct obligors or any other party liable for the payment thereunder to make payment of any and all moneys at any time payable in connection therewith directly to the Agent or to an agent specified by it; and notwithstanding the foregoing, neither this Security Agreement nor the receipt by the Agent of any payment pursuant hereto shall cause the Agent to be under any obligation or liability in any respect to an obligor or any other party for the performance or observance of any of the representations, warranties, conditions or terms of any invoice, agreement or other document issued or executed in connection with any Account Receivable;

               7.1.10 Exercise any and all remedies of a secured party under the Massachusetts or other applicable Uniform Commercial Code or Personal Property Security Act (Ontario) or as otherwise provided by law.

          7.2  Additional Provisions.

               7.2.1 The Borrower authorizes the Agent to carry out the above remedial steps and irrevocably makes, constitutes, and appoints the Agent and any officer or agent thereof with full power of substitution as the Borrower's true and lawful attorney in fact in connection therewith.

               7.2.2 The Borrower hereby waives, to the full extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force, and all rights of marshalling in the event of any sale or other disposition of any of the Collateral.

               7.2.3 Prior to any disposition of Collateral, the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as the Agent reasonably deems advisable, and any sums expended therefor by the Agent shall constitute Obligations to be repaid by the Borrower and shall be secured hereby. The Agent shall have the right to pursue any remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all of the Obligations, the Borrower hereby promises and agrees to pay the Agent any deficiency.

               7.2.4 The receipt of the Agent for the purchase money paid at any sale of Collateral made by the Agent shall be a sufficient discharge therefor to any purchaser of any of the Collateral sold as provided above. No such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or be answerable in any manner for any loss, misapplication or nonapplication of any such purchase money, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               7.2.5 Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Borrower's sole risk at all times. The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower's rights in the Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

          7.3 Priority of Payment. Any amounts collected pursuant to action taken under this Section 7 shall be paid to the Agent, for the benefit of the Canadian Bank, and applied first, to the payment of any costs incurred by the Agent in taking such action, including any and all attorneys' fees and costs reasonably incurred; and second, to payment of all sums due to the Canadian Bank on account of and in the following order: fees and charges, interest, outstanding principal and other Obligations due to the Canadian Bank; and the excess, if any, shall be paid to the Borrower.

          7.4 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Agent or the Canadian Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No course of dealing on the part of the Agent and no delay or omission to exercise any right or power accruing upon the occurrence of any Default or Event of Default shall impair such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent to exercise any remedy reserved to it in this Section 7, it shall not be necessary to give any notice, other than any notice or notices expressly required in this Section 7.

     8.   General.

          8.1 Successors and Assigns. This Security Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Security Agreement.

          8.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Security Agreement shall survive the execution and delivery of the Loan Documents.

          8.3 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Security Agreement or any other Loan Document under particular circumstances shall not affect the validity or enforceability thereof under other circumstances or the validity or enforceability of the remaining portions of this Security Agreement.

          8.4 Amendments. This Security Agreement may be amended, modified and supplemented only by written agreement of the parties hereto and, if required under Section 9.8 of the Loan Agreement, the prior written consent or approval of the Majority Banks or all of the Banks.

          8.5 Waivers. No waiver of any rights or remedies hereunder shall be deemed made by the Agent or the Canadian Bank or any subsequent holder of the Canadian Revolving Credit Note(s) under any circumstances unless in writing and duly signed on behalf of the Agent, such Bank or such holder, as the case may be. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of the right or remedy involved.

          8.6 Execution and Counterparts. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          8.7 Captions. Captions and headings in this Security Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          8.8 Written Notices. Any notices, expressly required by this Agreement to be in writing, to any party hereto shall be given in accordance with Section 9.1 of the Loan Agreement.

          8.9 Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to provisions relating to conflicts of law). Any legal action or proceeding arising out of or relating to this Agreement or any Obligation may be instituted in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding, provided, however, that the foregoing shall not limit the Agent's rights to bring any legal action or proceeding in any other appropriate jurisdiction in which event, at the Agent's option, the laws of such jurisdiction or of the Commonwealth of Massachusetts shall apply. Personal jurisdiction over the Borrower may be obtained by the service of a summons or similar legal document to the Borrower's address for notices under this Agreement.

          8.10 Exhibits. The Exhibits attached hereto are incorporated herein for all purposes, and shall be considered a part of this Agreement.

          8.11 Governing Security Agreement. In the event of any conflict or inconsistency between any of the terms and provisions of this Security Agreement and of the General Security Agreement of even date herewith executed and delivered by the Borrower to the Agent for itself and as agent for the Canadian Bank, the terms and provisions of this Security Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.


                              A.R. CLARKE LIMITED


                              By:_________________________
                                 Title:


                              THE FIRST NATIONAL BANK OF
                                BOSTON, as Agent


                              By:_________________________
                                 Title:

                                   EXHIBIT A
                                   ---------



I.  Borrower's Principal Place of Business:
    ---------------------------------------

     Address:
     633 Eastern Avenue
     Toronto, Ontario Canada M4M IE5


II.  Other Locations of Collateral:
     ------------------------------

     United States Leather, Inc.
     1110 North Old World Third Street
     Suite 400
     Milwaukee, Wisconsin 53203

                          UNITED STATES LEATHER, INC.

                    PATENT AND TRADEMARK SECURITY AGREEMENT

     UNITED STATES LEATHER, INC. (the "Company"), a Wisconsin corporation having its principal place of business and chief executive offices at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203, hereby grants, assigns and conveys to THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as agent (the "Agent," together with its successors and assigns, being herein sometimes called the "Secured Party") for the Banks (collectively, the "Banks") under (and as defined in) the Revolving Credit Agreement (as may be amended from time to time, the "Loan Agreement") of even date herewith among the Company, A.R. Clarke Limited, the Banks and the Agent, for the ratable benefit of the Agent and the Banks, to secure the Company's payment and performance of all Obligations under (and as defined in) the Loan Agreement, a security interest in all patents and patent applications listed on Schedule A hereto, and all patents and all reissues and extensions thereof, which issue or have issued in the United States or Canada upon any patent applications which correspond with any of such applications or patents or any divisional, continuation or continuation-in-part thereof, including, without limitation, the right to sue for past, present and future infringements, and proceeds of the foregoing, including, but not limited to, proceeds of licensing (collectively, the "Patents"), and all trademarks and service marks and United States, state and Canadian registrations thereof, and applications therefor that are listed on Schedule B hereto or that correspond with any marks therein listed, together with the goodwill of the business with which the foregoing trademarks and service marks are used and the right to sue for past, present and future infringements of rights in such trademarks and service marks and all renewals thereof, and all proceeds of the foregoing including, but not limited to, proceeds of licensing (collectively, the "Trademarks").

     The Company represents and warrants to and agrees with the Secured Party as follows:

          1. The Company is the sole owner in the United States and Canada of the entire right, title and interest in and to each of the Patents and Trademarks, free from any mortgage, pledge, lien, security interest, charge, adverse claim or other encumbrance including, without limitation, licenses, shop rights (with regard to the Patents) and covenants not to sue, except the security interest herein granted and the Permitted Encumbrances.

          2. As of the date hereof, each of the Patents and Trademarks listed on Schedules A and B is valid and enforceable, and such Patents and Trademarks constitute all material patents, patent applications, trademarks and service marks now owned or used by the Company.

     3. The Patents and Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part.

     4. The execution, delivery and performance of this Agreement are within the power of the Company and have been duly authorized by all necessary corporate action and do not contravene any law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which the Company is a party or by which any of its property is bound.

          5. The Company shall defend the Patents and Trademarks against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party other than Permitted Encumbrances. Until the Obligations shall have been satisfied in full, and the Banks are not committed to extend any credit to the Company under the Loan Agreement, the Company shall not pledge, mortgage or create or suffer to exist a security interest in, or enter into any license, sublicense or other agreement relating to the use of, the Patents and Trademarks, without the Secured Party's prior consent except as permitted in the Loan Agreement.

          6. The Company shall promptly apply for and obtain all renewals or extensions of the Patents and Trademarks to the full extent permitted by law except to the extent, in the Company's reasonable discretion, exercised in good faith, such renewal or extension is not reasonable, prudent or beneficial to the Company or its operations. If, before all Obligations have been satisfied in full, the Company shall obtain rights to any new patentable inventions, or become entitled to the benefit of any patent application, patent for any reissue, or of any patent improvement, or if the Company develops any new trademark or service mark, the Company shall give the Secured Party prompt written notice of all such patents, trademarks, service marks, extensions and renewals, and the provisions of this Agreement shall apply thereto. The failure of the Company to deliver such notice shall constitute a default under this Agreement. The Company authorizes the Secured Party to modify this Agreement by amending Schedule A and Schedule B to include any new patents, any divisions, continuations, renewals, extensions, continuations-in-part on any patent, and any new trademark or service mark, and any trademark renewal of the Company applied for and obtained hereafter.

     7. The Company shall promptly notify the Secured Party of the institution of, and any adverse determination in, any proceeding in the United States Patent and Trademark Office or any other Canadian or domestic governmental agency, court or body, regarding the Company's claim of ownership in any of the Patents and Trademarks which could have a material adverse effect on the Company. In the event of any material infringement of any of the Patents or Trademarks by a third party, the Company shall promptly notify the Secured Party of such infringement and shall take all reasonably necessary actions to obtain the cessation of such infringement and recover all damages resulting therefrom, including, after a Default or Event of Default (as defined in the Loan Agreement), such action as the Secured Party deems reasonably necessary. If the Company shall fail to take such action within three (3) months after such notice is given to the Secured Party, the Secured Party may upon notice to the Company, but shall not be required to, itself take such action in the name of the Company, and the Company hereby appoints the Secured Party the true and lawful attorney in fact of the Company, for it and in its name, place and stead, on behalf of the Company, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to the Company, net of reasonable costs and attorneys' fees, to be applied to the Obligations.

     8. The Company shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to the Secured Party, relating to the creation, validity, or perfection of the security interests and assignments provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other laws of the United States, the Commonwealth of Massachusetts or other states, or Canada as the Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to the Secured Party and the Banks their respective rights hereunder or in any of the Patents or Trademarks, and the Company hereby irrevocably authorizes the Secured Party or its designee, at the Company's expense, to execute such documents, and file such financing statements with respect thereto with or without the Company's signature, as the Secured Party may deem appropriate. In the event that any rerecording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any repledge or reassignment, or any other action, is required at any time to protect and preserve such security interest and assignments, the Company shall, at its sole cost and expense, cause the same to be done or taken at such time and in such manner as may be reasonably necessary and as may be reasonably requested by the Secured Party.

     The Secured Party is hereby irrevocably appointed by the Company as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of the Company, such financing statements, assignments, pledges and other documents and agreements, and to take such other action as the Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests and assignments granted herein and effected hereby, and any mortgages or liens necessary or desirable to implement or effectuate the same, under any applicable law, and the Secured Party is hereby authorized to file on behalf of and in the name of the Company at the Company's sole expense, such financing statement, assignments, documents, and agreements in any appropriate governmental office.

     9. If any Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing, the Secured Party may without notice or demand declare this Agreement to be in default and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to dispose of the Patents and Trademarks at public or private sale. The Secured Party shall give to the Company at least ten (10) days' prior written notice (which the Company agrees is "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the time and place of any public sale of the Patents and Trademarks or of the time after which any private sale or any other intended disposition is to be made.

     If any Event of Default shall have occurred and be continuing, the Company hereby grants to the Secured Party the right and exclusive license to make, have made, use and sell the inventions and marks disclosed and claimed in the Patents and the Trademarks for the Secured Party's benefit and account, and for none other.

     The Company hereby waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, its rights following any Event of Default to take immediate possession of the Patents and Trademarks and exercise its rights with respect thereto.

     The Secured Party shall not be required to marshal any present or future security for (including, but not limited to, this Agreement and the Patents and Trademarks subject to a security interest hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of the rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's or any Bank's rights under this Agreement or any other instrument evidencing any of the Obligations or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

     10. Except for notices specifically provided for herein, the Company hereby expressly waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and any collateral therefor, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party or the Banks may deem advisable. Neither the Secured Party nor any Bank shall have any duty as to the protection of the Patents or Trademarks or any income thereon, nor as to the preservation or rights against prior parties, nor as to the preservation of any rights pertaining thereto. The Secured Party and the Banks may exercise their rights with respect to the Patents and Trademarks without resorting or regard to other collateral or sources of reimbursement for liability. The Secured Party and the Banks shall not be deemed to have waived any of their rights upon or under the Obligations or the Patents and Trademarks unless such waiver be in writing and signed by the Secured Party and the Banks in accordance with the terms of the Loan

Agreement. No delay or omission on the part of the Secured Party or the Banks in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party or the Banks with respect to the Obligations or the Patents or Trademarks, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

     11. The Company will pay any and all (i) reasonable charges and costs and all taxes incurred in implementing or subsequently amending this Agreement, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and fees and disbursements of the Secured Party's counsel incurred by the Secured Party, in connection with this Agreement, and (ii) reasonable fees and disbursements incurred by the Secured Party in the preparation, execution and delivery of any waiver or consent by the Secured Party relating to this Agreement, and in the enforcement of this Agreement and in the enforcement or foreclosure of any liens, security interests or other rights of the Secured Party under this Agreement, or under any other documentation heretofore, now, or hereafter given to the Secured Party or the Banks in furtherance of the transactions contemplated hereby. In addition, after the occurrence of a Default or an Event of Default, the Company will also pay all reasonable costs and expenses of the Banks in connection with the enforcement of this Agreement and with the enforcement or foreclosure of any liens, security interests or other rights of the Banks under this Agreement, or under any other documentation heretofore, now, or hereafter given to the Secured Party or the Banks in furtherance of the transactions contemplated hereby.

     The Company agrees to reimburse the Secured Party and the Banks for, and indemnify them against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred (other than as a result of the gross negligence or willful misconduct of the Secured Party or any of the Banks) in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Agreement, or the exercise of any rights or powers hereunder, including reasonable attorneys' fees and disbursements.

     12. The Company and the Secured Party may from time to time agree in writing to the release of certain of the Patents and Trademarks from the security interest created hereby.

     13. The Company shall hold the Secured Party and the Banks harmless from any and all costs, damages and expenses which may be incurred by the Secured Party, the Banks or the Company in connection with any action or failure to act by the Secured Party or any Bank in connection with this Agreement (other than as a result of the gross negligence or willful misconduct of the Secured Party or any of the Banks).

     14. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the United States, and, to the extent that the laws of the United States are not applicable, by the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws). This Agreement is intended to take effect as a sealed instrument.

     15. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be given in accordance with Section 9.1 of the Loan Agreement.

     16. When all Obligations have been paid and performed in full, and if at the time the Banks are not committed to extend any credit to the Company under the Loan Agreement or under any other Loan Document (as defined in the Loan Agreement), this Agreement shall terminate, and the Secured Party shall upon request, at the Company's expense, execute all such documentation necessary to release its security interest hereunder, provided, that notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, Insolvency or reorganization of the Company, or otherwise, as though such payment had not been made or such performance occurred.

     17. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by all the parties hereto.

     18. This Agreement and all obligations of the Company shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement. Terms used herein without definition which are defined in the Loan Agreement or the Uniform Commercial Code of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires.

                           [SIGNATURES ON NEXT PAGE]

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of this ___ day of ____________, 1996.


                              UNITED STATES LEATHER, INC.


                              By:___________________________
                                  Its Vice President, Chief
                                     Financial Officer and Secretary
                                     Hereunto duly authorized


Accepted:

THE FIRST NATIONAL BANK OF BOSTON,
 as Agent



By:______________________
   Its
   Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS       )
                                    ) ss.
COUNTY OF SUFFOLK                   )

     Then personally appeared the above-named Robert A. Hale who being duly sworn stated that he is the Vice President, Chief Financial Officer and Secretary of and acknowledged the foregoing instrument to be the free act and deed of UNITED STATES LEATHER, INC., before me, this __ day of ________, 1996.


                                    _____________________________
                                    Notary Public
                                    My commission expires:

                                  SCHEDULE A
                                  ----------

                                      TO

                    PATENT AND TRADEMARK SECURITY AGREEMENT



                                    PATENTS


United States Leather, Inc.        Recovery of Sulfides from tannery waste
                                   liquor Patent No. 5,328,677, dated
                                   July 12, 1994

                                  SCHEDULE B
                                  ----------


                                      TO

                    PATENT AND TRADEMARK SECURITY AGREEMENT



                                  TRADEMARKS

                                LANDLORD WAIVER


          ___________________________________________________ (the "Lessor"),
with an office at _______________________________________________________

______________________________, being the lessor of certain premises located at
______________________________________________________, Omaha, Nebraska (the
"Premises"), pursuant to the lease between Lessor and United States Leather, Inc. (the "Lessee), dated ___________, 19__ (as the same may be amended from time to time, including any renewal, extension or substitution thereof or therefor, the "Lease"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Lessor, does hereby:

     1. Acknowledge that the Lessor has been advised that the Lessee has granted or will grant to The First National Bank of Boston, as agent (together with its representatives and agents, the "Secured Party") security interests in inventory, accounts receivable, equipment, trade fixtures and all other tangible and intangible personal property now owned or hereafter acquired by the Lessee (the "Collateral"), all as more fully described in a Security Agreement from Lessee to the Secured Party (as the same may be amended, revised, replaced or superceded from time to time, the "Security Agreement").

     2. Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distraint, attachment, lien, levy, execution or other rights against or upon the Collateral for any rent or other sum now or hereafter due the Lessor under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral, and does hereby agree that the Collateral is and shall remain personal property of the Lessee at all times.

     3. Agree to provide the Secured Party with 30 days written prior notice of any action taken by the Lessor to terminate the Lease or to commence any action to gain possession of the Premises, including without limitation agreeing to provide the Secured Party with a copy of any notice given by the Lessor to the Lessee of the Lessee's default under the Lease or of any material amendment thereof.

     4. Agree to provide the Secured Party, both before and after termination of the Lease, with access to the Premises to effect removal or sale of the Collateral, and the Secured Party hereby agrees (i) to use due care during any period it is on the Premises and, in a workmanlike manner, to repair any damage caused by such removal or sale, and (ii) to remove or sell said Collateral within 60 days after entry upon the Premises (and, if the Lease has been terminated, the Secured Party shall be responsible to the Lessor for per diem rent and other charges accruing under the Lease after 30 days of such 60 day period.

     5. Represent that the Lease is in full force and effect and that the Lessor is unaware of any current condition constituting a default under the Lease or which would permit the Lessor to terminate the Lease.

     IN WITNESS WHEREOF, the Lessor has executed this Landlord Waiver as of the ____ day of _______, 1996.

                              Landlord:


                              [INSERT NAME]


                              By:________________________
                                 Title:

Agreed:

Secured Party:


THE FIRST NATIONAL BANK OF BOSTON,
 as Agent


By:___________________________
   Title:

                              (S)NEGATIVE PLEDGE
                              ------------------

                         (United States Leather, Inc.)


     This Agreement is made as of ____________, 1996, between UNITED STATES LEATHER, INC., a Wisconsin corporation having its chief executive office at 1110 North Old World Third Street, Suite 400, Milwaukee, Wisconsin 53203 (the "Borrower"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as Agent (in such capacity, hereinafter called the "Agent," which expression shall include, where the context so admits, a successor Agent) for the Banks under and as defined in the Loan Agreement referred to below.

     For consideration paid, and to secure the payment of any and all Obligations (as defined in the Loan Agreement referred to below) of the Borrower to the Agent and the Banks under the Revolving Credit Agreement, dated as of ________ __, 1996, among the Borrower, A. R. Clarke Limited, the Agent and the Banks (the "Loan Agreement"), the parties hereby agree as follows:

1. Representation of Borrower. To induce the Banks to make the loans evidenced by the Revolving Credit Notes (as defined in the Loan Agreement), the Borrower hereby represents and warrants that it has good and marketable title to all of its real properties identified in the legal description(s) attached hereto (the "Negative Pledge Property") free from all liens, charges and encumbrances whatsoever, except for the liens in existence on the date hereof which are listed in Exhibit C to the Loan Agreement and the Permitted Encumbrances (as defined in the Loan Agreement) (collectively, the "Permitted Liens").

2. Negative Pledge. The Borrower will not, and will not permit any other Person (as defined in the Loan Agreement) to create, assume, incur, or suffer to exist any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind (including, without limitation, any purchase and sale agreement, any conditional sale agreement or other title retention agreement) on or with respect to the Negative Pledge Property (other than a Permitted Lien) and, except as provided in the Loan Agreement, the Borrower will not suffer or permit any transfer of any direct or indirect legal or beneficial interest of the Borrower in the Negative Pledge Property without on each occasion the prior written consent of the Agent. If the Borrower breaches this covenant, it shall constitute an a Default or Event of Default under the Loan Agreement.

3. Remedies. Upon the occurrence of any Event of Default under the Loan Agreement, the Agent and the Banks may pursue any remedy available to them under the Loan Agreement, the other Loan Documents (as defined in the Loan Agreement), at law or in equity. All remedies shall be cumulative and not exclusive.

4. Waivers by Agent and the Banks. No course of dealing by the Agent or the Banks, or delay in exercising any of their remedies hereunder or under the Loan Agreement (or any other Loan Documents) following an Event of Default thereunder, shall affect the Agent's or the Banks' rights later to take such action with respect thereto, and no waiver as to any one Default or Event of Default shall affect the Agent's or the Banks' rights as to any other Default or Event of Default. No waiver by the Agent or the Banks shall be effective unless in writing and signed by the Agent and the Borrower.

5. Term. This Agreement shall remain in full force and effect until the Obligations (as defined in the Loan Agreement) have been paid, performed and indefeasibly discharged in full and the Banks are not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

6. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be given in accordance with Section
9.1 of the Loan Agreement.

7. Counterparts. This document may be signed in counterparts and will be fully effective as so signed.

8. Applicable Law. The terms of this Agreement shall be governed by and construed under the laws of the state in which the Negative Pledge Property is located.

9. Amendment. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party to be charged.

10. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or has caused this Agreement to be executed on its behalf by its duly authorized officer, as set forth below, all as of the date first hereinabove written.


                                       The Borrower
                                       ------------

                                       UNITED STATES LEATHER, INC.


______________________                 By:___________________________
                                          Title:


                                       The Agent
                                       --- -----

                                       THE FIRST NATIONAL BANK OF BOSTON,
                                        as Agent


______________________                 By:____________________________
                                          Title:

                                NEGATIVE PLEDGE
                                ---------------

                             (A.R. Clarke Limited)


     This Agreement is made as of ______________, 1996, between A.R. CLARKE LIMITED, an Ontario corporation having its chief executive office at 633 Eastern Avenue, Toronto, Ontario Canada M4M 1E5 (the "Borrower"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank with its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as Agent (in such capacity, hereinafter called the "Agent," which expression shall include, where the context so admits, a successor Agent) for the Canadian Bank under and as defined in the Loan Agreement referred to below.

     For consideration paid, and to secure the payment of any and all Obligations (as defined in the Loan Agreement referred to below) of the Borrower to the Agent and the Canadian Bank under the Revolving Credit Agreement, dated as of ____________, 1996, (as the same may be amended from time to time, the "Loan Agreement") among the Borrower, United States Leather, Inc., the Agent, the Canadian Bank and the other Banks (as defined in the Loan Agreement), the parties hereby agree as follows:

1. Representation of Borrower. To induce the Canadian Bank to make the loans evidenced by the Canadian Revolving Credit Notes (as defined in the Loan Agreement), the Borrower hereby represents and warrants that it has good and marketable title to all of its real properties identified in the legal description(s) attached hereto (the "Negative Pledge Property"), free from all liens, charges and encumbrances whatsoever, except for the liens in existence on the date hereof which are listed in Exhibit C to the Loan Agreement and Permitted Encumbrances (as defined in the Loan Agreement) (collectively, the "Permitted Liens").

2. Negative Pledge. The Borrower will not, and will not permit any other Person (as defined in the Loan Agreement) to create, assume, incur, or suffer to exist any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind (including, without limitation, any purchase and sale agreement, any conditional sale agreement or other title retention agreement) on or with respect to the Negative Pledge Property (other than a Permitted Lien) and, except as provided in the Loan Agreement, the Borrower will not suffer or permit any transfer of any direct or indirect legal or beneficial interest of the Borrower in the Negative Pledge Property without on each occasion the prior written consent of the Agent. If the Borrower breaches this covenant, it shall constitute a Default or Event of Default under the Loan Agreement.

3. Remedies. Upon the occurrence of any Event of Default under the Loan Agreement, the Agent and the Canadian Bank may pursue any remedy available to them under the Loan Agreement, the other Loan Documents (as defined in the Loan Agreement) at law or in equity. All remedies shall be cumulative and not exclusive.

4. Waivers by Agent and the Canadian Bank. No course of dealing by the Agent or the Canadian Bank, or delay in exercising any of their remedies hereunder or under the Loan Agreement (or any other Loan Documents) following an Event of Default thereunder, shall affect the Agent's or the Canadian Bank's rights later to take such action with respect thereto, and no waiver as to any one Default or Event of Default shall affect the Agent's or the Canadian Bank's rights as to any other Default or Event of Default. No waiver by the Agent or the Canadian Bank shall be effective unless in writing and signed by the Agent and the Borrower.

5. Term. This Agreement shall remain in full force and effect until the Obligations (as defined in the Loan Agreement) have been paid, performed and indefeasibly discharged in full and the Canadian Bank is not committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

6. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be given in accordance with Section
9.1 of the Loan Agreement.

7. Counterparts. This document may be signed in counterparts and will be fully effective as so signed.

8. Applicable Law. The terms of this Agreement shall be governed by and construed under the laws of the jurisdiction in which the Negative Pledge Property is located.

9. Amendment. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party to be charged.

10. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or has caused this Agreement to be executed on its behalf by its duly authorized officer, as set forth below, all as of the date first hereinabove written.

                           The Borrower

                           A. R. CLARKE LIMITED


                           By:___________________________
                              Title:


                           The Agent

                           THE FIRST NATIONAL BANK OF BOSTON,
                            as Agent


                           By:____________________________
                             Title:

                         "The Negative Pledge Property"

                              A. R. CLARKE LIMITED
                           LIST OF COMPANY LOCATIONS



ADDRESS                                    LEGAL DESCRIPTION

633 Eastern Avenue              Part of Township Lots 11 and 12 in the
Toronto, Ontario                Broken Front Concession in the original Township
Canada M4M 1E5                  of York  now in the said City of Toronto, and
                                part of the Water Lots in front of the said
                                Lots 11 and 12, and shown as Parts 1, 2 and 3,
                                Plan 63R-1472, in the City of Toronto, in the Municipality of Metropolitan Toronto

                          UNITED STATES LEATHER, INC.

                                PROMISSORY NOTE


                                                           _____________, 1996
$80,000,000.00                                             Boston, Massachusetts

          For value received, the undersigned hereby promises to pay to The First National Bank of Boston (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of Eighty Million and 00/100 Dollars ($80,000,000.00), or such lesser amount as shall equal the principal amount outstanding hereunder on the fifth anniversary hereof (the "Maturity Date"), on or before the Maturity Date, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement (as hereinafter defined).

          This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Revolving Credit Agreement of even date herewith among the undersigned, A.R. Clarke Limited, The First National Bank of Boston, as agent, and the other banks party thereto (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

          As provided in the Agreement, this Note is secured by the U.S. Collateral (as defined in the Agreement) and is subject to mandatory prepayment in certain circumstances.

          In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The undersigned may at its option prepay (subject to Sections 2B.8 and 2B.12, without premium or penalty) all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

          The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

          This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                              UNITED STATES LEATHER, INC.



                              By:
                                 ------------------------

                                 Title:

               MASTER COMMERCIAL LETTER OF CREDIT REIMBURSEMENT
                             AND SECURITY AGREEMENT

This Agreement is made as of October 31st, 1996 ("Effective Date") by and between:

THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its main offices located at 100 Federal Street Boston, Massachusetts, including its overseas branches ("Bank"); and

UNITED STATES LEATHER, INC., a company organized under the laws of Wisconsin, and having its principal office at 1111 North Old World Street, Suite 400, Milwaukee, Wisconsin.

"Application" means an application by the Customer and/or the Designated Users (as defined in section 18 below) to the Bank for the issuance of a letter of credit and includes all modifications made with the Customer's and/or the Designated Users' written or oral agreement or consent.

"Bank" means The First National Bank of Boston and includes its overseas branches.

"Collateral" includes all property in which the Bank at any particular time has a security interest and the proceeds thereof.

"Credit" means a commercial letter of credit issued pursuant to an Application, including any amendments or modifications of such Credit.

"Customer" means the party or parties, other than the Bank, signing this Agreement (jointly and severally if more than one).

"Uniform Customs and Practices" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof approved by the International Chamber of Commerce.

In consideration of the Bank opening at the Customer's request, from time to time, a Credit, the Customer hereby agrees with the Bank as follows:

1. The Customer will pay the Bank, in United States currency, the amount of each drawing under the Credit, together with interest, commissions, all customary charges and all other disbursements or payments by the Bank pursuant to the Credit or this Agreement, such payment to be made (a) on demand in the case of each drawing at sight, with interest from the date of payment under the Credit to the date of payment by the Customer to the Bank, (b) in time to reach the place of payment when sent by certified mail, postage prepaid, not later than one business day prior to maturity in the case of each acceptance. If a drawing is payable in foreign currency, the Customer shall pay the Bank the equivalent of the amount of such drawing in United States currency, at the Bank's then selling rate for cable transfers to the place of payment or to the place of the Bank's settlement of its obligation, as the Bank may require. If there is no rate of exchange for effecting such cable transfer, the Customer will pay the Bank on demand the amount in United States currency equivalent to the Bank's actual cost of settlement, with interest on the amount in United States currency payable by the Customer from the date of settlement to the date of payment by the Customer. Unless otherwise agreed, interest and commission payable hereunder shall be at such rate as the Bank may deem appropriate; provided however, that the rate of interest on default on any of the Customer's obligations hereunder will be Base Rate. The Base Rate is the rate of interest announced from time to time by the Bank at its head office as its Base Rate. Any amount which at any time may be owing by the Customer to the Bank pursuant to this Agreement may be charged against any funds held by the Bank for the account of the Customer.

2. The Customer will promptly examine (a) the copy of the Credit (and any amendments thereof) sent to it by the Bank and (b) all instruments and documents delivered to it from time to time by the Bank, and the Customer will, within five (5) Business Days of receipt thereof, notify the Bank of any irregularity or claim of non-compliance with the Customer's instructions. The Customer is conclusively deemed to have waived any such claim against the Bank and its correspondents unless such notice is given as aforesaid.

3. The Customer will procure promptly any necessary documentation, permits or licenses for the import, export or shipping of the property in connection with which the Credit is issued; will comply with all material foreign and domestic governmental requirements relating to the shipment or financing of such property; and will furnish such evidence that the above requirements have been fulfilled as the Bank may require. The Customer will keep such property insured in amounts, against risks and with companies reasonably satisfactory to the Bank; will make any loss or adjustment payable to the Bank, or, at the Bank's option, will assign the policies or certificates of insurance to the Bank and will furnish the Bank on demand with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property be reasonably unsatisfactory to the Bank, the Bank may after notification to Customer, at the Customer's expense, obtain reasonable insurance satisfactory to the Bank.

4. The Customer agrees to indemnify the Bank and its correspondents for and hold them harmless against any and all claims, loss, liability or damage, including reasonable attorney fees, howsoever arising from or in connection with the Credit, including any such claim or loss in connection with the surrender or endorsement of any bill of lading, warehouse receipt or other document at any time held by the Bank or any of its correspondents in connection with the Credit; provided, however, that the

Customer shall not hold harmless and indemnify the Bank and its correspondents for any claim, loss, liability or damage resulting from the Bank's or such correspondent's gross negligence or wilful misconduct. The agreements in this paragraph shall survive any payment under or termination of this Agreement.

5. The Customer shall pay the Bank on demand all charges, costs and expenses, including reasonable attorney fees, incurred or paid by the Bank in connection with the exercise of any right, power or remedy hereunder, or in the enforcement thereof.

6. The Customer grants to the Bank a security interest in all goods, documents, instruments and accounts which shall come into the possession or control of the Bank, any of the Bank's correspondents, or the Customer, or in which the Customer may acquire an interest and the proceeds thereof as the result of opening or in connection with any transaction under the Credit, as security for
(a) all payments made or to be made by the Bank or its correspondents under the Credit (b) any interest, commission or other customary charges in relation to the Credit, and (c) any other obligations of the Customer to the Bank under this Agreement. Upon any default by the Customer in any of the undertakings set forth in this Agreement, the Bank. is authorized to sell any or all such goods or documents at public or private sale and exercise any and all other rights of a secured creditor under the provisions of the Uniform Commercial Code of the Commonwealth of Massachusetts or any similar statute. Any legal requirement that the Bank must give the Customer reasonable notice of any proposed sale or disposition of the goods or documents shall be met if such notice is given-n to the Customer at least ten (10) days before the time of such sale or disposition. If the Bank at any time in good faith deems itself insecure, the Customer will upon demand deliver to the Bank additional collateral to the Bank's reasonable satisfaction, excluding the real property or foreign patents and trademarks of the Customer.

7. Any deposits or other sums at any time credited by or due from the Bank to the Customer and any securities or other property of the Customer in the possession of the Bank of any of its correspondents may at all times be held and treated as Collateral for the payment of any obligations of the Customer to the Bank hereunder, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. Regardless of the adequacy of any Collateral, any deposits or other sums credited by or due from the Bank to the Customer may, at any time, be applied to or set off against such liabilities and obligations without notice.

8. Upon the occurrence and continuation of a Default or an Event of Default (as each is defined in the Credit Agreement dated as of the date hereof among the Customer, the Bank and the other parties thereto), the Bank may without notice or demand declare any and all of the obligations and liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Customer to the Bank under this Agreement, to be immediately due and payable, and the Bank shall have all of the rights and remedies provided hereunder and by law.

9. The Customer will, at its expense, promptly execute and deliver to the Bank such financing statements, continuation statements, trust receipts and other documents as the Bank may at any time reasonably request and will promptly reimburse the Bank for the amount of any filing or recording fees with respect thereto.

10. Upon the occurrence and continuation of a Default or an Event of Default, the Bank may, with power of substitution and revocation, sign in the Customer's name as agent any document called for from the Customer and/or endorse in the Customer's name any and all notes, checks, drafts, documents of title or other instruments or documents in which the Bank may at any time have any interest; and may perform any obligation or agreement in connection with the Credit or this Agreement which the Customer has failed to perform and take any other action which the Bank deems necessary or desirable to protect the Collateral and its rights, powers and remedies under this Agreement.

11. Neither the Bank nor its correspondents shall be in any way responsible for performance by any beneficiary of its obligations to the Customer, nor for the form, sufficiency, correctness, genuineness, authority or person signing, falsification or legal effect of any documents called for under the Credit if such documents on their face appear to be in order.

12. Although shipment(s) in excess of the quantity called for under the Credit are made, the Bank may make payment under the Credit in an amount or amounts not exceeding the amount of the Credit; and the Bank may honor, as complying with the terms of the Credit and of the Application therefore, any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under the Credit to draw or issue such drafts or other documents.

13. Unless otherwise expressly agreed to, the Customer hereby authorizes the Bank to (a) select an advising bank, if any, (b) select a paying bank, if any,
(c) authorize or restrict negotiation under the Credit, and (d) waive any such restriction on negotiation.

14. This Agreement and a request or consent to any modification, change, amendment, waiver or any other action pursuant to this Agreement, shall be binding upon the Customer and its respective heirs, executors, administrators, successors and assigns and shall inure to the benefit of and be enforceable by the Bank, its successors and assigns. In the event that any provision hereof is determined by a court of competent jurisdiction to be invalid, such invalidity shall not affect any other provision of this Agreement. The Customer represents and warrants that the execution, delivery and performance by the Customer hereof has been duly authorized by all necessary corporate and/or other action and that the making and performance hereof by the

Customer does not and will not contravene the material terms of any existing law, agreement or instrument by which the Customer is bound or to which the Customer is subject.

15. The failure of the Bank to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of the Bank thereafter to enforce any such provisions.

16. The Credit shall be subject to, and performance by the Bank, its correspondent and the beneficiary thereunder shall be governed by, the Uniform Customs and Practice, except to the extent it is otherwise expressly agreed.

17. It is agreed that all directions and correspondence relating to the Credit are to be sent at the Customer's risk and that the Bank does not assume any responsibility for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

18. The Customer may designate in writing subsidiary corporations that shall be eligible to submit Application(s). Such subsidiary corporations shall be majority-owned or controlled by the Customer and shall be listed in Attachment 1 hereto (the "Designated Users"). The Customer expressly agrees that it shall always remain primarily responsible for a) the performance of this Agreement; b) any liabilities incurred by the Bank on behalf of the Customer and/or the Designated Users. The Customer warrants that the Designated Users, will abide by, and act in accordance with, the provisions of this Agreement for the benefit of the Bank. The Customer may NOT assign this Agreement without the express written consent of the Bank and any assignment without such consent shall be void.

19. This Agreement is made in the Commonwealth of Massachusetts and shall be deemed to be a contract under seal to be governed by and construed in accordance with the laws of said Commonwealth. The Bank's rights, powers and remedies specified herein are cumulative and are in addition to those otherwise created or existing by law or agreement.

Customer:                              Bank:
--------                               ----

UNITED STATES LEATHER,                 THE FIRST NATIONAL BANK
INC.                                   OF BOSTON



By: __________________________         By: __________________________
    Robert A. Hale                         Howard C. Bailey

                                 ATTACHMENT I

                              (Ref:  Section 18)

                                      ***

List here all subsidiary corporations and designated Network locations:

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Subsidiary corproation's Name And Address
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1)
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2)
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3)
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4)
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                                      -6-